Exhibit 10.2 AMENDMENT NO. 1 TO CREDIT AGREEMENT This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 16, 2026 (the “Amendment No. 1 Effective Date”), is entered into by and among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (“EBS”), EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Delaware limited liability company (“BioDefense”), EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company (“Manufacturing”), EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC., a Delaware corporation (“PD”), CANGENE BIOPHARMA LLC, a Maryland limited liability company (“Cangene”), EMERGENT INTERNATIONAL INC., a Delaware corporation (“International”), EMERGENT DEVICES INC., a Delaware corporation (“Devices”), EMERGENT TRAVEL HEALTH INC., a Delaware corporation (“Travel Health”), EMERGENT BIOSOLUTIONS CANADA INC., a Canadian federal corporation (“Emergent Canada”), EMERGENT OPERATIONS IRELAND LIMITED, an Irish incorporated private limited company (“Emergent Ireland”; together with EBS, BioDefense, Manufacturing, PD, Cangene, International, Devices, Travel Health, Emergent Canada and those additional Persons joined to the Credit Agreement (as hereinafter defined) as Borrowers from time to time, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), the other Loan Parties (as defined in the Credit Agreement) party hereto, the Lenders (as defined in the Credit Agreement) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for each member of the Lender Group and the Bank Product Providers referred to in the Credit Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. WITNESSETH: WHEREAS, Borrowers, the other Loan Parties party thereto, Agent and the Lenders are party to that certain Credit Agreement, dated as of September 30, 2024 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement as and to the extent set forth in this Amendment, and Agent and Lenders are willing to agree to the foregoing, subject to the terms and conditions set forth in this Amendment. NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date, and in reliance on the representations, warranties, covenants and other agreements of the Loan Parties contained herein, the terms and provisions of the Credit Agreement are hereby amended in accordance with Exhibit A attached hereto by (a) deleting the stricken text (indicated textually in the same manner as the following example: stricken text), (b) inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and (c) moving the green stricken text to where shown in the green double-underlined text (indicated textually in the same manner as the following example: double-underlined green text), in each case, in the place where such text appears therein, such that immediately after giving effect to this Amendment to the Credit Agreement will read as set forth in Exhibit A. For the avoidance of doubt, except as so modified by this Amendment, Schedules and Exhibits to the Credit Agreement shall remain in the form attached to the Credit Agreement; except, that, (i) Agent may (and is hereby authorized by the Required Lenders to) modify any Exhibits to the Credit Agreement as it may deem necessary or desirable to implement and give effect to the transactions contemplated by this

2 Amendment, (ii) Schedule C-1 attached to the Credit Agreement is hereby amended by deleting such Schedule C-1 in its entirety and replacing it with the Schedule C-1 attached as Exhibit B to this Amendment, (iii) a new Schedule 4.28 shall be added in appropriate numerical order in the form attached as Exhibit C to this Amendment, and (iv) Exhibit C-1 attached to the Credit Agreement is hereby amended by deleting such Exhibit C-1 in its entirety and replacing it with the Exhibit C-1 attached as Exhibit D to this Amendment. SECTION 2. Representations, Warranties and Covenants of Loan Parties. Each Loan Party represents, warrants and covenants, as applicable, to the Lender Group, as an inducement to Lender Group to enter into this Amendment, that: (a) After giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of the date of this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date). (b) There exists no Default or Event of Default, in each case, immediately before and after giving effect to this Amendment. (c) Each Loan Party (i) is duly organized, validly incorporated and existing and, if applicable, in good standing under the Applicable Laws of the jurisdiction of its organization, (ii) is qualified to do business in any state, province or territory where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, (iii) where it is a “relevant external company” within the meaning of Section 1301 of the Irish Companies Act, it has complied with its filing obligations under Sections 1302(1) and 1302(2) of the Irish Companies Act, and (iv) has all requisite power and authority to (A) own and operate its properties and to carry on its business as now conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (B) to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. (d) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment has been duly authorized by all necessary corporate or company action (as applicable) on the part of such Loan Party. (e) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment does not and will not (i) violate any material provision of any Applicable Law in any material respect, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens. (f) The execution, delivery, and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated by this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental

3 Authority, other than (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and (ii) filings, registrations or notices required to be made pursuant to Section 409 of the Irish Companies Act with respect to an Irish Loan Party following its execution of a Loan Document which creates a Lien over any of its assets. SECTION 3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective as of the Amendment No. 1 Effective Date subject to the satisfaction (or waiver) of the following conditions: (a) Amendment. Agent (or its counsel) shall have received duly executed signature pages for this Amendment signed by the Loan Parties, Agent and the other Lenders. (b) Assignment and Acceptance. Agent (or its counsel) shall have received an Assignment and Acceptance, duly executed by PNC Bank, National Association (“PNC”), pursuant to which PNC sells and assigns to Wells Fargo, and Wells Fargo purchases and assumes from PNC, all of PNC’s interest in and to PNC’s rights and obligations under the Loan Documents immediately prior to the Amendment No. 1 Effective Date with respect to the Obligations owing to PNC, and PNC’s portion of the Commitments, all to the extent specified therein. (c) ABL/Term Loan Intercreditor Agreement. Agent (or its counsel) shall have received a true and complete copy of the ABL/Term Loan Intercreditor Agreement, dated as of the Amendment No. 1 Effective Date, duly authorized, executed and delivered by Agent, on behalf of itself and the Lenders, and Term Loan Agent, on behalf of itself and the Term Loan Lenders, and the Loan Parties, in form and substance reasonably satisfactory to Agent. (d) Term Loan Documents. Agent (or its counsel) shall have received a true and complete copies of (i) the Term Loan Credit Agreement, dated as of the Amendment No. 1 Effective Date, duly authorized, executed and delivered by the Term Loan Agent and each of the other Persons party thereto, and (ii) each material “Loan Document” (as defined therein), each of which shall be in form and substance reasonably satisfactory to Agent. (e) Amendment Fee. As consideration for Agent and the Lenders entering into this amendment, Agent shall have received, for the account of Wells Fargo and each other Lender, a non- refundable amendment fee in an aggregate amount of $[***]. (f) Officer’s Certificates. Agent (or its counsel) shall have received a certificate from an officer of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors, managers, or members authorizing its execution, delivery, and performance of this Amendment, (ii) authorizing specific officers of such Loan Party to execute the same and attesting to the incumbency and signatures of such specific officers of such Loan Party, (iii) either (A) attaching copies of such Loan Party’s Governing Documents, as amended, modified or supplemented as of the Amendment No. 1 Effective Date, which Governing Documents shall be (1) certified by such officer of such Loan Party, (2) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the Amendment No. 1 Effective Date (or such longer period as approved by Agent in its sole discretion) by the appropriate governmental official, or (B) certifying that such Loan Party’s Governing Documents have not been amended, modified or supplemented since last delivered to Agent on the Closing Date, (iv) certifying that the Governing Documents of such Loan Party remain in full force and effect as of the Amendment No. 1 Effective Date, and (v) attaching a certificate of good standing or status, as applicable, with respect to such Loan Party, dated within 30 days of the Amendment No. 1 Effective Date (or such longer period as approved by Agent in its sole discretion), such certificate to be issued by the appropriate

4 officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing (or local equivalent) in such jurisdiction. (g) Lien Search Results. Agent (or its counsel) shall have received recent searches in the jurisdictions where each Loan Party is organized, and such searches shall reveal no Liens on any of the assets of any Loan Party (except for Permitted Liens or Liens that will be terminated on the Amendment No. 1 Effective Date), the results of which shall be satisfactory to Agent. (h) Payoff Letter. Agent (or its counsel) shall have received a payoff letter, in form and substance reasonably satisfactory to Agent, executed by OHA Agency, LLC in its capacity as administrative agent (“Existing Agent”) under that certain Credit Agreement, dated as of August 30, 2024, by and among EBS, Existing Agent and the other parties party thereto (the “Existing Credit Facility”), identifying the amount necessary to repay in full all of the obligations of the Loan Parties owing under the Existing Credit Facility and obtain a release of all of the Liens existing in favor of Existing Agent in and to the assets of the Loan Parties, together with draft termination statements and other documentation evidencing the termination by Existing Agent of its Liens in and to the properties and assets of the Loan Parties. (i) L/C Fee Letter. Agent shall have received that certain WFCF Fee Letter (Letters of Credit), dated as of the date hereof, among Borrowers and Wells Fargo, as Issuing Bank, in form and substance reasonably satisfactory to Wells Fargo. (j) Lender Group Expenses. To the extent payable on or prior to the Amendment No. 1 Effective Date, Borrowers shall have reimbursed Agent for all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and the other Loan Documents. (k) No Default or Event of Default. No Default or Event of Default shall be in existence, both before and after giving effect to this Amendment. SECTION 4. Reference to and Effect upon the Loan Documents. (a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, and all rights of the members of the Lender Group and all of the Obligations, shall remain in full force and effect. The Loan Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that no Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document. (b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and any waivers set forth herein shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement, this Amendment or any other Loan Document or (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any member of the Lender Group. (c) From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

5 (d) Except as expressly set forth herein, neither Agent nor any other Lender has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies) any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and no member of the Lender Group has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof. (e) This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document. SECTION 5. Costs and Expenses. Borrowers agree to pay all Lender Group Expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith in accordance with the Credit Agreement (as amended hereby). All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby. SECTION 6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE CHOICE OF LAW AND VENUE AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND SHALL APPLY WITH LIKE EFFECT TO THIS AMENDMENT AS IF FULLY SET FORTH HEREIN. SECTION 7. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision. SECTION 8. Headings. Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof. SECTION 9. Loan Document. This Amendment shall constitute a Loan Document. SECTION 10. Reaffirmation. Each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (a) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Credit Agreement (as amended by this Amendment), and (b) ratifies and confirms that (i) any and all Loan Documents to which it is a party and (ii) its respective guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, in each case, remain in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Credit Agreement (as amended by this Amendment) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations. SECTION 11. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but

6 one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time,, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment. [Signature Pages Follow]

[Signature Page to Amendment No. 1 to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written. LOAN PARTIES: EMERGENT BIOSOLUTIONS INC., as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Executive Vice President and Chief Financial Officer EMERGENT BIODEFENSE OPERATIONS LANSING LLC, as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Treasurer EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Executive Manager EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC., as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Treasurer CANGENE BIOPHARMA LLC, as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement] EMERGENT INTERNATIONAL INC., as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Treasurer EMERGENT DEVICES INC., as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Treasurer EMERGENT TRAVEL HEALTH INC., as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Chief Financial Officer and Treasurer EMERGENT BIOSOLUTIONS CANADA INC., as a Borrower By: /s/ Frank Vargo Name: Frank Vargo Title: Assistant Treasurer EMERGENT OPERATIONS IRELAND LIMITED, as a Borrower By: /s/ Richard S. Lindahl Name: Richard S. Lindahl Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement] [Signatures Continued from Previous Page] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: _/s/ John Sung______________ Name: John Sung Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement] [Signatures Continued from Previous Page] WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender By: _/s/ Alison Powell_______________ Name: Alison Powell Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement] [Signatures Continued from Previous Page] WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a Lender By: _/s/ Carmela Massari_____________ Name: Carmela Massari Title: Authorized Signatory

Exhibit A Amended Credit Agreement See attached.

EXHIBIT A TO AMENDMENT NO. 1 TO CREDIT AGREEMENT 155656.00004/151516861v.1 CREDIT AGREEMENT by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Sole Lead Arranger, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Sole Book Runner, THE LENDERS THAT ARE PARTIES HERETO as the Lenders, EMERGENT BIOSOLUTIONS INC., EMERGENT BIODEFENSE OPERATIONS LANSING LLC, EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC., CANGENE BIOPHARMA LLC, EMERGENT INTERNATIONAL INC., EMERGENT DEVICES INC., EMERGENT TRAVEL HEALTH INC., EMERGENT BIOSOLUTIONS CANADA INC., and EMERGENT OPERATIONS IRELAND LIMITED as Borrowers and THE OTHER LOAN PARTIES THAT ARE PARTIES HERETO Dated as of September 30, 2024

TABLE OF CONTENTS

Page

| | | |
|---|---|---|
| SECTION 1. | DEFINITIONS AND CONSTRUCTION. | 1 |
| **1.1** | **Definitions** | 1 |
| **1.2** | **Accounting Terms** | ~~63~~68 |
| **1.3** | **Code; PPSA** | ~~63~~68 |
| **1.4** | **Construction** | ~~64~~69 |
| **1.5** | **Time References** | ~~64~~69 |
| **1.6** | **Schedules and Exhibits** | ~~64~~69 |
| **1.7** | **Divisions** | ~~64~~69 |
| **1.8** | **Currency Reporting** | ~~65~~70 |
| **1.9** | **Rates** | ~~65~~70 |
| **1.10** | **Rounding** | ~~65~~70 |
| **1.11** | **Guarantees/Earn Outs** | ~~65~~70 |
| **1.12** | **Limited Condition Acquisitions** | ~~65~~70 |
| **1.13** | **Quebec Interpretation** | ~~66~~71 |
| **1.14** | **Irish Terms** | ~~67~~72 |
| **1.15** | **Irish Limitations** | ~~71~~76 |
| **1.16** | **Negative Covenant Compliance.** | 77 |
| SECTION 2. | LOANS AND TERMS OF PAYMENT. | ~~71~~77 |
| **2.1** | **Revolving Loans** | ~~71~~77 |
| **2.2** | [**Reserved**]. | ~~73~~78 |
| **2.3** | **Borrowing Procedures and Settlements** | ~~73~~78 |
| **2.4** | **Payments; Reductions of Commitments; Prepayments**. | ~~80~~85 |
| **2.5** | **Promise to Pay; Promissory Notes**. | ~~83~~89 |
| **2.6** | **Interest Rates and Letter of Credit Fee; Rates, Payments, and Calculations**. | ~~84~~89 |
| **2.7** | **Crediting Payments** | ~~86~~92 |
| **2.8** | **Designated Accounts** | ~~86~~92 |
| **2.9** | **Maintenance of Loan Account; Statements of Obligations** | ~~87~~92 |
| **2.10** | **Fees**. | ~~87~~93 |
| **2.11** | **Letters of Credit**. | ~~87~~93 |
| **2.12** | **SOFR Option**. | ~~95~~102 |
| **2.13** | **Capital Requirements**. | ~~99~~105 |
| **2.14** | **Incremental Facilities**. | ~~100~~107 |
| **2.15** | **Joint and Several Liability of Borrowers** | ~~101~~108 |
| SECTION 3. | CONDITIONS; TERM OF AGREEMENT. | ~~104~~111 |
| **3.1** | **Conditions Precedent to the Initial Extension of Credit** | ~~104~~111 |
| **3.2** | **Conditions Precedent to all Extensions of Credit** | ~~104~~111 |
| **3.3** | **Maturity** | ~~105~~111 |
| **3.4** | **Effect of Maturity** | ~~105~~111 |
| **3.5** | **Early Termination by Borrowers** | ~~105~~112 |
| **3.6** | **Conditions Subsequent** | ~~105~~112 |
| SECTION 4. | REPRESENTATIONS AND WARRANTIES. | ~~105~~112 |
| **4.1** | **Due Organization and Qualification; Subsidiaries**. | ~~106~~112 |
| **4.2** | **Due Authorization; No Conflict**. | ~~106~~113 |
| **4.3** | **Governmental Consents** | ~~107~~113 |

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~~155656.00004/151516861v.1~~

| | | |
|---|---|---|
| 4.4 | **Binding Obligations; Perfected Liens.** | ~~107~~113 |
| 4.5 | **Title to Assets; No Encumbrances** | ~~107~~114 |
| 4.6 | **Litigation** | ~~107~~114 |
| 4.7 | **Compliance with Laws.** | ~~108~~114 |
| 4.8 | **No Material Adverse Effect; Financial Statements.** | ~~109~~116 |
| 4.9 | **Solvency** | ~~110~~117 |
| 4.10 | **Employee Benefits** | ~~110~~117 |
| 4.11 | **Environmental Condition** | ~~111~~118 |
| 4.12 | **Complete Disclosure** | ~~112~~118 |
| 4.13 | **Patriot Act** | ~~112~~119 |
| 4.14 | **[Reserved].** | ~~112~~119 |
| 4.15 | **Payment of Taxes** | ~~112~~119 |
| 4.16 | **Margin Stock** | ~~112~~119 |
| 4.17 | **Governmental Regulation** | ~~113~~119 |
| 4.18 | **OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws** | ~~113~~119 |
| 4.19 | **Employee and Labor Matters** | ~~113~~120 |
| 4.20 | **Intellectual Property; Licenses, Etc** | ~~113~~120 |
| 4.21 | **[Reserved].** | ~~114~~120 |
| 4.22 | **Eligible Accounts** | ~~114~~120 |
| 4.23 | **Eligible Inventory** | ~~114~~120 |
| 4.24 | **Material Contracts** | ~~114~~121 |
| 4.25 | **Location of Inventory** | ~~115~~122 |
| 4.26 | **Inventory Records** | ~~115~~122 |
| 4.27 | **Hedge Agreements** | ~~115~~122 |
| 4.28 | **Other Financing Arrangements.** | 122 |
| SECTION 5. | AFFIRMATIVE COVENANTS. | ~~115~~122 |
| 5.1 | **Financial Statements, Reports, Certificates** | ~~115~~122 |
| 5.2 | **Reporting** | ~~116~~122 |
| 5.3 | **Existence** | ~~116~~123 |
| 5.4 | **Maintenance of Properties** | ~~116~~123 |
| 5.5 | **Taxes** | ~~116~~123 |
| 5.6 | **Insurance.** | ~~116~~123 |
| 5.7 | **Inspection** | ~~117~~124 |
| 5.8 | **Compliance with Laws** | ~~118~~125 |
| 5.9 | **Environmental** | ~~118~~125 |
| 5.10 | **Disclosure Updates** | ~~118~~125 |
| 5.11 | **[Reserved].** | ~~118~~125 |
| 5.12 | **Further Assurances** | ~~118~~125 |
| 5.13 | **Additional Guaranty and Collateral** | ~~119~~126 |
| 5.14 | **[Reserved].** | ~~119~~126 |
| 5.15 | **Location of Inventory; Chief Executive Office** | ~~119~~126 |
| 5.16 | **OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws** | ~~119~~126 |
| 5.17 | **Covenant to Guarantee Obligations and Give Security.** | ~~119~~126 |
| 5.18 | **Lender Calls** | ~~120~~127 |
| SECTION 6. | NEGATIVE COVENANTS. | ~~120~~127 |
| 6.1 | **Indebtedness** | ~~120~~127 |
| 6.2 | **Liens** | ~~120~~127 |
| 6.3 | **Restrictions on Fundamental Changes** | ~~120~~127 |
| 6.4 | **Disposal of Assets** | ~~121~~128 |

-ii-

~~155656.00004/151516861v.1~~

6.5 **Nature of Business** ........ ~~121~~128
6.6 **Prepayments and Amendments** ........ ~~121~~128
6.7 **Restricted Payments** ........ ~~122~~129
6.8 **Accounting Methods** ........ ~~123~~130
6.9 **Investments** ........ ~~123~~130
6.10 **Transactions with Affiliates** ........ ~~123~~131
6.11 **Use of Proceeds** ........ ~~124~~131
6.12 **Inventory with Bailees** ........ ~~124~~132
6.13 **[Reserved]** ........ ~~124~~132
6.14 **Amendments to Governing Documents** ........ ~~124~~132
6.15 **Amendments, Etc. of Indebtedness** ........ ~~124~~132
6.16 **[Reserved]** ........ ~~125~~132
6.17 **[Reserved]** ........ ~~125~~132
6.19 **Amendments, Etc. of Indebtedness** ........ ~~125~~132
6.20 **Special Covenant Regarding Material** ~~Intellectual Property~~ ........ ~~125~~**Assets** ........ 132
**6.21** **Other Financing Arrangements** ........ 132

SECTION 7. FINANCIAL COVENANT ........ ~~125~~133

7.1 **Fixed Charge Coverage Ratio** ........ ~~125~~133
7.2 ~~Minimum Liquidity~~ ........ ~~125~~**Consolidated Total Leverage Ratio** ........ 133

SECTION 8. EVENTS OF DEFAULT ........ ~~125~~133

8.1 **Payments** ........ ~~125~~133
8.2 **Covenants** ........ ~~125~~133
8.3 **Judgments** ........ ~~126~~134
8.4 **Voluntary Bankruptcy, etc** ........ ~~126~~134
8.5 **Involuntary Bankruptcy, etc** ........ ~~126~~134
8.6 **Default Under the Term Loan Documents and Other Agreements** ........ ~~126~~134
8.7 **Representations, etc** ........ ~~127~~134
8.8 **Guaranty** ........ ~~127~~135
8.9 **Security Documents** ........ ~~127~~135
8.10 **Loan Documents** ........ ~~127~~135
8.11 **Change of Control** ........ ~~127~~135
8.12 **Product Recall** ........ ~~127~~135
8.13 **ERISA** ........ ~~127~~135

SECTION 9. RIGHTS AND REMEDIES ........ ~~128~~135

9.1 **Rights and Remedies** ........ ~~128~~135
9.2 **Remedies Cumulative** ........ ~~128~~136
9.3 **Credit Bidding** ........ ~~128~~136

SECTION 10. WAIVERS; INDEMNIFICATION ........ ~~129~~137

10.1 **Demand; Protest; etc** ........ ~~129~~137
10.2 **The Lender Group's Liability for Collateral** ........ ~~129~~137
10.3 **Indemnification** ........ ~~129~~137

SECTION 11. NOTICES ........ ~~130~~138

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SECTION 12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. ~~131~~139

SECTION 13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. ~~133~~140

13.1 **Assignments and Participations** ~~133~~140
13.2 **Successors** ~~137~~144

SECTION 14. AMENDMENTS; WAIVERS. ~~137~~145

14.1 **Amendments and Waivers**. ~~137~~145
14.2 **Replacement of Certain Lenders**. ~~139~~147
14.3 **No Waivers; Cumulative Remedies** ~~139~~147

SECTION 15. AGENT; THE LENDER GROUP. ~~140~~148

15.1 **Appointment and Authorization of Agent** ~~140~~148
15.2 **Delegation of Duties** ~~140~~148
15.3 **Liability of Agent** ~~141~~149
15.4 **Reliance by Agent** ~~141~~149
15.5 **Notice of Default or Event of Default** ~~141~~149
15.6 **Credit Decision** ~~142~~150
15.7 **Costs and Expenses; Indemnification** ~~142~~150
15.8 **Agent in Individual Capacity** ~~143~~151
15.9 **Successor Agent**. ~~143~~151
15.10 **Lender in Individual Capacity** ~~144~~152
15.11 **Collateral Matters**. ~~144~~152
15.12 **Restrictions on Actions by Lenders; Sharing of Payments**. ~~145~~153
15.13 **Agency for Perfection** ~~146~~154
15.14 **Payments by Agent to the Lenders** ~~146~~154
15.15 **Concerning the Collateral and Related Loan Documents** ~~146~~154
15.16 **Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information** ~~146~~154
15.17 **Several Obligations; No Liability** ~~147~~155
15.18 **Hypothecary Representative (Quebec)** ~~148~~156
15.19 **Sole Lead Arranger and Sole Book Runner** ~~148~~156

SECTION 16. WITHHOLDING TAXES. ~~148~~156

16.1 **Payments** ~~148~~156
16.2 **Exemptions**. ~~149~~157
16.3 **Irish Status Confirmation.** ~~151~~159
16.4 **Reductions**. ~~152~~160
16.5 **Refunds** ~~152~~160
16.6 **VAT~~:~~.** ~~152~~160
16.7 **Survival.** 161

SECTION 17. GENERAL PROVISIONS. ~~153~~161

17.1 **Effectiveness** ~~153~~161
17.2 **Section Headings** ~~153~~161
17.3 **Interpretation** ~~153~~162
17.4 **Severability of Provisions** ~~154~~162
17.5 **Bank Product Providers** ~~154~~162
17.6 **Debtor-Creditor Relationship** ~~154~~162
17.7 **Counterparts; Electronic Execution** ~~154~~163

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~~155656.00004/151516861v.1~~

-v- 155656.00004/151516861v.1 17.8 Revival and Reinstatement of Obligations; Certain Waivers ............................. 155163 17.9 Confidentiality. ........................................................................................................ 155163 17.10 Survival .................................................................................................................... 157165 17.11 Patriot Act; Due Diligence...................................................................................... 157165 17.12 CAML 157165 17.13 Integration ............................................................................................................... 158166 17.14 EBS as Agent for Borrowers .................................................................................. 158166 17.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions .. 158166 17.16 Judgment Currency ................................................................................................ 159167 17.17 Acknowledgement Regarding Any Supported QFCs .......................................... 159167 17.18 Erroneous Payments. .............................................................................................. 160168 17.19 ABL/Term Loan Intercreditor Agreement........................................................... 162170

155656.00004/151516861v.1 EXHIBITS AND SCHEDULES Exhibit A-1 Form of Assignment and Acceptance Exhibit B-1 Form of Borrowing Base Certificate Exhibit C-1 Form of Compliance Certificate Exhibit J-1 Form of Joinder Exhibit P-1 Form of Perfection Certificate Exhibit S-1 Form of SOFR Notice Schedule A-1 Agent’s Account Schedule A-2 Authorized Persons Schedule C-1 Commitments Schedule D-1 Designated Accounts Schedule P-1 Permitted Investments Schedule P-2 Permitted Liens Schedule 3.1 Conditions Precedent Schedule 3.6 Conditions Subsequent Schedule 4.1(b) Capitalization of Loan Parties Schedule 4.1(c) Capitalization of Loan Parties’ Subsidiaries Schedule 4.1(d) Subscriptions, Options, Warrants, Calls Schedule 4.11 Environmental Matters Schedule 4.14 Permitted Indebtedness Schedule 4.25 Location of Inventory Schedule 4.28 Other Financing Arrangements Schedule 5.1 Financial Statements, Reports, Certificates Schedule 5.2 Collateral Reporting

-1- 155656.00004/151516861v.1 CREDIT AGREEMENT THIS CREDIT AGREEMENT, is entered into as of September 30, 2024, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as sole lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Sole Lead Arranger”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as sole book runner (in such capacity, together with its successors and assigns in such capacity, the “Sole Book Runner”), EMERGENT BIOSOLUTIONS INC., a Delaware corporation (“EBS”), EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Delaware limited liability company (“BioDefense”), EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company (“Manufacturing”), EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC., a Delaware corporation (“PD”), CANGENE BIOPHARMA LLC, a Maryland limited liability company (“Cangene”), EMERGENT INTERNATIONAL INC., a Delaware corporation (“International”), EMERGENT DEVICES INC., a Delaware corporation (“Devices”), EMERGENT TRAVEL HEALTH INC., a Delaware corporation (“Travel Health”), EMERGENT BIOSOLUTIONS CANADA INC., a Canadian federal corporation (“Emergent Canada”), EMERGENT OPERATIONS IRELAND LIMITED, an Irish incorporated private limited company (“Emergent Ireland”; together with EBS, BioDefense, Manufacturing, PD, Cangene, International, Devices, Travel Health, Emergent Canada and those additional Persons that are joined as a party hereto by executing the form of Joinder attached hereto as Exhibit J-1 (, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), and the other Loan Parties party hereto. The parties agree as follows: SECTION 1. DEFINITIONS AND CONSTRUCTION. 1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions: “2028 Senior Notes” means the 3.875% Senior Notes due 2028, issued by EBS. “ABL Priority Collateral” has the meaning specified therefor in ABL/Term Loan Intercreditor Agreement. “ABL/Term Loan Intercreditor Agreement” means the Intercreditor Agreement, dated as of the ClosingAmendment No. 1 Effective Date, by and among Agent, on behalf of itself and the Lenders, and Term Loan Agent, on behalf of itself and the Term Loan Lenders, and the Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, amended and restated or replaced. “Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent (provided that B. Riley Advisory & Valuation Services, LLC dba B. Riley Advisory Services) is agreed to be acceptable), (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.

-2- 155656.00004/151516861v.1 “Account” means an account (as that term is defined in the Code). “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible. “Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement. “Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions). “Acquired EBITDA” means, with respect to any Person or business acquired pursuant to a Permitted Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to the Loan Parties and their Subsidiaries therein were to such Person or business), as calculated by the Loan Parties in good faith and which shall be factually supported by historical financial statements; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired EBITDA for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of the Loan Parties and their Subsidiaries (a) references to Measurement Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for the Loan Parties and their Subsidiaries and (b) to the extent the commencement of any such Measurement Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Measurement Period), Acquired EBITDA for the portion of such fiscal quarter so included in such Measurement Period shall be deemed to be an amount equal to (x) Acquired EBITDA otherwise attributable to the entire fiscal quarter (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of months of such fiscal quarter included in the relevant Measurement Period and the denominator of which shall be actual months in such fiscal quarter. “Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition. “Acquired Interest Charges” means, with respect to any Person or business acquired pursuant to a Permitted Acquisition for any period, the amount for such period of Consolidated Interest Charge of any such Person or business so acquired (determined using such definitions as if references to the Loan Parties and their Subsidiaries therein were to such Person or business), as calculated by the Loan Parties in good faith and which shall be factually supported by historical financial statements; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired Interest Charge for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of the Loan Parties and their Subsidiaries (a) references to Measurement Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for the Loan Parties and their Subsidiaries and (b) to the extent the commencement of any such Measurement Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Measurement Period), Acquired Interest Charge for the portion of such fiscal quarter so included in such Measurement Period shall be deemed to be an amount equal to (x) Acquired Interest Charge otherwise attributable to the entire fiscal quarter

-3- 155656.00004/151516861v.1 (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of days of such fiscal quarter included in the relevant Measurement Period and the denominator of which shall be actual days in such fiscal quarter. “Acquisition” means any transaction consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (x) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (y) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company. “Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement. “Additional Guarantor Trigger Event” has the meaning assigned thereto in Section 5.17(b). “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement. “Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent” has the meaning specified therefor in the preamble to this Agreement. “Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents. “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders). “Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations. “Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

-4- 155656.00004/151516861v.1 “Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrowers, the Lenders party thereto and Agent. “Amendment No. 1 Effective Date” means April 16, 2026. “Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, the Corruption of Foreign Public Officials Act (Canada), the Protected Disclosures Act 2014 of Ireland and the Criminal Justice (Corruption Offences) Act 2018 of Ireland, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business. “Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including CAML. “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators. “Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or SOFR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Consolidated Total Leverage Ratio for the most recently completed calendar quarter. The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 5.1 for the most recently completed fiscalcalendar quarter of the Borrowers (each such date, a “Calculation Date”); provided, that (a) for the period from the Closing Date through and including September 30, 2025, the Applicable Margin shall be set at the margin in the row styled “Level II” and thereafter the Applicable Margin shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently completed fiscalcalendar quarter of the Borrowers preceding the applicable Calculation Date, (b) if the Borrowers fail to provide a Compliance Certificate when due as required by Section 5.1 for the most recently completed fiscalcalendar quarter of the Borrowers preceding the applicable Calculation Date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be set at the margin in the row styled “Level II” until such time as such Compliance Certificate is delivered, at which time the Applicable Margin shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently completed fiscalcalendar quarter of the Borrowers preceding such Calculation Date and (c) at any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level II”: Level Consolidated Total Leverage Ratio Applicable Margin for Base Rate Loans which are Revolving Loans (the “Base Rate Margin”) Applicable Margin for SOFR Loans which are Revolving Loans (the “SOFR Margin”) I Less than 4.00 to 1.00 0.75% 1.75% II Greater than or equal to 4.00 to 1.00 1.25% 2.25%

-5- 155656.00004/151516861v.1 The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Loans and Letters of Credit then existing or subsequently made or issued. Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.1 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Obligations are outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrowers shall promptly (and in any case within five (5) Business Days) deliver to the Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with Section 2.7. Nothing in this paragraph shall limit the rights of the Agent and Lenders with respect to Sections 2.6(c) and 9 nor any of their other rights under this Agreement or any other Loan Document. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder. “Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed calendar month as determined by Agent; provided, that for the period from the Closing Date through and including December 31, 2024, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level I”: Level Average Revolver Usage Applicable Unused Line Fee Percentage I < 50% of the Maximum Revolver Amount From the Closing Date through and including the first anniversary of the Closing Date: [***]%; and at all times thereafter: [***]% II > 50% of the Maximum Revolver Amount [***]% The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent. “Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.

-6- 155656.00004/151516861v.1 “ASPR-BARDA” means all procurement activity through the United States Administration for Strategic Preparedness Response (ASPR) inclusive of Biomedical Advanced Research and Development Authority (BARDA) and the Strategic National Stockpile (SNS). “Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement. “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement. “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) all Synthetic Debt of such Person. “Audited Financial Statements” means the audited consolidated balance sheet of EBS and its Subsidiaries for the fiscal year ended December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of EBS and its Subsidiaries, including the notes thereto. “Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication. “Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Revolver Usage). “Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $25,000,000, minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of this Agreement. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D). “Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of

-7- 155656.00004/151516861v.1 the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider or, in the case of clause (g), those financial products provided solely by Wells Fargo: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements, or (g) supply chain finance services including trade payable services and supplier accounts receivable purchases. “Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products. “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations). “Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or its Subsidiaries. “Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to a Loan Party or its Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations. “Bank Product Provider Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Loan Parties, and Agent. “Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the

-8- 155656.00004/151516861v.1 liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding. “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time. “Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, (c) Adjusted Term SOFR for a one month tenor in effect on such day, plus 1%; provided, that this clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate. “Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate. “Base Rate Margin” has the meaning set forth in the definition of Applicable Margin. “Benchmark” means, initially, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A). “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided, that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the

-9- 155656.00004/151516861v.1 date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of

-10- 155656.00004/151516861v.1 information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years. “BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person. “BIA” means the Bankruptcy and Insolvency Act (Canada). “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement. “Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement. “Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance. “Borrowing Base” means, as of any date of determination, the sum of the Canadian Borrowing Base, the Irish Borrowing Base and the U.S. Borrowing Base; provided that at no time shall Global Inventory Availability exceed the Global Net Inventory Availability. “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1 to this Agreement, which such form of Borrowing Base Certificate may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (including without limitation, changes to the format thereof), as approved by Agent in consultation with the Administrative Borrower.

-11- 155656.00004/151516861v.1 “Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed. “CAML” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada, including any guidelines or orders thereunder. “Canadian Borrower” and “Canadian Borrowers” means (a) Emergent Canada, and (b) any other Borrower party hereto from time to time organized under the laws of Canada or a province therein. “Canadian Borrowing Base” means, as of any date of determination, the result of: (a) 85% of the amount of Eligible Billed Accounts of Canadian Borrowers (other than Eligible Extended Accounts of Canadian Borrowers), less the amount, if any, of the Dilution Reserve, plus (b) the lesser of: (i) 85% of the amount of Eligible Extended Accounts of Canadian Borrowers, less the amount, if any, of the Dilution Reserve,; and (ii) $10,000,000 less the amount of Eligible Extended Accounts included under clause (b) of the Irish Borrowing Base and clause (b) of the U.S. Borrowing Base, plus (c) the sum of: (i) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of Canadian Borrowers at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of Canadian Borrowers (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus (ii) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of Canadian Borrowers at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Canadian Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of Canadian Borrowers (such determination may be made as to different categories of Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (d) the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement. “Canadian Collateral Agreement” means a Canadian collateral agreement, dated as of the Closing Date, executed and delivered by each of the Canadian Loan Parties to Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

-12- 155656.00004/151516861v.1 “Canadian Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision”, as such term is defined for purposes of Section 147.1(1) of the Income Tax Act (Canada). “Canadian Economic Sanctions and Export Control Laws” means collectively the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the United Nations Act (Canada), Part II.1 of the Criminal Code (Canada), and any regulations passed under the aforementioned acts and any similar legislation (collectively “Canadian Economic Sanctions”), the Export and Import Permits Act (Canada) and any regulations passed thereunder (including the Export Control List, and any similar legislation governing transactions in controlled goods or technologies. “Canadian Hypothec” means, collectively, each deed of hypothec, if any, executed after the Closing Date in accordance with Section 5.12 or 5.17(a) by one or more Canadian Loan Parties or other Loan Parties that own Collateral located in the Province of Québec in favor of Agent as hypothecary representative. “Canadian Loan Party” means any Loan Party that is incorporated under the laws of Canada or a province or territory thereof. “Canadian MEPP” means any “multi-employer plan” or “multi-employer pension plan” as such term is defined for purposes of the PBA. “Canadian Pension Plan” means any “registered pension plan”, as such term is defined in Section 248(1) of the Income Tax Act (Canada), or any employee benefit plan that is subject to the funding requirements of the PBA, whether or not registered with any Governmental Authority, but shall not include any (i) Canadian MEPP, or (ii) the Canada Pension Plan or Québec Pension Plan, as, administered by the Government of Canada and Government of Québec, respectively. “Canadian Subsidiary” means any Subsidiary of any Loan Party that is formed under the laws of Canada or a province or territory thereof. “Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, and (b) expenditures made during such period to consummate one or more Permitted Acquisitions. “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP. “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard

-13- 155656.00004/151516861v.1 & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above. “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements. “CCAA” means the Companies’ Creditors Arrangement Act (Canada). “CFC” means (a) a Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the IRC, or (b) at the election of the Loan Parties, any Domestic Subsidiary substantially all the assets of which consist of Equity Interests in Foreign Subsidiaries that constitute CFCs (other than Emergent International Inc., a Delaware corporation, which shall not constitute a CFC under this clause (b)). “Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control” means that:

-14- 155656.00004/151516861v.1 (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of EBS entitled to vote for members of the board of directors or equivalent governing body of EBS on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of EBS cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, with such approval either by a specific vote or by approval of EBS’ proxy statement in which such member was named as a nominee for election as a director); (c) the occurrence of any “Change of Control” as defined in the Term Loan Credit Agreement; or (d) the occurrence of any “Change of Control” as defined in the 2028 Senior Notes. “Closing Date” means September 30, 2024. “Code” means the New York Uniform Commercial Code, as in effect from time to time. “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents. “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent and EBS. “Collateral Agreement” means the Collateral Agreement, dated as of the Closing Date, executed and delivered by each of the Loan Parties (other than any Irish Subsidiary) to Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds). “Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case, as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may

-15- 155656.00004/151516861v.1 be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief executive officer, chief financial officer, treasurer, assistant treasurer or controller of the of Administrative Borrower to Agent. “Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12(b)(ii) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. “Consolidated EBITDA” means, for any Measurement Period, for EBS and its Subsidiaries on a Consolidated basis, an amount equal to: (a) the Consolidated Net Income (or loss), minusplus (b) without duplication, the sum of following to the extent deducted (and not added back or excluded) in calculating such Consolidated Net Income (other than as set forth in clause (vi)(E)) in accordance with GAAP for such period: (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, provincial, territorial, local and foreign income taxes payable by EBS and its Subsidiaries; (iii) depreciation and amortization expense;

-16- 155656.00004/151516861v.1 (iv) stock based compensation expense not to exceed $25,000,000 for the applicable Measurement Period; (v) any non-cash expense that relates to any goodwill impairment or the write- down of inventory; (viv) other non-cash expenses, excluding any non-cash expense that represents an accrual for a cash expense to be taken in a future period and any non-cash expense that relates to the write-down or write-off of accounts receivable or inventory; (vvii) all transaction fees, charges and other amountsexpenses related to the Transactions and any amendment or other modification to the Loan Documents, in each case to the extent paid within six (6) months of the Closing Date or the effectiveness of such amendment or other modification; (viviii) (A) costs and expenses in connection with any Permitted Acquisitions or similar Investments (including, without limitation, any financing fees, merger, amalgamation, arrangement and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), whether or not consummated, (B) other unusual and non-recurring cash expenses or charges, (C) to the extent incurred in connection with a Permitted Acquisition or similar Investment, one- time non-recurring severance charges incurred within twelve (12) months of such Permitted Acquisitionthereof, (D) cash restructuring charges with respect to Permitted Acquisitions or similar Investments or otherwise and (E) synergies, operating expense reductions and other net cost savings and integration costs projected by the Administrative Borrower in connection with Permitted Acquisitions or similar Investments that have been consummated after the Closing Date during the applicable Measurement Period (calculated on a pro forma basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (i) such synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of EBS and its Subsidiaries and have been determined by the Administrative Borrower in good faith to be reasonably anticipated to be realizable within 12 months following any such Permitted Acquisition or similar Investment as set forth in reasonable detail on a certificate of a responsible officer of the Administrative Borrower delivered to the Agent and (ii) no such amounts shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise; (viiix) to the extent covered by insurance and actually reimbursed, expenses with respect to liability or casualty events or business interruption; (viiix) any net after tax effect of loss for such period attributable to the early extinguishment of any Hedge Agreement; minus (c) without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, provincial, territorial, local and foreign income tax credits of EBS and its Subsidiaries for such period; (ii) all non-cash items increasing Consolidated Net Income for such period;

-17- 155656.00004/151516861v.1 (iii) any net after-tax effect of income for such period attributable to the early extinguishment of any Hedge Agreement; and (iv) any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iv) above. Notwithstanding the foregoinganything to the contrary contained herein, (wa) the aggregate amount addedof addbacks and adjustments made pursuant to clauses (b)(vi) contained in this definition, (b)(viii), (b)(ix) and (b)(x) above for any period, shall in not event exceed, 15 25% of Consolidated EBITDA for such period (calculated prior to giving effect to any such add-backs pursuant to clauses (b)(vi)),); provided, that actions EBS has already publicly announced its intention to undertake and future actions related to non- core business lines or restructuring of existing business lines shall not be subject to the cap set forth in this clause (w) so long as such actions are quantifiable and reflected in the Projections delivered to Agent on or prior to the Closing Date, (x(1) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by EBS or any Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed by EBS or such Subsidiary, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition or conversion), and (y2) there shall be excluded in determining Consolidated EBITDA for any period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, Disposed of by EBS or any Subsidiary during such period, based on the Disposed EBITDA of such Disposed entity or business or discontinued operations for such period (including the portion thereof occurring prior to such Disposition or discontinuation) and (z) Consolidated EBITDA for the fiscal quarters ended September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 is $25,870,000, $8,980,000, $74,930,000 and $7,320,000, respectively. “Consolidated Funded Indebtedness” means, as of any date of determination, for EBS and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (in the case of surety bonds and similar instruments, to the extent included as a liability on the Consolidated balance sheet of EBS and its Subsidiaries in accordance with GAAP), (d) all obligations in respect of the deferred purchase price of property or services (including, without limitation, in the form of earnouts, milestones and other contingent payment obligations to the extent included as a liability on the Consolidated balance sheet of EBS and its Subsidiaries in accordance with GAAP) (other than trade accounts payable in the ordinary course of business), provided that royalties (and other contingent payment obligations in the nature of a royalty payment (including those calculated based on a percentage of sales)) shall only be included in “Consolidated Funded Indebtedness” to the extent such liability exceeds the corresponding intangible item included on the Consolidated balance sheet of EBS and its Subsidiaries, provided that any such corresponding intangible item shall be discernible and reasonably identifiable, (e) all Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than EBS or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which EBS or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to EBS or such Subsidiary.

-18- 155656.00004/151516861v.1 Notwithstanding anything to the contrary contained herein, none of the foregoing adjustments set forth above in this definition of “Consolidated EBITDA” or set forth in the definition of “Consolidated Net Income” or set forth in other applicable provisions of this Agreement shall provide credit or addbacks for lost revenue or income or for matters related to project delays or other similar events. “Consolidated First Lien Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by Liens on the Collateral on an equal, or senior, priority basis with Liens on the Collateral securing the Obligations (including, for the avoidance of doubt, Term Loan Indebtedness). “Consolidated First Lien Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Measurement Period to (b) Consolidated EBITDA for such Measurement Period. “Consolidated Interest Charges” means, for any Measurement Period, for EBS and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of EBS and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (excluding customary arrangement, upfront, administrative agency and amendment fees (in each case, to the extent not in the nature of interest charges) incurred in connection with the this Agreement or the Term Loan Indebtedness) and (b) the portion of rent expense of EBS and its Subsidiaries under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by EBS and its Subsidiaries on a Consolidated basis for such Measurement Period. Notwithstanding the foregoing, during any Measurement Period in which any Permitted Acquisition is consummated (x) Consolidated Interest Charges for such Measurement Period shall be calculated on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Measurement Period and (y) there shall be included in determining the Consolidated Interest Charges for such period, without duplication, the Acquired Interest Charges of any Person or business, or attributable to any property or asset, acquired by EBS or any Subsidiary during such period (but not the Acquired Interest Charges of any related Person or business or any Acquired Interest Charges attributable to any assets or property, in each case to the extent not so acquired) in connection with such Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed by EBS or such Subsidiary, based on the actual Acquired Interest Charges of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition or conversion). “Consolidated Net Income” means, at any date of determination, the net income (or loss) of EBS and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, determined in accordance with GAAP; provided that Consolidated Net Income shall exclude (a) non-cash extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Governing Documents or any agreement, instrument or Applicable Law applicable to such Subsidiary during such Measurement Period, except that EBS’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that EBS’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the net amount of cash actually received by EBS or a Subsidiary from such Person during such Measurement Period as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to EBS as described in clause (b) of this proviso).

-19- 155656.00004/151516861v.1 “Consolidated Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by Liens on the Collateral on an equal, senior or junior priority basis with the Liens on the Collateral securing the Obligations. “Consolidated Secured Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Measurement Period to (b) Consolidated EBITDA for such Measurement Period. “Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of EBS and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP consisting only of (a) Indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) drawn but unreimbursed obligations under letters of credit, (d) purchase money obligations and obligations in respect of Capitalized Leases and Synthetic Lease Obligations, (e) obligations (other than any such obligations that have been cash collateralized or are supported by a cash collateralized letter of credit in favor of the applicable insurer to the extent of such cash collateral or such cash collateralized letter of credit, but only to the extent of the performance security requirement of the applicable instrument that is represented by such cash collateral or cash collateralized letter of credit) related to bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments when such amounts become due and payable and included as a liability on the consolidated balance sheet of EBS and its Subsidiaries in accordance with GAAP, (f) earn-outs, holdbacks and other deferred or contingent purchase price obligations and (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than EBS or any Subsidiary; provided, that (x) any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three Business Days after such amount is drawn, (y) any earn-outs, holdbacks and other deferred or contingent purchase price obligations shall not be counted as Consolidated Total Debt until 5 days after such amounts have become due and payable and included as a liability on the consolidated balance sheet of EBS and its Subsidiaries in accordance with GAAP and (z) royalties and other contingent payment obligations in the nature of a royalty payment (including those calculated based on a percentage of sales) shall only be counted as Consolidated Total Debt to the extent such liability exceeds the corresponding intangible item included on the consolidated balance sheet of EBS and its Subsidiaries, provided that any such corresponding intangible item shall be discernible and reasonably identifiable. For the avoidance of doubt, it is understood that obligations under Hedge Agreements do not constitute Consolidated Total Debt. “Consolidated Total Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Total Debt as of the last day of such Measurement Period to (b) Consolidated EBITDA for such Measurement Period. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control Agreement” means a control agreement or blocked account agreement, as applicable, in form and substance reasonably satisfactory to Agent and EBS, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

-20- 155656.00004/151516861v.1 “Convertible Indebtedness” means unsecured Indebtedness of a Loan Party (and not any Subsidiary and not guaranteed by any Subsidiary) permitted to be incurred hereunder that is either (a) convertible into or exchangeable for Equity Interests of a Loan Party (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such Equity Interests or a market measure of such Equity Interests), or a combination thereof, or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Equity Interests (other than Disqualified Equity Interests) of a Loan Party or cash (in an amount determined by reference to the price of such Equity Interests); provided, that the final maturity date of such Convertible Indebtedness is not prior to the date that is 91 days after the Maturity Date and the terms, conditions and covenants of such Convertible Indebtedness shall be customary for similar convertible transactions in the public markets and shall not, taken as a whole, be materially more restrictive than those set forth in this Agreement; provided further that any cross-default or cross-acceleration provision included therein shall provide for a minimum 30-day cure period. “Copyright Security Agreement” has the meaning specified therefor in the Collateral Agreement. “Covenant Conversion Date” means, the first date following September 30, 2025, on which the Leverage Ratio measured as of the immediately preceding twelve (12) month period is less than 5.25 to 1.00. “Covenant Testing Period” means a period (a) commencing on the last day of the fiscal month of Borrowers most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent monthly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Excess Availability has equaled or exceeded 15% of the Maximum Revolver Amount for 30 consecutive days. “Covenant Trigger Event” means if at any time Excess Availability is less than 15% of the Maximum Revolver Amount. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified therefor in Section 17.1517.17 of this Agreement. “Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Winding Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership, rescue process for small and micro companies, appointment of process adviser, or similar debtor relief laws of the United States, Canada, Ireland or other applicable jurisdictions from time to time in effect. “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

-21- 155656.00004/151516861v.1 “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender. “Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto). “Deposit Account” means any deposit account (as that term is defined in the Code). “Designated Accounts” means the Deposit Accounts of Administrative Borrower identified on Schedule D-1 to this Agreement (or such other Deposit Account that has been designated as such, in writing, by Borrowers to Agent). “Designated Account Bank” has the meaning specified therefor in Schedule D-1 to this Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent). “Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior three (3) months (which period may be adjusted up to twelve (12) months by Agent in

-22- 155656.00004/151516861v.1 its Permitted Discretion), that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period. “Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by the extent to which Dilution is in excess of five percent (5.00%). “Disposed EBITDA” shall mean, with respect to any Person or business Disposed of for any period, the amount for such period of Consolidated EBITDA of any such Person or business so Disposed (determined using such definitions as if references to the Loan Parties and their Subsidiaries therein were to such Person or business), as calculated by the Loan Parties in good faith. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including by a division of a limited liability company, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date. “Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes, if it holds no material assets other than the equity of one or more direct or indirect Foreign Subsidiaries that are CFCs or other Disregarded Domestic Persons. “Dollars” or “$” means United States dollars. “Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States, but excluding any Subsidiary of the Loan Parties directly or indirectly owned by a Subsidiary organized under the laws of any political subdivision outside than the United States. “Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication. “Ebanga Obligation” means the obligation of Emergent Manufacturing Operations Baltimore LLC (“Ebanga Purchaser”) to pay up to $[***] to Ridgeback Biotherapeutics, L.P., a Delaware limited partnership (“Ebanga Seller”), as a contingent payment owing to Ebanga Seller as a result of the asset purchase agreement between Ebanga Purchaser and Ebanga Seller, pursuant to which Ebanga Purchaser purchased the Ebanga product line that is described in the Borrower’s filings with the SEC prior to the Amendment No. 1 Effective Date. “EBS” has the meaning specified therefor in the preamble to this Agreement.

-23- 155656.00004/151516861v.1 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EI/Adapt Intercompany Loan” has the meaning assigned thereto in the definition of Permitted Indebtedness. “Eligible Accounts” means Eligible Billed Accounts and Eligible Unbilled Accounts. “Eligible Billed Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Billed Accounts shall be calculated net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Billed Accounts shall not include the following: (a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 90 days of due date,; (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,; (c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower,; (d) Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,; (e) Accounts that are not payable in Dollars, Canadian Dollars or another currency approved by Agent and Required Lenders,; (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any

-24- 155656.00004/151516861v.1 department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,; (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States to the extent that the applicable Borrower to whom such Account is owing has not complied with the requirements of (to the extent that such compliance is required pursuant to the terms of) the Assignment of Claims Act, 31 USC §3727, in each case, in a manner reasonably satisfactory to Agent within the time periods set forth in Section 3.6, or (ii) any state of the United States or any other Governmental Authority,; (h) Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,; (i) Accounts with respect to (i) an Account Debtor (other than ASPR-BARDA or Cardinal Health) whose Eligible Accounts owing to Borrowers exceed (A) 15% of all Eligible Accounts owing by the United States or any department, agency, or instrumentality of the United States or (B) 15% of all Eligible Accounts owing by all other Account Debtors (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, (ii) ASPR-BARDA, to the extent the Eligible Accounts owing from ASPR-BARDA to Borrowers exceed (A) 30% of all Eligible Accounts owing by the United States or any department, agency, or instrumentality of the United States or (B) 30% of all Eligible Accounts owing by all other Account Debtors (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of ASPR-BARDA deteriorates) of all Eligible Accounts, (iii) Cardinal Health, to the extent the Eligible Accounts owing from Cardinal Health to Borrowers exceed (A) 20% of all Eligible Accounts owing by the United States or any department, agency, or instrumentality of the United States or (B) 20% of all Eligible Accounts owing by all other Account Debtors (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of Cardinal Health deteriorates) of all Eligible Accounts, in each case of clauses (i), (ii) and (iii), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,; (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,; (k) Accounts with respect to which the Agent is not, and continues to not be, in its Permitted Discretion, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended, and the Agent believes, in its Permitted Discretion, that the prospect of collection of such Account is materially impaired for any reason, provided that the Agent shall make representatives available to speak with Administrative Borrower regarding the reasons for taking such action,; (l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,;

-25- 155656.00004/151516861v.1 (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor (provided, however, that such Accounts may constitute Eligible Unbilled Accounts if such Accounts satisfy the definition thereof), or (iii) the goods or products giving rise to such Account are (A) subject to recall by the FDA or any other Governmental Authority or (B) the subject of an enforcement action against any Borrower or any supplier of a Loan Party by the FDA or any other Governmental Authority that causes such Borrower or such supplier to recall, withdraw, remove or discontinue the marketing of such goods or products, ; (n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,; (o) Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or (ii) that represent credit card sales, ; (p) Accounts arising out of a cost report settlement or expected settlement or representing the right to receive quality assurance fees, quality incentive payments, disproportionate share hospital payments or other similar payments,; or (q) Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Borrower pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion. “Eligible Extended Accounts” means those Eligible Billed Accounts of a Borrower for which the Account Debtor has not yet paid prior to 91 days of original invoice date or 61 days of due date and do not remain unpaid on or after 120 days of original invoice date or 90 days of due date. “Eligible Finished Goods Inventory” means Inventory that qualifies as Eligible Inventory and consists of first quality finished goods held for sale in the ordinary course of Borrowers’ business. “Eligible Inventory” means Inventory of a Borrower, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if: (a) a Borrower does not have good, valid, and marketable title thereto,; (b) a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),; (c) it is not located at one of the locations in the continental United States or Canada set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.15) (or in-transit from one such location to another such location),;

-26- 155656.00004/151516861v.1 (d) it is stored at locations holding less than $500,000 of the aggregate value of such Borrower’s Inventory,; (e) it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule 4.25 to this Agreement to another location set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.15)),; (f) it is located on real property leased by a Borrower or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location,; (g) it is the subject of a bill of lading or other document of title,; (h) it is not subject to a valid and perfected first priority Agent’s Lien,; (i) it consists of goods returned or rejected by a Borrower’s customers,; (j) it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,; (k) it requires third party Intellectual Property to produce, and cannot be freely sold by Agent upon and after the occurrence of an Event of Default due to such third party rights, ; (l) it does not consist of drugs or medical devices (as such terms are defined in the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.),); (m) it is not in compliance with all standards imposed by the FDA or any other Governmental Authority having regulatory authority over such Inventory, its use or sale,; (n) it is perishable or live Inventory and (i) is 365 days or less from its date of expiration, or (ii) is not or has not, at all times been, stored or maintained in compliance with all standards applicable thereto so that such Inventory is not available for use or sale in the ordinary course of business,; (o) it is classified as controlled substances or as pharmaceuticals that (i) require a specialized license not customarily obtainable from the U.S. Drug Enforcement Agency or other federal, state or local authority to sell or dispose of, or (ii) the Agent is prohibited by law from selling or otherwise disposing of, ; (p) (i) it is subject to recall by the FDA or any other Governmental Authority or (ii) it is the subject of an enforcement action against any Borrower or any supplier of a Loan Party by the FDA or any other Governmental Authority that causes such Borrower or such supplier to recall, withdraw, remove or discontinue the marketing of such goods or products,; or (q) it was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a Borrower pursuant

-27- 155656.00004/151516861v.1 to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion. “Eligible Raw Material Inventory” means Inventory that qualifies as Eligible Inventory and consists of goods that are first quality raw materials and that are not located in open pallets or containers. “Eligible Unbilled Accounts” means Accounts that (a) only apply to Borrowers’ Narcan® business and (b) otherwise qualify as Eligible Billed Accounts except that an invoice, statement or other billing document has not been sent to the applicable Account Debtor; provided, that any such Account shall cease to be an Eligible Unbilled Account on the date that (i) an invoice, statement or other billing document is sent to the applicable Account Debtor or (ii) is more than 30 days after the most recent date on which services, goods or merchandise were provided by a Borrower. “Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Loan Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Loan Party or any current or former ERISA Affiliate. “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest. “Environmental Law” means any applicable federal, state, provincial, territorial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, concerning the protection of the environment, or human health and safety as it relates to exposure to Hazardous Materials. “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action. “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities. “Equipment” means equipment (as that term is defined in the Code). “Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

-28- 155656.00004/151516861v.1 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder and any successor statute thereto. “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Loan Parties or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Loan Parties or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Loan Parties or any ERISA Affiliate. “Erroneous Payment” has the meaning specified therefor in Section 17.18 of this Agreement. “Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.18 of this Agreement. “Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 17.18 of this Agreement. “Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.18 of this Agreement. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EUCP” or “eUCP” means, the Supplement to the Uniform Customs and Practice for Documentary Credits for Electronic Presentation, Version 2.0, supplementing UCP 600 and any version or revision thereof accepted by the Issuing Bank for use. “Event of Default” has the meaning specified therefor in Section 8 of this Agreement. “Excess Availability” means, as of any date of determination, the amount equal to Availability. “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

-29- 155656.00004/151516861v.1 “Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any CFC, (c) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC if material adverse tax consequences would result from any such Subsidiary providing a guaranty of Borrowers’ obligations under the Loan Documents or (d) each other Subsidiary with respect to which, the Loan Parties and Agent (acting in its reasonable discretion) agree that (i) the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) a guarantee of the Obligations to be provided could reasonably be expected to result in a material adverse tax consequence for the Loan Parties and their Subsidiaries, taken as a whole, as confirmed by Agent in its reasonable discretion; provided that no Subsidiary of any Loan Party which owns or is the exclusive licensee of Material Intellectual Property shall constitute an Excluded Subsidiary. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by the net income or net profits (however denominated) of any Recipient (including any franchise Taxes and branch profits Taxes), in each case, (A) imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Recipient is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s principal office is located in or (B) as a result of a present or former connection between such Recipient and the jurisdiction or taxing authority imposing such Tax (other than any such connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payment under, received or perfected a security interest under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) Taxes attributable to a Recipient’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) in the case of a Lender, United States federal withholding Taxes that would be imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (A) such Lender becomes a party to this Agreement or (B) designates a new lending office, except in each case to the extent that, pursuant to Section 16.1, amounts with respect to Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iv) any United States federal withholding Taxes imposed under FATCA, and (v) any Canadian federal withholding Tax imposed as a result of any Lender or any Participant (a) not dealing at “arm’s length” (within the meaning of the Income Tax Act (Canada)) with a Loan Party, (b) being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or not dealing at “arm’s length” with a “specified shareholder” of a Loan Party or (c) being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the Lender (in each case within the meaning of the Income Tax Act (Canada)), except in the case of (v)(a), (b) and (c) above where any such non-arm’s length, specified non-resident shareholder or specified shareholder or specified entity relationship arises as a result of such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document.

-30- 155656.00004/151516861v.1 “Existing Credit Facility” means the secured credit facility entered into as of October 15, 2018, and provided by Wells Fargo Bank, National Association, as administrative agent, and certain other financial institutions to the Administrative Borrower and certain of its subsidiaries. “Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement. “FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith). “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “FDA” means the U.S. Food and Drug Administration and any Governmental Authority successor thereto. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero). “Fee Letter” means that certain fee letter, dated as of the Closing Date, among Borrowers and Agent. “Finance Party” means the Agent, a Lender or a Participator. “Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Loan Parties and their Subsidiaries determined on a Consolidated basis, the ratio of (a) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period. For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period. “Fixed Charges” means, with respect to any fiscal period and with respect to Loan Parties and their Subsidiaries determined on a Consolidated basis, the sum, without duplication, of (a) Consolidated Interest Charge required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non- cash Consolidated Interest Charge) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (including any required payments or prepayments from excess cash flow during such period), (c) all federal, state, provincial, territorial and local income taxes required to be paid during such period, (d) all Restricted Payments paid (whether in cash or

-31- 155656.00004/151516861v.1 other property, other than common Equity Interests) during such period, and (e) to the extent not otherwise deducted from Consolidated EBITDA for such period, all payments required to be made during such period in respect of any funding deficiency or funding shortfall with respect to any Pension Plan or for any Withdrawal Liability. “Floor” means a rate of interest equal to 0%. “Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent and EBS, executed and delivered by Borrowers and Agent. “Foreign Government Scheme or Arrangement” has the meaning assigned thereto in Section 4.10(d). “Foreign Plan” has the meaning assigned thereto in Section 4.10(d). “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Foreign Lender” means any Lender that is not a United States person within the meaning of IRC section 7701(a)(30). “Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia. “Funding Date” means the date on which a Borrowing occurs. “Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied. “Global Inventory Availability” means, as of any date of determination, the sum of (a) availability under clause (c) of the definition of Canadian Borrowing Base, plus (b) availability under clause (c) of the definition of Irish Borrowing Base, plus (c) availability under clause (d) of the definition of U.S. Borrowing Base. “Global Net Inventory Availability” means, as of any date of determination, an amount equal to the lesser of (a) the sum of (i) 100% of the availability under the sum of clauses (a), and (b) of the definition of Canadian Borrowing Base, plus (ii) 100% of the availability under the sum of clauses (a) and (b) of the definition of Irish Borrowing Base, plus (iii) 100% of the availability under the sum of clauses (a), (b), and (c) of the definitions of U.S. Borrowing Base, and (b) the sum of (i) 50% of the availability under the sum of clauses (a), (b) and (c) of the definition of Canadian Borrowing Base; plus (ii) 50% of the availability under the sum of clauses (a), (b) and (c) of the definition of Irish Borrowing Base, plus (iii) 50% of the availability under the sum of clauses (a), (b), (c) and (d) of the definitions of U.S. Borrowing Base. “Governing Documents” means, (a) with respect to any corporation or unlimited liability corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, including, without limitation, the certificate or articles of incorporation a certificate of incorporation on change of name and, constitution); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents); and

-32- 155656.00004/151516861v.1 (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including any Person that is a “Guarantor” under the Guaranty Agreement, (b) any person that is a “Guarantor” under the Irish Guaranty Agreement, and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement. “Guaranty Agreement” means, collectively, (a) the Guaranty Agreement of even date herewith made by the Guarantors and the Borrowers in favor of the Agent for the benefit of the Lender Group and the Bank Product Providers and (b) each other guaranty and guaranty supplement delivered pursuant to Section 5.17. “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation under Environmental Laws intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement. Notwithstanding anything herein to the contrary, under no circumstances shall any Permitted Bond Hedge Transaction or Permitted Warrant Transaction or the obligations thereunder constitute a Hedge Agreement. “Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising

-33- 155656.00004/151516861v.1 under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers. “Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations. “Immaterial Subsidiary” means any Subsidiary of the Loan Parties (other than a Borrower) that (a) together with its Subsidiaries, (i) contributed less than fivetwo and one-half percent (52.5%) of the total revenues of the Loan Parties and their Subsidiaries, on a consolidated basis, during the most recent Measurement Period, and (ii) as of any applicable date of determination has assets that constitute less than fivetwo and one-half percent (52.5%) of the aggregate net book value of the assets of the Loan Parties and their Subsidiaries, on a consolidated basis (each of which calculations, for any Immaterial Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a pro forma basis as if such Subsidiary were in existence or acquired on such date), (b) does not own any other Subsidiaries (other than Excluded Subsidiaries) and (c) has been designated as such on Schedule 4.1(c) (as supplemented from time to time pursuant to the terms hereof) or by the Loan Parties in a written notice delivered to Agent (other than any such Subsidiary as to which the Loan Parties has revoked such designation by written notice to Agent). Notwithstanding the foregoing, in no event shall any Subsidiary be designated as an Immaterial Subsidiary if it (x) is an obligor or guarantor of (i) any unsecured Indebtedness with an aggregate principal amount in excess of $25,000,000 or (ii) any Subject Indebtedness, (yi) has total revenue or assets of such Subsidiary, when taken together with the total revenues or assets of all then existing Immaterial Subsidiaries, would exceed five percent (5%) of the total revenues or aggregate net book value of the assets, as applicable, of the Loan Parties and their Subsidiaries; (ii) owns, or otherwise licenses or has the right to use, Intellectual Propertyany mMaterial to the operation of the Loan Parties and their Subsidiaries orAsset, (ziii) owns the Equity Interests of a Subsidiary that is not an Immaterial Subsidiary or (iv) is an obligor or guarantor of any Subordinated Indebtedness, the 2028 Senior Notes or the Term Loan Indebtedness. “Increase” has the meaning specified therefor in Section 2.14 of this Agreement. “Increase Date” means the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount. “Increase Joinder” has the meaning specified therefor in Section 2.14 of this Agreement. “Increased Reporting Event” means if at any time Excess Availability is less than 15% of the Maximum Revolver Amount. “Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event and continuing until the date when no Increased Reporting Event has occurred for 20 consecutive days. “Incremental Equivalent Debt” means Indebtedness in the form of term loans or notes, which Indebtedness is either unsecured or secured on a pari passu basis with, or junior basis to, the Term Loan Indebtedness, provided that:

-34- 155656.00004/151516861v.1 (a) the aggregate outstanding principal amount of such Indebtedness on any date that such Indebtedness is incurred pursuant to clause (jj) of the definition of Permitted Indebtedness shall be subject to the limitations set forth therein; (b) the final maturity date of such Incremental Equivalent Debt may not be earlier than the Maturity Date; (c) except for any of the following that are applicable only to periods following the Maturity Date or as are incorporated, at the option of the Borrowers, into this Agreement for the benefit of all Lenders (which may be accomplished by an agreement between the Borrowers and the Agent without the consent of any other Person), the covenants, events of default, subsidiary guarantees and other terms for such Indebtedness or commitments (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums), when taken as a whole, are determined by the Borrower in good faith (i) to be on customary market terms or (ii) not to be materially more restrictive on the Borrower and its Subsidiaries than the terms of this Agreement, when taken as a whole; (d) if such Indebtedness is secured on a pari passu basis with the Term Loan Indebtedness, a representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of the ABL/Term Loan Intercreditor Agreement; and (e) if such Indebtedness is secured on a junior basis to the Term Loan Indebtedness, a representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a junior lien intercreditor agreement acceptable to Agent. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (excluding letters of credit issued in respect of trade payables); (c) net obligations of such Person under any Hedge Agreement; (d) all obligations of such Person to pay the deferred purchase price (including, without limitation, in the form of earnouts, milestones and other contingent payment obligations but not until such obligations become a liability on the consolidated balance sheet of such Person in accordance with GAAP) of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was originally created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

-35- 155656.00004/151516861v.1 (g) all obligations of such Person in respect of Disqualified Equity Interests of such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, in each case to the extent required to be included as a liability on the consolidated balance sheet of EBS and its Subsidiaries in accordance with GAAP; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person (x) shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (y) shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and (ii) endorsements of checks or drafts arising in the ordinary course of business. “Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement. “Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement. “Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Laws or under any other state, provincial, territorial or federal bankruptcy or insolvency law, any Irish Insolvency Proceeding, assignments for the benefit of creditors, formal or informal moratoria, compositions, rearrangement (including the arrangement provisions of any Canadian corporate statute dealing with the arrangement or compromise of debt or any class thereof), receivership, appointment of process adviser, judicial management, reorganization, extensions generally with creditors or affecting the rights of creditors generally, or proceedings seeking reorganization, arrangement, or other similar relief. “Intellectual Property” has the meaning assigned thereto in the Collateral Agreement. “Interest Period” means, with respect to any SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Base Rate Loan to a SOFR Loan) and ending one or three months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one or three months after the date on which the Interest Period began, as applicable, (d) Borrowers may not elect an Interest Period which will end after the Maturity Date and (e) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any SOFR Notice or conversion or continuation notice. “Inventory” means inventory (as that term is defined in the Code).

-36- 155656.00004/151516861v.1 “Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, (b) Royalty Reserves in respect of Inventory, and (c) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or the Maximum Revolver Amount, including based on the results of appraisals. “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment. “Investment Policy” means the investment policy of the Borrowers and their Subsidiaries as of the Closing Date, as the same may be amended or otherwise modified from time to time; provided, that such investment policy is (i) substantially similar to the investment policy in effect as of the Closing Date or (ii) otherwise reasonably approved by the Agent at the direction of the Required Lenders. “Irish Borrower” and “Irish Borrowers” means (a) Emergent Ireland, and (b) any other Borrower party hereto from time to time incorporated under the laws of Ireland or resident for Tax purposes in Ireland. “Irish Borrowing Base” means, as of any date of determination, the result of: (a) 85% of the amount of Eligible Billed Accounts of Irish Borrowers (other than Eligible Extended Accounts of Irish Borrowers), less the amount, if any, of the Dilution Reserve, plus (b) the lesser of: (i) 85% of the amount of Eligible Extended Accounts of Irish Borrowers, less the amount, if any, of the Dilution Reserve,; and (ii) $10,000,000 less the amount of Eligible Extended Accounts included under clause (b) of the Canadian Borrowing Base and clause (b) of the U.S. Borrowing Base, plus (c) the sum of: (i) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Irish Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of Irish Borrowers at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Irish Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of Irish Borrowers (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus (ii) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Irish Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of Irish Borrowers at such time, and (B) the product of 85% multiplied

-37- 155656.00004/151516861v.1 by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Irish Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of Irish Borrowers (such determination may be made as to different categories of Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (d) the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement. “Irish Guarantor” means any Guarantor that is an Irish Subsidiary. “Irish Newco Subsidiary” means Emergent Acquisition Unlimited Company (previously Emergent Acquisition Limited), an Irish private unlimited company with company number 634369, an indirect foreign subsidiary of the Loan Parties. “Irish Newco/Adapt Intercompany Loan” has the meaning assigned thereto in the definition of Permitted Indebtedness. “Irish Subsidiary” means any Subsidiary of a Loan Party that is organized under the laws of Ireland. “IRC” means the Internal Revenue Code of 1986, as in effect from time to time. “ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use. “Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit. “Issuing Bank” means Wells Fargo or any branch, correspondent or Affiliate thereof, or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of this Agreement, and Issuing Bank shall be a Lender. “Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement. “Judgment Currency” has the meaning set forth in Section 17.16 of this Agreement. “Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to three months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and Agent so elects, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location. “LC Fee Letter” means that certain WFCF Fee Letter (Letters of Credit), dated as of the Amendment No. 1 Effective Date, as amended from time to time, among Borrowers and Wells Fargo, as Issuing Bank, in form and substance reasonably satisfactory to Wells Fargo.

-38- 155656.00004/151516861v.1 “Lender” has the meaning set forth in the preamble to this Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them. “Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them. “Lender Group Expenses” means all (a) reasonable and documented costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental assessments, (c) Agent’s customary reasonable and documented fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary reasonable and documented fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) reasonable and documented field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 5.7(c) of this Agreement, (h) Agent’s and Lenders’ reasonable and documented out-of- pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral; provided, that, of legal fees and expenses shall be limited to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all members of the Lender Group taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all members of the Lender Group, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected members of the Lender Group, taken as a

-39- 155656.00004/151516861v.1 whole, and (y) one additional local counsel in each relevant jurisdiction to all affected members of the Lender Group, taken as a whole. “Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement. “Lender Insurance” has the meaning specified therefor in Section 5.6(c) of this Agreement. “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents. “Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank. “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit. “Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date. “Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this Agreement. “Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement. “Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement. “Letter of Credit Sublimit” means $10,000,000. “Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations resulting from drawings with respect to Letters of Credit which drawings remain unreimbursed or which have not been paid through a Revolving Loan.

-40- 155656.00004/151516861v.1 “Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date, to (b) Consolidated EBITDA for most recently completed Measurement Period. “Lien” means any mortgage, leasehold mortgage, deed of trust, pledge, hypothecation, hypothec, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing. “Limited Condition Acquisition” means any Permitted Acquisition or other Investment permitted under this Agreement that is not conditioned on the availability of, or on obtaining, third-party financing. “Liquidity” means, at any time, the sum of (a) Excess Availability plus (b) Qualified Cash. “Loan” means any Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder. “Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement. “Loan Documents” means this Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty Agreement, the Collateral Agreement, the Canadian Collateral Agreement, Irish Security Agreements, the ABL/Term Loan Intercreditor Agreement, any Issuer Documents, the Letters of Credit, the LC Fee Letter, the Patent Security Agreement, and each Subordination Agreement, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements) and designated as a “Loan Document”. “Loan Party” means any Borrower or any Guarantor. “Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time. “Material Adverse Effect” means (a) a material adverse effect on the operations, business assets, properties, liabilities (actual or contingent) or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Material Asset” means (a) Material Intellectual Property and (b) any other asset that is material to the business of the Loan Parties and their Subsidiaries, taken as a whole. “Material Contract” means, with respect to EBS and its Subsidiaries, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $150,000,000 or more in any year.

-41- 155656.00004/151516861v.1 “Material Intellectual Property” means any Intellectual Property owned by theor licensed to any Loan Partiesy that is, in the good faith determination of the Loan Parties,or any of its Subsidiaries that is material to the ongoing operation of the business of the Loan Parties and their Subsidiaries, taken as a whole., including all proprietary software used by or on behalf of such Person or offered, marketed, or licensed (including software as a service) by such Person to third parties for generating material revenue for Loan Parties or any of their Subsidiaries (“Proprietary Software”). Notwithstanding the foregoing, Material Intellectual Property shall not include any software licensed (including software as a service) to any Borrower or any of their Affiliates from any third party, which is shrink-wrap software, unless such software is incorporated into and material to, necessary for and material to the operation of, or used for purposes of providing and material to the provision of, any Proprietary Software, and not readily replaceable by any Borrower or any of their Affiliates. “Maturity Date” means the earliest of (a) September 30April 16, 20292031, (b) to the extent any Term Loan Indebtedness remains outstanding, the date that is ninety (90) days prior to the maturity date under the Term Loan Credit Agreement and, (c) to the extent any indebtedness under the Senior Notes Indenture remains outstanding, the date that is ninety (90) days prior to the maturity date of the 2028 Senior Notes under the Senior Notes Indenture., and (d) to the extent any Incremental Equivalent Debt or Permitted Indebtedness incurred pursuant to clause (t) of the definition thereof remains outstanding, the date that is ninety (90) days prior to the maturity date of such Indebtedness. “Maximum Revolver Amount” means $100,000,00050,000,000, as decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and as increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement. “Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the BorrowerEBS. “Moody’s” has the meaning specified therefor in the definition of Cash Equivalents. “Multiemployer Plan” means any Benefit Plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Loan Parties or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory. “Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement. “Non-Defaulting Lender” means each Lender other than a Defaulting Lender. “Non-Guarantor Subsidiary” means any Subsidiary of a Borrower that is not a Guarantor. “Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in

-42- 155656.00004/151516861v.1 part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Off-Balance Sheet Financing” means, with respect to any Loan Party or any of its Subsidiaries, any transaction, obligation, or arrangement (including any synthetic lease, operating lease that would have been classified as such under GAAP prior to ASC 842, sale-leaseback transaction, receivables facility, factoring arrangement, securitization transaction, or similar structured financing) that (a) is not or may not be required to be reflected as Indebtedness on the balance sheet of the Loan Parties and their Subsidiaries under GAAP, but (b) involves the incurrence of a reimbursement, repurchase, payment, performance, sale, commitment, or similar obligation by such Loan Party or its Subsidiary, whether contingent or otherwise. For the avoidance of doubt, “Off-Balance Sheet Financing” includes any obligations of a Loan Party or one of its Subsidiaries under any special purpose or variable interest entity that is not consolidated with such Person under GAAP. “Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement. “Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2). “Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement. “Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement. “Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.

-43- 155656.00004/151516861v.1 “Patent Security Agreement” has the meaning specified therefor in the Collateral Agreement. “Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement. “Payment Conditions” means, at the time of determination with respect to the relevant action as to which the satisfaction of the Payment Conditions is being determined, that: (a) no Event of Default then exists or would arise as a result of the entering into of such relevant action; and (b) on a pro forma basis after giving effect to such relevant action, either (i) (A) Payment Conditions Excess Availability on such date and for the 30 consecutive day period preceding such relevant action is equal to or greater than twenty percent (20%) of the Maximum Revolver Amount and (ii) : (1) in the case of an Investment, fifteen percent (15%) of the Maximum Revolver Amount; (2) in the case of a Restricted Payment, payment in respect of Subject Indebtedness or any other action as to which the satisfaction of the Payment Conditions is being determined, seventeen and one half of one percent (17.5%) of the Maximum Revolver Amount; and (B) on a pro forma basis after giving effect to such relevant action, the Fixed Charge Coverage Ratio (with such Fixed Charge Coverage Ratio to be tested as of the most recently ended 12 consecutive fiscal month period for which financial statements are available) is at least 1.00 to 1.00; or (ii) Payment Conditions Excess Availability on such date and for the 30 consecutive day period preceding such relevant action is equal to or greater than: (A) in the case of an Investment, twenty percent (20%) of the Maximum Revolver Amount; or (B) in the case of a Restricted Payment, payment in respect of Subject Indebtedness or any other action as to which the satisfaction of the Payment Conditions is being determined, twenty-two and one half of one percent (22.5%) of the Maximum Revolver Amount; provided that, in connection with any such relevant action, Administrative Borrower shall have delivered to Agent a written certification (a) stating that in connection with each such relevant action, the conditions above are satisfied., and (b) providing reasonably detailed calculations of Payment Conditions Excess Availability (and evidence thereof, including bank statements in respect of the Specified Designated Account (U.S.)) and the Fixed Charge Coverage Ratio, as applicable. “Payment Conditions Excess Availability” means (a) Excess Availability, plus (b) an amount equal to seventy-five percent (75%) of Qualified Cash. “Payment Recipient” has the meaning specified therefor in Section 17.18 of this Agreement.

-44- 155656.00004/151516861v.1 “PBA” means the Pension Benefits Act (Ontario), the regulations promulgated thereunder, and any successor statutes thereto, as amended, or any equivalent federal or provincial pension standards legislation in Canada, as applicable. “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency. “Pension Act” means the Pension Protection Act of 2006. “Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan), that is maintained or is contributed to by the Loan Parties and any ERISA Affiliate and is covered by Title IV of ERISA and is subject to the minimum funding standards under Section 412 of the IRC. “Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement. “Permits” means any rights, franchises, permits, licenses, accreditations, authorizations or other approvals that are (a) material to the businesses of the Loan Parties and their Subsidiaries or (b) required under any Applicable Law. “Permitted Acquisition” means any Acquisition so long as (subject to Section 1.12 with respect to any Limited Condition Transaction): (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,; (b) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of EBS and its Subsidiaries in the ordinary course or another business reasonably related thereto; (c) in the case of any Acquisition of all or substantially all of the Equity Interest in a Person, such Acquisition shall have been approved by the board of directors (or other equivalent governing body) of such Person; (d) (A) the Borrowers shall be in compliance with the covenants set forth in Section 7.17 as of the last day of the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 8.1(b) or (c) on a pro forma basis (after giving effect to such Acquisition, including any extensions of credit to be made to fund any such Acquisition) as though such Acquisition had been consummated as of the first day of such Measurement Period, and (B) in the case of any Acquisition having aggregate consideration (including cash, Cash Equivalents and other deferred payment obligations) in excess of $75,000,000, the Borrowers shall have provided to the Agent not less than five (5) Business Days (or such shorter period as agreed to by the Agent in its sole discretion) prior to the consummation of such Acquisition a Compliance Certificate demonstrating such compliance; (e) the Payment Conditions are satisfied, ;

-45- 155656.00004/151516861v.1 (f) the Borrowers shall have delivered to the Agent (which the Agent shall make available to each Lender), at least five (5) Business Days (or such shorter period as agreed to by the Agent in its sole discretion) prior to the date on which any such Acquisition is to be consummated, a description of such Acquisition with a reasonably detailed summary of all earnouts, milestones and other contingent payment obligations in connection with such Acquisition; (g) the Borrowers shall have delivered to the Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such Acquisition; and (h) in the case of any Acquisition of all or substantially all of the Equity Interest in a Person, such Person shall become a Loan Party; provided, that, Persons acquired in Acquisitions having aggregate consideration (including cash, Cash Equivalents and other deferred payment obligations) of up to $25,000,000 collectively, at any time outstanding, may be Non-Guarantor Subsidiaries.; and (i) in the case of any Acquisition with an aggregate purchase price that exceeds the greater of (i) $25,000,000 and (ii) 10% of Consolidated EBITDA, Borrowers have provided Agent with the forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. “Permitted Bond Hedge Transaction” means any bond hedge or call or capped call option (or similar transaction) on a Loan Party’s or a Subsidiary’s Equity Interests in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received from the sale of any related Permitted Warrant Transaction does not exceed the net proceeds received from the sale of such Convertible Indebtedness. “Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Agent for comparable asset-based lending transactions. “Permitted Dispositions” means: (a) Dispositions of property that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business; (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d) the licensing, on a non-exclusive basis, of Intellectual Property in the ordinary course of business; (e) the granting of Permitted Liens; (f) the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

-46- 155656.00004/151516861v.1 (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (i) the leasing, subleasing, licensing or sublicensing of assets of any Loan Party or its Subsidiaries in the ordinary course of business, including leases of real property; (j) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Administrative Borrower; (k) the abandonment, cancellation, lapse, expiration or other Disposition of Intellectual Property (including any registrations or applications for registration therefor) that is, in the reasonable judgment of the Borrowers, no longer economically practical or commercially reasonable to maintain or not material to the conduct of the business of the Borrowers or their Subsidiaries, taken as a whole; (l) the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement; (m) the making of Permitted Investments; (n) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Loan Party or any of its Subsidiaries (other than any Borrower) to a Loan Party, and (ii) from any Subsidiary of any Loan Party that is not a Loan Party to any other Subsidiary of any Loan Party; (o) dispositions of Equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral; (p) Dispositions of assets acquired by the Loan Parties and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, ; (q) Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements (including, without limitation, any puts, calls or deadlock buyouts) between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (r) Dispositions (including, without limitation, Dispositions of Intellectual Property) by the Loan Parties and their Subsidiaries not otherwise permitted in clauses (a) through (q) above so long as (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) the Disposition is to an unaffiliated third party on an arms’-length basis for fair market value (as reasonably determined by the Administrative Borrower in good faith), and (iii) at least 75% of the consideration of such Disposition shall be in the form of cash or Cash Equivalents; andprovided, that to the

-47- 155656.00004/151516861v.1 extent any Material Intellectual Property is disposed of pursuant to this clause (r), the Borrowers shall, (A) prior to such disposition, deliver to Agent a pro forma Borrowing Base Certificate reflecting the Borrowing Base (including any reduction in Eligible Inventory) immediately after giving effect to such disposition, and (B) to the extent that an Overadvance would exist immediately after giving effect to such disposition (the “Potential Overadvance”), as a condition precedent to consummating such disposition, the Borrowers shall, prior to consummating such disposition, pay, or cause to be paid, to Agent, for application to the Revolving Loans, an amount equal to such Potential Overadvance in accordance with Section 2.4(e) hereof; (s) Dispositions of Term Loan Priority Collateral (as defined in the ABL/Term Loan Intercreditor Agreement), including, without limitation, Dispositions ofother than Material Intellectual Property, by the Loan Parties and their Subsidiaries; provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) the Disposition is to an unaffiliated third party on an arms’-length basis for fair market value (as reasonably determined by the Loan Parties in good faith), and (iii) at least 75% of the consideration of such Disposition shall be in the form of cash or Cash Equivalents; or other Material Assets, of not more than the greater of $37,500,000 and 15% of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence) in the aggregate for any fiscal year (with amounts in the immediately succeeding fiscal year being permitted to be utilized in the current fiscal year); (t) the Specified Permitted Dispositions; (u) Dispositions that give rise to the receipt by the Borrowers or any of their Subsidiaries of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property; (v) Dispositions of accounts receivable (other than any account receivable arising under a Material Contract) in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction; and (w) the unwinding of any Hedge Agreement; (x) any swap of assets (other than ABL Priority Collateral) in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Loan Parties and their Subsidiaries as a whole, as determined in good faith by the management of the Administrative Borrower; (y) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and (z) Dispositions in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction; provided, that if, as of any date of determination, sales or dispositions by the Loan Parties during the period of time from the first day of the month in which such date of determination occurs until such date of determination, either individually or in the aggregate, involve the lesser of (x) ten percent (10%) or

-48- 155656.00004/151516861v.1 more of assets included in the Borrowing Base or (y) $7,500,000 or more of assets included in the Borrowing Base (in each case, based on the fair market value of the assets so disposed), then Borrowers shall, prior to consummation of such sale or disposition, deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base in connection with such sale or disposition. “Permitted Indebtedness” means: (a) Indebtedness in respect of the Obligations,; (b) Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,; (c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,; (d) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,; (e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Loan Party or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,; (f) unsecured Indebtedness of any Loan Party that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent,; (g) Acquired Indebtedness and Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, except by an amount equal to any original issue discount, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate amount of all such Indebtedness, together with Permitted Purchase Money Indebtedness, at any one time outstanding shall not exceed (x) the greater of $50,000,000 and 5% of Tangible Assets outstanding at any one time,(y) twenty percent (20%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence); (h) Indebtedness incurred in the ordinary course of business under performance or bid bonds, surety, statutory, or appeal bonds or other obligations of a like nature,;

-49- 155656.00004/151516861v.1 (i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,; (j) the incurrence by any Loan Party or its Subsidiaries of Indebtedness (contingent or otherwise) under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,; (k) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,; (l) unsecured Indebtedness issued to former employees, officers, or directors of such Loan Parties (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Loan Parties held by such Persons to finance the purchase or redemption of Equity Interests of the Loan Parties permitted by Section 6.7(a); provided that, the aggregate outstanding principal amount of Indebtedness incurred under this clause (i) shall not exceed the greater of $35,000,000 and 20% of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis at the time of incurrence); (m) (i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions, Permitted Investments or Permitted Dispositions and (ii) unsecured Indebtedness consisting of obligations of any Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisition or Permitted Investment,; (n) Indebtedness comprising Permitted Investments,; (o) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,; (p) unsecured Indebtedness ofin respect of earnouts, royalty payments, milestones and other contingent payment obligations incurred by any Loan Party or any of its Subsidiaries in respect of earn-outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more(i) a Permitted Acquisitions or other Permitted Investment, or (ii) any other Aacquisitions or Investment to which the requisite Lenders have consented,; provided that if any such obligations are reasonably expected (as determined at the time of entry into definitive documentation setting forth the payment obligations) to result in cash payments in excess of the Threshold Amount in any period of twelve months or $$75,000,000 in the aggregate during the term of this Agreement, such obligations shall be subordinated to the Obligations on terms satisfactory to the Agent; (q) Indebtedness in an aggregate outstanding principal amount not to exceed $1,000,000 at any time outstanding for all Subsidiaries of each Loan Party that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,;

-50- 155656.00004/151516861v.1 (r) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,; (s) the Term Loan Indebtedness, and any Refinancing Indebtedness in respect thereof; (t) unsecured Indebtedness or Subordinated Indebtedness (including earn-out obligations) of any Borrower or any other Loan Party; provided that (i) if the proceeds of such Indebtednesswhich are used to fund all or a portion of a Permitted Acquisition, or other permitted Investment and any Refinancing Indebtedness in respect thereof, and which Indebtedness may be Subordinated Indebtedness, unsecured Indebtedness, or secured indebtedness, so long as (i) on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Consolidated First Lien Leverage Ratio is less than 4.00does not exceed 2.25:1.00 as of the last day of the most recently ended Measurement Period for which financial statements have been (or are required to have been) delivered pursuant to Schedule 5.1, (ii) if the proceeds of such Indebtedness are not to fund all or a portion of a Permitted Acquisition, the Borrowers are in compliance, as of the date of incurrence, on a pro forma basis after giving effect to the incurrence of such Indebtedness with (A) a Leverage Ratio of less than 3.75:1.00 and (B) the covenants set forth in Section 7, in each case, as of the last day of the most recently ended Measurement Period for which financial statements have been (or are required to have been) delivered pursuant to Schedule 5.1, (iii) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (iv) such Indebtedness does not mature prior to the date that is 91 days after the then latest Maturity Date, (v) if guaranteed, such Indebtedness is not guaranteed by any Subsidiary that is not a Loan Party, (vi) if such Indebtedness is Subordinated Indebtedness, (x) it will not have mandatory prepayment or mandatory amortization, redemption, sinking fund or similar prepayments (other than asset sale and change of control mandatory offers to repurchase customary for high-yield debt securities) prior to the date that is 91 days after the then latest Maturity Date at the time of the incurrence of such Indebtedness and (y) any guaranty of such Indebtedness by the Loan Parties shall be expressly subordinated to the Obligations on terms materially not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness, and (vii) if such Indebtedness is secured Indebtedness, a representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of an intercreditor agreement in form and substance reasonably acceptable to Agent, and (viii) the terms of such Indebtedness (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions (and, if applicable, subordination terms)), taken as a whole, are not materially more restrictive (as determined by the Borrowers in good faith) on the Borrowers and its Subsidiaries than the terms and conditions of this Agreement, taken as a whole.; (u) Indebtedness of the Loan Parties under the 2028 Senior Notes and any Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount not to exceed $450,000,000 at any time and any refinancings, refundings, renewals or extensions thereof; provided that (i) [reserved], (ii) no obligors, other than any direct or any contingent obligor with respect to such Indebtedness or any obligor that would have been required to become an obligor with respect to the Indebtedness being refinanced, refunded, renewed or extended, shall be an obligor under such refinancing, refunding, renewal or extension, (iii) the final maturity date of such refinancing, refunding, renewal or extension, at the time of incurrence thereof, shall not be prior to the date that is one hundred eighty (180) days after the then latest Maturity Date, and (iv) the material terms (other than fees, interest rate, rate floors, premiums, optional prepayment, redemption provisions and conversion price), taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness are not more restrictive (as determined by the Administrative Borrower in good faith) in any material respect to the Loan Parties than the terms of any agreement or instrument governing the Indebtedness, taken as a whole, being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending

-51- 155656.00004/151516861v.1 Indebtedness does not exceed the then-applicable market interest rate, as determined by the Administrative Borrower in good faith;; (v) any other unsecured Indebtedness incurred by any Loan Party or any of its Subsidiaries in an aggregate outstanding amount not to exceed $500,000 at any one time, ; (w) Indebtedness of the Borrowers or any other Loan Party arising in connection with any economic development incentive program or grant from any State or any subdivision thereof (including any city or county) in connection with the Borrowers’ or such Loan Party’s business development activities in such state or subdivision; provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $15,000,000,22,500,000; (x) (i) that certain Intercompany Note, dated October 15, 2018, made by the Irish Newco Subsidiary payable to International, in the amount $[***], (ii) that certain Amended and Restated Intercompany Loan Agreement, dated June 25, 2019, made by the Irish Newco Subsidiary payable to International in the amount $[***] and (iii) that certain Intercompany Note, dated December 18, 2018, made by Emergent Operations Ireland Limited (f/k/a Adapt Pharma Operations Limited), a limited liability company organized under the laws of Ireland, payable to the Irish Newco Subsidiary in the amount of $[***] (collectively, the “Irish Newco/Adapt Intercompany Loan”), ; (y) that certain Intercompany Loan Agreement, dated October 15, 2018, by International payable to EBS in the principal amount of $[***] (the “EI/Adapt Intercompany Loan”),; (z) unsecured Indebtedness consisting of obligations of the Borrowers or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisition or other Investment permitted hereunder,; (aa) Indebtedness consisting of take or pay obligations contained in any supply arrangements, in each case, in the ordinary course of business,; (bb) obligations of the Borrowers or any Subsidiary under letters of credit, banker’s acceptances or bank guarantee denominated in a currency other than Dollars issued for the account of a Borrower or any of its Subsidiaries, provided that the aggregate amount of all such obligations (including the maximum amount to be drawn under all such letters of credit) shall not exceed $5,000,000 at any time outstanding,; (cc) other Indebtedness in an aggregate principal amount not to exceed the greater of (i) $50,000,00062,500,000 and (ii) twenty-five percent (25%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence) at any time outstanding; provided, that (i) such Indebtedness shall be Subordinated Indebtedness or (ii) other Indebtedness, provided that amounts incurred under this clause (ii) shall not exceed $10,000,000 outstanding at any time; provided, further (I) that in the event that the effective yield applicable Indebtedness incurred under this clause (ii) exceeds the effective yield for the Revolving Loans by more than 50 basis points, then the interest rate margins and/or interest rate floor for the Revolving Loans shall be adjusted to the extent necessary so that the effective yield for the Revolving Loans are equal to the effective yield of such Indebtedness minus 50 basis points and (II) such Indebtedness shall not include “make-whole” or similar provisions,to the extent that any such Indebtedness is secured by Liens on Collateral, such Liens shall be subject to an intercreditor agreement, in form and substance reasonably satisfactory to Agent;

-52- 155656.00004/151516861v.1 (dd) Indebtedness of Non-Guarantor Subsidiaries owing to unaffiliated third parties in an aggregate outstanding principal amount not to exceed the greater of (x) $5,000,000, 26,000,000 and (y) fifteen percent (15%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence); (ee) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, in each case, entered into in connection with a Permitted Acquisition, other Investments permitted hereunder or the Disposition of any business, assets or Equity Interests permitted hereunder; and (ff) Permitted Intercompany Advances.; In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (c), (g), (t), (u), (w), (bb) and (cc) above, the Borrowers may select which such category shall apply to such Indebtedness and may, in its sole discretion, divide and reallocate the Indebtedness among multiple available categories pursuant to more than one of the above clauses. (gg) to the extent constituting Indebtedness, the Ebanga Obligation; (hh) [reserved]; (ii) Indebtedness (i) arising from customer deposits and advance payments received from customers for goods purchased in the ordinary course of business, and (ii) in respect of workers’ compensation, health and other types of social security benefits, unemployment and other self-insurance obligations or other forms of governmental insurance or benefits, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any of its Subsidiaries, in each case in the ordinary course of business; and (jj) any Incremental Equivalent Debt together with any Refinancing Indebtedness in respect thereof; provided that the aggregate outstanding principal amount, including all Refinancing Indebtedness in respect thereof, as of the date any such Indebtedness is incurred, does not exceed the sum of: (i) (A) the greater of (x) $200 million and (y) 80% of Consolidated EBITDA for the most recent Measurement Period (determined on a pro forma basis), minus (B) any amounts previously utilized pursuant to this subclause (i), plus (C) the amount of all prior voluntary prepayments, redemptions or repurchases of Term Loan Indebtedness or other Incremental Equivalent Debt that is secured on a pari passu basis (without regard to the control of remedies) with the Liens securing the Term Loan Indebtedness (in each case, other than to the extent made with the proceeds of Term Loan Indebtedness or other long-term Indebtedness (other than Indebtedness incurred under any revolving facility), plus (D) the principal amount of permanent reductions in the Revolver Commitment; plus (ii) an additional amount so long as on and as of the date of the incurrence of such Incremental Equivalent Debt, on a pro forma basis after giving effect to such incurrence and/or issuance of such Indebtedness, (a) in the case of any Incremental Equivalent Debt that is secured by a Lien on a pari passu basis (without regard to the control of remedies) with the Liens securing the Term Loan Indebtedness, the Consolidated First Lien Leverage Ratio (determined on a pro forma basis) does not exceed 2.00:1.00 or (b) in the case of any Incremental Equivalent Debt that is secured by a Lien on a junior basis with the Liens securing the Obligations the proceeds of which are used solely to refinance the 2028 Senior Notes and to pay related fees and expenses, the Consolidated Secured Leverage Ratio (determined on a pro forma basis) does not exceed 3.75:1.00. “Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, and (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as such Indebtedness constitutes Subordinated Indebtedness.

-53- 155656.00004/151516861v.1 “Permitted Investments” means: (a) Investments in cash and Cash Equivalents and other Investments permitted by the Investment Policy,; (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,; (c) advances made in connection with purchases of goods or services in the ordinary course of business,; (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,; (e) (i) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement, (ii) additional Investments by the Loan Parties and their Subsidiaries in Loan Parties, (iii) additional Investments by Non-Guarantor Subsidiaries in other Non- Guarantor Subsidiaries, and (iv) Investments in Non-Guarantor Subsidiaries, together with any Investments made pursuant to clause (r) below, and joint ventures in an aggregate outstanding amount with respect to such Investments under this clause (iv) not to exceed the greater of (x) $10,000,00025,000,000 and (y) ten percent (10%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence); provided that no proceeds of Revolving Loans under this clause (iv) may be used to consummate any such Investment, under this clause (iv); (f) guarantees permitted under the definition of Permitted Indebtedness, payments permitted by Section 6.6 and Restricted Payments permitted by Section 6.7,; (g) Permitted Intercompany Advances,; (h) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,; (i) deposits of cash made in the ordinary course of business to secure performance of operating leases,; (j) loans and advances to employees, officers, and directors of a Loan Party or any of its Subsidiaries for the purpose of (i) purchasing Equity Interests in Administrative Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Administrative Borrower, and (ii) loans and advances to employees and officers of a Loan Party or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $500,000 at any one time,; (k) Permitted Acquisitions,; (l) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Administrative Borrower),;

-54- 155656.00004/151516861v.1 (m) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,; (n) equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,; (o) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,; (p) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 during the term of this Agreement,; (q) Investments consisting of non-cash consideration received in connection with Permitted Dispositions, so long as the non-cash consideration received in connection with any Permitted Disposition does not exceed 50% of the total consideration received in connection with such Permitted Disposition,; and (r) other Investments not exceeding the greater of (x) $35,000,00050,000,000 and (y) twenty percent (20%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence) at any time outstanding; provided that no proceeds of Revolving Loans may be used to consummate any such Investment,; (s) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss,; (t) Investments in the Equity Interest of the Administrative Borrower which is held by the Administrative Borrower as treasury stock, and; (u) to the extent constituting Investments, any Investments in Hedge Agreements permitted pursuant to clause (j) of the definition of Permitted Indebtedness; (v) (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Administrative Borrower; (w) to the extent constituting an Investment, any Permitted Bond Hedge Transaction and Permitted Warrant Transaction entered into in connection with Convertible Indebtedness that constitutes Permitted Indebtedness, and the performance of the Loan Parties’ obligations thereunder; and (ux) additional Investments not otherwise permitted; provided, that immediately after giving pro forma effect to such Investment (and any Indebtedness incurred in connection therewith) the Payment Conditions are satisfied.

-55- 155656.00004/151516861v.1 For purposes of determining the amount of any Permitted Investment outstanding for purposes of this definition such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). “Permitted Liens” means: (a) Liens granted to, or for the benefit of, Agent to secure the Obligations,; (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP,; (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,; (d) Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,; (e) any interest or title of (i) a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased or (ii) a lessee, licensee, sublessee under any lease, license, sublease or sublicense by any Borrower or any Subsidiary that is a Permitted Disposition,; (f) purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,; (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, repairman or suppliers or other like Liens, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet overdue for a period of more than 30 days, or (ii) are the subject of Permitted Protests,; (h) Liens on amounts deposited in connection with worker’s compensation, unemployment insurance or other social security legislation or other forms of governmental insurance benefits, other than any Lien imposed by ERISA,; (i) Liens on amounts deposited, letters of credit or bank guarantees that constitute Permitted Indebtedness to secure the making or entering into or performance of bids, tenders, trade contracts or leases, statutory obligations, surety and appeal bonds, performance or bid bonds and other obligations of a like nature incurred in the ordinary course of business,; (j) Liens on amounts deposited to secure any Loan Party’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,;

-56- 155656.00004/151516861v.1 (k) with respect to any Real Property, easements, rights of way, restrictive covenants, other similar encumbrances and zoning restrictions that do not materially interfere with or impair the use or operation thereof,; (l) non-exclusive licenses of Intellectual Property in the ordinary course of business,; (m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,; (n) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code (or the equivalent provision in any other jurisdiction) in effect in the relevant jurisdiction and (ii) rights of setoff, recoupment or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts or Securities Accounts in the ordinary course of business,; (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,; (p) solely to the extent junior to the Liens on the Collateral securing the Obligations, Liens securing obligations in respect of Indebtedness under any economic development incentive program from any State or any subdivision (including any city or county) permitted under clause (v) of the definition of Permitted Indebtedness; provided that such Liens (i) do not at any time encumber any property other than any property located in such State or subdivision giving rise to the Loan Parties’ business development activities and such incentive program and (ii) to the extent encumbering any Collateral, shall at all times be subject to an intercreditor agreement, in form and substance reasonably satisfactory to Agent; (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,; (r) Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Investment,; (s) Liens existing on property acquired by a Borrower or any Subsidiary at the time such property is acquired or existing on the property of any Person at the time such Person becomes a Subsidiary after the Closing Date; provided that (i) such Liens exists at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Liens do not attach to any Property of the Loan Parties or any of its Subsidiaries other than those of the Subsidiary acquired or the property or assets so acquired (and property or assets affixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and Refinancing Indebtedness in respect thereof to the extent permitted hereunder; (t) Liens upon the Collateral securing the Term Loan Indebtedness pursuant to the Term Loan Documents, and Refinancing Indebtedness in respect thereof; (u) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $25,000,000; provided that no such Lien shall extend to or cover any ABL Priority Collateral or real property owned by any Loan Party or any Subsidiary,;

-57- 155656.00004/151516861v.1 (v) Liens deemed to exist in connection with Investments in repurchasing agreement under Permitted Investments and reasonable and customary initial deposits and margin deposits and similar Liens attached to commodities trading accounts or other brokerage accounts in the ordinary course of business and not for speculative purposes,; (w) Liens on deposits and other amounts held in escrow to secure contractual payments (continent or otherwise) payable by any Borrower or any Subsidiary to a seller after the consummation of a Permitted Acquisition,; (x) Liens on deposit to secure any Indebtedness permitted under clause (bb) of the definition of Permitted Indebtedness,; (y) Liens securing Indebtedness permitted under clause (cc) of the definition of Permitted Indebtedness (i) in an aggregate principal amount not to exceed $10,000,000 or (iiwhich do not extend to or cover any ABL Priority Collateral or (ii) are pari passu or junior to the Liens securing the Term Loan Indebtedness, or (iii) that are subordinated in Lien priority to the Liens securing the Obligations and subject, in each case in the foregoing clauses (iii) and (iii) to an intercreditor agreement in form and substance reasonably acceptable to the Agent, and; (z) Liens in favor of a Loan Party or any Non-Guarantor Subsidiary on assets of a Non-Guarantor Subsidiary securing Permitted Indebtedness contemplated under clauses (x), (y) and (ff) of the definition thereof; (aa) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by a Loan Party or any of their respective Subsidiaries in the ordinary course of business permitted by this Agreement; (bb) Liens on assets of any Non-Guarantor Subsidiary (including Equity Interests held by such Non-Guarantor Subsidiary) securing Permitted Indebtedness contemplated under clause (dd) of the definition thereof; (cc) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings securing obligations constituting Permitted Indebtedness and Permitted Liens permitted to be incurred elsewhere under this definition; (dd) in the case of any non-wholly owned Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its Governing Documents or any related joint venture or similar agreement; (ee) Liens arising under the PBA or other applicable pension standards legislation in Canada in respect of pension plan contribution amounts required to be remitted under a Canadian Pension Plan or a Canadian Multi-Employer Plan, but not yet due; (zff) Liens on the Collateral (or any portion thereof) securing Indebtedness permitted underpursuant to clauses (ut) and (jj) of the definition of Permitted Indebtedness that are subordinated in Lien priority and payment priority to the Liens securing the Obligations and subject to an(to the extent permitted to be secured thereunder) and any Refinancing Indebtedness in respect thereof; provided that a representative acting on behalf of the holders of such Indebtedness shall have become party to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement in form and substance reasonably acceptable to the Agent, which results in such representative having rights to share in the

-58- 155656.00004/151516861v.1 applicable Collateral on a pari passu basis with the Term Loan Indebtedness (without regard to the control of remedies) or a junior lien basis, as applicable). Notwithstanding the foregoing, in no event shall the Loan Parties or their Subsidiaries permit any Liens on real property or Intellectual Property owned by the Loan Parties or any Subsidiarysecuring debt for borrowed money, other than Liens under clauses (a),(ef), (km), (lp) and, (s), (u), (aa), (bb), (cc) and, subject to the terms of the ABL/Term Loan Intercreditor Agreement, (t), (y) or (ff). “Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes, or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP and (b) any such protest is conducted diligently by such Loan Party or its Subsidiary, as applicable, in good faith. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations and Synthetic Lease Obligations), incurred after the Closing Date and prior to for within 270 days after the acquisition, construction, repair, replacement, lease or improvements of any fixed or capital assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time, together with Permitted Indebtedness pursuant to clause (g) of the definition thereof, not in excess of the greater of (x) $50,000,000 and 5% of Tangible Assets(y) twenty percent (20%) of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis as of the date of incurrence). “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or similar transaction), on a Borrowers’ Equity Interests, regardless of the issuer or seller thereof, issued substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction. “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement. “Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement. “PPSA” means the Personal Property Security Act (Ontario), and the regulations thereunder, as from time to time in effect; provided, that if attachment, perfection or priority of Agent’s Liens in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA means those personal property security laws in such other jurisdiction (including, in the case of Québec, the Civil Code of Québec and the regulations thereunder) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions. References to sections of the PPSA shall be construed to also refer to any successor sections. “Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

-59- 155656.00004/151516861v.1 “Pro Rata Share” means, as of any date of determination: (a) with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders,; (b) with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders,; and (c) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders. “Projections” means EBS and its Subsidiaries’ forecasted financial statements, together with appropriate supporting details and a statement of underlying assumptions. “Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of this Agreement. “Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D). “QFC Credit Support” has the meaning specified therefor in Section 17.15 of this Agreement. “Qualified Cash” means, as of any date of determination, (a) from the Closing Date until the date that is 90 days from the Closing Date (or such later date as Agent shall agree in writing), the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, maintained by a branch office of the applicable bank or securities intermediary located within the United States, Canada, Ireland or such other jurisdiction acceptable to Agent, which such Deposit Account or Securities Account is the subject of a Control Agreement and such cash and Cash Equivalents are subject to Agent’s perfected Lien, and for which Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, of the amount of such cash and Cash Equivalents held in such Deposit Accounts or in Securities Accounts as of any applicable date, and (b) from and after the date that is 90 days from the Closing Dateat all times thereafter, the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, maintained by a branch office of the bank or securities intermediaryWells Fargo located within the United States, Canada, Ireland or such other jurisdiction acceptable to Agent, which such

-60- 155656.00004/151516861v.1 Deposit Account or Securities Account is the subject of a Control Agreement and such cash and Cash Equivalents are subject to Agent’s perfected Lien. “Qualified Equity Interests” means and refers to any Equity Interests issued by Administrative Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest. “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto. “Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount. “Recipient” means (a) the Agent, (b) any Lender, or (c) any Issuing Bank, as applicable. “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form. “Reference Period” means any period of 12 consecutive months. “Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,; (b) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,; (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,; (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,; (e) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured,; and (f) if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

-61- 155656.00004/151516861v.1 “Register” has the meaning set forth in Section 13.1(h) of this Agreement. “Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement. “Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto. “Remedial Action” means, with respect to the presence of Hazardous Materials in the environment in concentrations exceeding those allowed by Environmental Laws, all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre- remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws. “Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement. “Report” has the meaning specified therefor in Section 15.16 of this Agreement. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. “Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (a) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (b) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another). “Required Liquidity” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $100,000,000. “Reserves” means, as of any date of determination, Inventory Reserves, Receivables Reserves, Bank Product Reserves, Preferential Reserves and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, freight, duties, tariffs, and/or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien, trust, or deemed trust in the Permitted Discretion of Agent likely would have a priority superior to Agent’s

-62- 155656.00004/151516861v.1 Liens (such as (i) Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or (ii) Liens, trusts or deemed trusts for (v) ad valorem, excise, sales, or other taxes where given priority under applicable law, (w) all amounts due and not contributed, remitted or paid to any Canadian Pension Plans or Canadian MEPPs, and other obligations and contributions under such plans whether or not due (including in respect of any unfunded liability, solvency deficiency or wind-up deficiency, hypothetical or otherwise), (x) any amounts due and not paid for wages, vacation pay, and other compensation amounts payable under the Wage Earner Protection Program (Canada), the BIA or the CCAA, (y) amounts due and not paid pursuant to the Canada Pension Plan (Canada) or any legislation on account of workers’ compensation or employment insurance, and (z) all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), in each case where and to the extent such Lien, trust or deemed trust benefits from priority under Applicable Law) in and to such item of the Collateral) with respect to the applicable Borrowing Base or the Maximum Revolver Amount. Agent acknowledges that in the event of the delivery of a satisfactory field exam (in the reasonable determination of Agent) for the calendar year 2026, any reporting reserve previously applicable shall be removed. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, manager or executive manager (in the case of any limited liability company), treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 6.1, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Administrative Borrower or any of its Subsidiaries (including any payment in connection with any merger, amalgamation or consolidation involving Administrative Borrower) or to the direct or indirect holders of Equity Interests issued by Administrative Borrower or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Administrative Borrower or any of its Subsidiaries), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger, amalgamation or consolidation involving Administrative Borrower) any Equity Interests issued by or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Administrative Borrower now or hereafter outstanding. “Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) hereof.

-63- 155656.00004/151516861v.1 “Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage. “Revolving Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure. “Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender. “Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement. “Royalty Reserve” means, as of any date of determination, an amount equal to royalties payable by a Borrower to any Person who is not a Loan Party in respect of the Collateral. “Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, and the so-called Donetsk People’s Republic and Luhansk People’s Republic). “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned 50% or more or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above. “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) listed as a Designated or Listed Person under Canadian Economic Sanctions (c) the United Nations Security Council, (d) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, (e) the Government of Canada (including pursuant to Canadian Economic Sanctions and Export Control Laws) or (f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates. “S&P” has the meaning specified therefor in the definition of Cash Equivalents. “SEC” means the United States Securities and Exchange Commission and any successor thereto. “Securities Account” means a securities account (as that term is defined in the Code or the PPSA, as the context requires).

-64- 155656.00004/151516861v.1 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute. “Senior Notes Indenture” means that certain Indenture, dated as of August 7, 2020, by and among EBS, the Guarantors party thereto, and U.S. Bank National Association, as trustee. “Senior Notes Maturity Date” means to the extent the 2028 Senior Notes remain outstanding, August 15, 2028. “Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement. “Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement. “SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”). “SOFR Margin” has the meaning set forth in the definition of Applicable Margin. “SOFR Notice” means a written notice in the form of Exhibit S-1 to this Agreement. “SOFR Option” has the meaning specified therefor in Section 2.12(a) of this Agreement. “Sole Book Runner” has the meaning set forth in the preamble to this Agreement. “Sole Lead Arranger” has the meaning set forth in the preamble to this Agreement. “Solvent” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Designated Account (Canada)” means the Designated Account identified on Schedule D-1(a) to this Agreement. “Specified Designated Account (Ireland)” means the Designated Account identified on Schedule D-1(b) to this Agreement.

-65- 155656.00004/151516861v.1 “Specified Designated Account (U.S.)” means the Designated Account identified on Schedule D- 1(c) to this Agreement. “Specified Permitted Disposition” means all real property, equipment, and assets, including physical assets associated with the below but housed in another storage location and other assets sold in connection therewith, for the following: [***] “Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or, UCP or EUCP, as chosen in the applicable Letter of Credit. “Structured Payables” means any accounts payable or similar obligations of any Loan Party or any of its Subsidiaries that, pursuant to any arrangement or agreement, have payment terms that are extended, modified, or financed in a manner inconsistent with the Loan Party’s ordinary-course trade terms with the applicable supplier (including pursuant to any Supply Chain Financing Arrangement), and, in each case, regardless of whether the arrangement or agreement is committed or uncommitted. “Subject Indebtedness” means the collective reference to any Indebtedness incurred by the Borrowers or any of their Subsidiaries that is (i) Subordinated Indebtedness, (ii) the 2028 Senior Notes, (iii) the Term Loan Indebtedness or (iv) other unsecured Indebtedness for borrowed money in excess of $500,000 (for the avoidance of doubt, Indebtedness consisting of earnouts, royalties and other contingent payments shall not constitute Indebtedness for borrowed money under this clause (iv)). “Subordinated Indebtedness” means any Indebtedness of any Loan Party or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a Subordination Agreement or contains terms and conditions of subordination that are acceptable to Agent. “Subordination Agreement” means any subordination agreement in favor of Agent with respect to Subordinated Indebtedness, which subordination agreement shall be in form and content reasonably acceptable to Agent. “Subsidiary” means as to any Person, any corporation, unlimited liability corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Administrative Borrower. “Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one

-66- 155656.00004/151516861v.1 another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders). “Supply Chain Financing Arrangement” means any arrangement, program, or facility (including any supplier finance program, supply chain finance services, reverse factoring program, structured payable program, trade payable services, supplier accounts receivable purchases, inventory financing arrangement, or similar arrangement), in each case, pursuant to which (a) trade payables or obligations of any Loan Party or any of its Subsidiaries owing to one or more suppliers or vendors are paid or purchased (whether directly or indirectly) by a third-party finance provider prior to the stated maturity of such payables, or inventory purchases by a Loan Party or any of its Subsidiaries are financed by a third-party finance provider, and (b) the applicable Loan Party or Subsidiary agrees, undertakes, or is otherwise obligated to repay such third- party finance provider (or extend payment terms with suppliers in connection with such program). For the avoidance of doubt, (i) “Supply Chain Financing Arrangement” includes any arrangement that may cause trade payables to be recharacterized as Indebtedness under GAAP, irrespective of how such obligations are classified on the balance sheet, and (ii) “Supply Chain Financing Arrangement” does not include the financing provided under this Agreement. “Supported QFC” has the meaning specified therefor in Section 17.15 of this Agreement. “Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of this Agreement. “Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement. “Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date. “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Tangible Assets” means, at any time, the total assets of the Loan Parties and their Subsidiaries determined on a consolidated basis at such time less the amount of all intangible assets at such time, including, without limitation, all goodwill, customer lists, franchises, licenses, computer software, patents, trademarks, trade names, copyrights, service marks, brand names, unamortized deferred charges, unamortized debt discount and capitalized research and development costs. “Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

-67- 155656.00004/151516861v.1 “Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additions to tax with respect thereto. “Term Loan Agent” means OHA Agency, LLCOrbiMed Royalty & Credit Opportunities V, LP, in its capacity as administrative agent under the Term Loan Credit Agreement, and its successors and permitted assigns. “Term Loan Credit Agreement” means the Credit Agreement, dated as of August 30, 2024the Amendment No. 1 Effective Date, by and among EBS, as the Borrower, the other Loan Parties party thereto, as guarantors, Term Loan Agent and the Term Loan Lenders, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced, in each case, as and to the extent permitted by this Agreement and the ABL/Term Loan Intercreditor Agreement. “Term Loan Documents” means, collectively, (a) the Term Loan Credit Agreement and (b) all other “Loan Documents” as defined therein, as all of the foregoing now exist or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced. “Term Loan Indebtedness” means the Indebtedness and the other obligations owing under the Term Loan Documents. “Term Loan Lenders” means the financial institutions party to the Term Loan Credit Agreement from time to time as lenders. “Term Loan Priority Collateral” has the meaning specified therefor in ABL/Term Loan Intercreditor Agreement. “Term SOFR” means,; (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day,; and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities

-68- 155656.00004/151516861v.1 Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Threshold Amount” means an amount equal to the greater of $25,000,000 and 10% of Consolidated EBITDA for the most recently completed Measurement Period (determined on a pro forma basis). “Trademark Security Agreement” has the meaning specified therefor in the Collateral Agreement. “Transactions” means, collectively, (a) the refinancing of certain indebtedness of the Borrowers and their Subsidiaries, (b) the initial Loans hereunder and the incurrence of the Term Loan Indebtedness, and (c) the payment of fees, commissions, transaction costs and expenses incurred in connection with each of the foregoing. “UCC” has the meaning specified therefor in Section 2.11(o) of this Agreement. “UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. “United States” means the United States of America. “Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.

-69- 155656.00004/151516861v.1 “U.S. Borrower” and “U.S. Borrowers” means (a) EBS, (b) BioDefense, (c) Manufacturing, (d) PD, (e) Cangene, (f) International, Devices, (g) Travel Health, and (h) any other Borrower party hereto from time to time organized under the laws of the United States, any state thereof or the District of Columbia. “U.S. Borrowing Base” means, as of any date of determination, the result of: (a) 85% of the amount of Eligible Billed Accounts of U.S. Borrowers (other than Eligible Extended Accounts of U.S. Borrowers), less the amount, if any, of the Dilution Reserve, plus (b) the lesser of: (i) 85% of the amount of Eligible Extended Accounts of U.S. Borrowers, less the amount, if any, of the Dilution Reserve,; and (ii) $10,000,000 less the amount of Eligible Extended Accounts included under clause (b) of the Irish Borrowing Base and clause (b) of the Canadian Borrowing Base, plus (c) the lesser of: (i) 75% of the amount of Eligible Unbilled Accounts of U.S. Borrowers, less the amount, if any, of the Dilution Reserve,; and (ii) $5,000,000, plus (d) the sum of: (i) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with U.S. Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of U.S. Borrowers at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with U.S. Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory of U.S. Borrowers (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus (ii) the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a basis consistent with U.S. Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of U.S. Borrowers at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with U.S. Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory of U.S. Borrowers (such determination may be made as to different categories of Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (e) the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of

-70- 155656.00004/151516861v.1 trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.12(b), in each case, such day is also a Business Day. “U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.15 of this Agreement. “Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement. “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association. “Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided, further that (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Leases in the financial statements and (B) all financial statements delivered to the Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Loan Parties” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal

-71- 155656.00004/151516861v.1 amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. 1.3 Code; PPSA. Any terms used in this Agreement that are defined (a) in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern, and (b) the PPSA shall be construed and defined as set forth in the PPSA to the extent applicable to Collateral subject to the PPSA. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code” or the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Securities Transfer Act, 2006 (Ontario), the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights in the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including the Act respecting the transfer of securities and the establishment of security entitlements (Québec) and the securities transfer legislation of each applicable province or territory of Canada), and (iii) all references in this Agreement to a financing statement, financing change statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws. 1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d)the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required

-72- 155656.00004/151516861v.1 to be repaid, and (e) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. 1.5 Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day. 1.6 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. 1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 1.8 Currency Reporting. Borrowers shall report value and other Borrowing Base components to Agent in Dollars, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. 1.9 Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.10 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one

-73- 155656.00004/151516861v.1 place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.11 Guarantees/Earn Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP. 1.12 Limited Condition Acquisitions. In the event that the Administrative Borrower notifies the Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the Administrative Borrower wishes to test the conditions to such Acquisition and the incurrence and availability of the Indebtedness that is to be used to finance such Acquisition in accordance with this Section, then the following provisions shall apply notwithstanding anything to the contrary in this Agreement or any other Loan Documents: (a) any condition to such Acquisition or the incurrence or availability of such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Acquisition or the incurrence or initial availability of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition and (ii) if the proceeds of Revolving Loans are not used to consummate such Acquisition or the incurrence or initial availability of such Indebtedness, no Event of Default under any of Sections 8.1, 8.4 or 8.5 shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith (including such additional Indebtedness); (b) [reserved]; (c) any financial ratio test or condition, may upon the written election of the Administrative Borrower delivered to the Agent prior to the execution of the definitive agreement for such Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.12(c) prior to the date of execution of the definitive agreement for such Limited Condition Acquisition shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.12(c); and (d) if the Administrative Borrower has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then, except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be required to be satisfied (x) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (y) assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Administrative

-74- 155656.00004/151516861v.1 Borrower is in compliance with the requirements of Section 7 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. (e) The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested. 1.13 Quebec Interpretation. For all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (vii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (viii) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall include a “mandatary”, (x) “construction liens” or “materialmen’s, repairman’s, construction contractors’, mechanics’ and other like Liens” shall include “legal hypothecs”, (xi) “joint and several” shall include “solidary”, (xii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiii) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xiv) “easement” shall include “servitude”, (xv) “priority” shall include “prior claim”, (xvi) “survey” shall include “certificate of location and plan”, (xvii) “accounts” shall include “claims” and “monetary claims”, (xviii) “fee simple title” shall include “absolute ownership”, (xix) “leasehold interest” shall include “a valid lease”, and (xx) any reference to a financing statement, financing change statement, continuation statement, amendment or termination statement or like document shall include the equivalent filing under the Civil Code of Québec. 1.14 Irish Terms. Unless a contrary indication appears, a reference in this Agreement to: (a) “Associated Entity”: Two entities shall be Associated Entities in respect of each other where: (i) one entity, directly or indirectly, possesses or is beneficially entitled to: (A) where the other entity is an entity having share capital, more than 50 per cent of the issued share capital of the other entity,; or (B) where the other entity is an entity not having share capital, an interest of more than 50 per cent of the ownership rights in the other entity; (ii) one entity, directly or indirectly, is entitled to exercise more than 50 per cent of the voting power in the other entity; (iii) one entity (in this paragraph referred to as “the first-mentioned entity”), directly or indirectly, holds such rights as would: (A) where the other entity is a company, if the whole of the profits of that other entity were distributed, entitle the first-mentioned entity,

-75- 155656.00004/151516861v.1 directly or indirectly, to receive more than 50 per cent of the profits so distributed,; or (B) where the other entity is an entity other than a company, if the share of the profits of that other entity to which the first-mentioned entity is entitled, directly or indirectly, is more than 50 per cent,; (iv) one entity has definite influence in the management of the other entity (for these purposes, ‘definite influence in the management of another entity’ means the ability to participate, on the board of directors or equivalent governing body of the other entity, in the financial and operating policy decisions of the other entity, where that ability causes, or could cause, the affairs of that other entity to be conducted in accordance with its wishes); or (v) there is another entity in respect of which the two entities are, in accordance with paragraph (i), (ii), (iii) or (iv), Associated Entities. (b) “examiner” means an examiner or interim examiner appointed pursuant to Section 509 of the Irish Companies Act and “examinership” shall be construed accordingly; (c) “insolvent” where it relates to an Irish Loan Party or a Loan Party or any of their Subsidiaries that are capable of being subject to an Irish Insolvency Proceeding, shall include, without limitation, being “unable to pay its debts” within the meaning of section 509(3) or section 570 of the Irish Companies Act. (d) “Ireland” means the island of Ireland, exclusive of Northern Ireland. (e) “Irish Companies Act” means the Companies Act 2014 of Ireland (as amended). (f) “Irish CRO” means the Companies Registration Office of Ireland. (g) “Irish Debenture” means that certain Irish law debenture among each Irish Loan Party who is party thereto from time to time, in favor of Agent, for the ratable benefit of the Lender Group and the Bank Product Providers, which shall be in form and substance reasonably acceptable to Agent. (h) “Irish Guaranty Agreement” means that certain Irish law guarantee agreement among each Irish Loan Party who is party thereto from time to time, in favor of Agent, for the ratable benefit of the Lender Group and the Bank Product Providers, which shall be in form and substance reasonably acceptable to Agent. (i) “Irish Insolvency Proceeding” means any corporate action, legal proceedings or other procedure or step is taken in respect of a Loan Party, an Irish Loan Party or any of their Subsidiaries or their assets under the laws of Ireland in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership, rescue process for small and micro companies or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), (b) a composition, compromise, assignment or arrangement with any creditor, (c) the presentation of a petition to the courts in Ireland for the appointment of a liquidator or examiner, (d) the appointment of a liquidator, receiver, receiver and manager, examiner, process adviser, compulsory manager or other similar officer, or (e) enforcement of any Lien. (j) “Irish Loan Party” means each Loan Party incorporated or otherwise existing under the laws of Ireland.

-76- 155656.00004/151516861v.1 (k) “Irish Pension Plan” means any occupational pension scheme established in Ireland which is not a defined contribution scheme (as defined in section 2 of the Pensions Act 1990 of Ireland). (l) “Irish Perfection Requirements” means with respect to any Loan Document governed by the laws of Ireland or any Irish Loan Party, the making or the procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any such Loan Document (and/or any Liens created under it) necessary for the validity, enforceability (as against the relevant Loan Party or any relevant third party) and/or perfection of that Loan Document. (m) “Irish Qualifying Lender” means a Lender or Participant, as the case may be, which is beneficially entitled to interest payable to a Lender in respect of an advance under a Loan Document which is not an Associated Entity of an Irish Borrower that is a Tax Haven Lender and which is: (i) a bank, within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA; or (ii) a body corporate: (A) which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Lender claims to be resident) where that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory or where that Relevant Territory provides for a remittance basis of taxation and interest payable under this Agreement is payable into an account located in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or (B) where interest payable under this Agreement: a. is exempted from the charge to Irish income tax under a Treaty in force between Ireland and the country in which the Lender is resident for tax purposes; or b. would be exempted from the charge to Irish income tax under a Treaty signed between Ireland and the country in which the Lender or Participant, as the case may be, is resident for tax purposes if such Treaty had the force of law by virtue of section 826(1) TCA; (n) except where interest is paid under this Agreement to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (i) a company that is incorporated in the United States and taxed in the United States on its worldwide income except where interest is paid under this Agreement to the United States company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (ii) a United States limited liability company (“LLC”), where the ultimate recipients of the interest payable under this Agreement are Qualifying Lenders within paragraphs (ii) , (iii) or (v) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes except where interest is paid under a Loan

-77- 155656.00004/151516861v.1 Document to the LLC or the ultimate recipients of the interest in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or (iii) (in circumstances only where interest is paid under this Agreement by a Borrower which is a qualifying company within the meaning of section 110 TCA) a person who is resident for tax purposes in a Relevant Territory under the laws of that territory except where such person is a body corporate, such interest is paid to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (iv) a qualifying company within the meaning of section 110 TCA; or (v) an exempt approved scheme within the meaning of section 774 TCA; or (vi) an investment undertaking within the meaning of section 739B TCA; or (vii) a body corporate: (A) which advances money in the ordinary course of a trade which includes the lending of money; and (B) in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of such body corporate; and (C) which has made the appropriate notifications under section 246(5)(a) TCA to the Revenue Commissioners and the relevant Borrower; or (o) an Irish Treaty Lender; or (p) an Irish partnership or a tax transparent foreign entity in which (i) all the members of the Irish partnership or tax transparent foreign entity would be Irish Qualifying Lenders within paragraphs (ii) (iii) or (iv) of this definition, if the interest paid to that Lender pursuant to this Agreement had been paid directly to those members; and (ii) the Irish partnership or tax transparent foreign entity is considered to be tax transparent in its jurisdiction of residence (or, where the entity is not considered to be resident in any jurisdiction, its place of creation) and by all of the jurisdictions where the members of the tax transparent entity are resident, such that the interest paid to that Lender in respect of this Agreement is treated as arising to those members directly; and (iii) business is conducted through the Irish partnership or tax transparent foreign entity for non-tax commercial reasons and not for tax avoidance purposes. (q) “Irish Security Agreements” means the Irish Debenture and the Irish Share Charge. (r) “Irish Share Charge” means the share charge agreement(s) in respect of the capital stock of the Irish Loan Parties among the pledgor(s) named therein, in favor of Agent, for the ratable benefit of the Lender Group and the Bank Product Providers, which shall be in form and substance reasonably acceptable to Agent.

-78- 155656.00004/151516861v.1 (s) “Irish Treaty Lender” means, subject to the completion of procedural formalities, a Lender or Participant, as the case may be, which: (i) is treated as a resident of a Treaty State for the purposes of the Treaty; and (ii) does not carry on a business in Ireland through a permanent establishment with which that Lender’s or Participant’s, as the case may be, participation in the Loan is effectively connected,; provided that a Lender or Participant, as the case may be, shall not be an Irish Treaty Lender if it falls within sub-paragraph (ii), (iii), (iv) or (v) of the definition of Irish Qualifying Lender. (t) “Listed Territory” means a territory included in Annex 1 of the Council conclusions on the revised EU list of non-cooperative jurisdictions for tax purposes as published in the Official Journal of the European Union C/2023/437 on 23 October 2023. (u) “Tax Deduction” means a deduction or withholding for or on account of Irish Tax from a payment under a Loan Document, other than a FATCA deduction. (v) “Tax Haven Lender” means a Lender (or Participant, as applicable) which is resident, or which has a permanent establishment to which payments of interest will be made, in a territory, other than an EEA Member Country, which is a Listed Territory or a Zero-Tax Territory. (w) “Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland which has the force of law and which contains an article dealing with interest or income from debt-claims. (x) “Preferential Reserves” means, as of any date of determination, preferential debts which are required to be paid in priority to other debts in accordance with section 621 (2) of the Irish Companies Act. (y) “process adviser” has the meaning given to that term in section 558A of the Irish Companies Act. (z) “Relevant Territory” means: (i) a member state of the European Union (other than Ireland); or (ii) not being such a member state, a country with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or (iii) not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a Treaty which will come into force once the procedures set out in section 826(1) TCA have been completed. (aa) “Revenue Commissioners” means the Revenue Commissioners of Ireland. (bb) “TCA” means the Taxes Consolidation Act 1997 of Ireland (as amended). (cc) “VAT” means:

-79- 155656.00004/151516861v.1 (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above, or imposed elsewhere. (dd) “VAT Group” means a group or unity or fiscal unity for VAT purposes within the meaning of section 15 of VATCA, and otherwise as applicable a group or unity or fiscal unity for VAT purposes under any applicable law implementing Article 11 of Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112). (ee) “VATCA” means the Value-Added Tax Consolidation Act 2010 of Ireland (as amended). 1.15 Irish Limitations. In respect of any Irish Loan Party, the obligations and liabilities of such Irish Loan Party under this Agreement or any other Loan Document do not extend to include any obligation or liability to the extent doing so would constitute unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act or any equivalent and applicable provisions under the laws of any other jurisdiction of the relevant Loan Party. 1.16 Negative Covenant Compliance. (a) With respect to determining whether any Loan Party or any Subsidiary complies with any negative covenant in Section 6 hereof, to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Administrative Borrower may, upon written notice to Agent, elect to re-allocate all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that would otherwise permit such obligation or transaction; provided, that, (a) if Administrative Borrower elects to re-allocate all or any portion of such obligation or transaction, and (b) the subsection relating to the negative covenant in Section 6 applicable to such obligation or transaction is subject to Payment Conditions, then, as of the date of any such proposed re-allocation, the Payment Conditions shall be satisfied at the time of, and after giving effect to, such re- allocation. (b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Total Leverage Ratio, Consolidated Secured Leverage Ratio and/or Consolidated First Lien Leverage Ratio) (any such amounts, the “Fixed Amounts”; including, for the avoidance of doubt, any grower component based on Consolidated EBITDA) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement within the same covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. Any Fixed Amount based on Consolidated EBITDA shall be tested at the time of utilization thereof. SECTION 2. LOANS AND TERMS OF PAYMENT. 2.1 Revolving Loans.

-80- 155656.00004/151516861v.1 (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of: (i) such Lender’s Revolver Commitment,; or (ii) such Lender’s Pro Rata Share of an amount equal to the lesser of: (A) the amount equal to (1) the Maximum Revolver Amount, less (2) the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time,; and (B) the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time. (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement. (c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against each Borrowing Base or the Maximum Revolver Amount; provided, that Agent shall notify Borrowers at least 3 Business Days prior to the date on which any such reserve is to be established or increased; provided further, that: (i) the Borrowers may not obtain any new Revolving Loans (including Swing Loans) or Letters of Credit to the extent that such Revolving Loan (including Swing Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve as set forth in such notice; (ii) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (iii) no such prior notice shall be required during the existence of a Default or during continuance of any Event of Default; and (iv) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts and Eligible Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria. Upon the establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.

-81- 155656.00004/151516861v.1 2.2 [Reserved]. 2.3 Borrowing Procedures and Settlements. (a) Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 11:00 a.m2:00 p.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (iii) on the U.S. Government Securities Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of a request for a SOFR Loan, specifying (A) the amount of such Borrowing and the applicable Specified Designated Account into which such Borrowing is to be deposited, and (B) the requested Funding Date (which shall be a Business Day); provided, that (1) Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m2:00 p.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable, (2) the maximum net amount of funds (calculated on any given date as the aggregate amount of funds deposited into the Specified Designated Account (Canada) and the Specified Designated Account (Ireland), as applicable, less the aggregate amount of funds credited against such Specified Designated Account in accordance with Section 2.4(b)) on deposit in (x) the Specified Designated Account (Canada), shall not exceed at any given time $[***] and (y) the Specified Designated Account (Ireland) shall not exceed at any given time $[***]. If, on any given date, there is no availability to make a Borrowing deposit into the Specified Designated Account (Canada) or the Specified Designated Account (Ireland), as applicable, any Borrowing shall be deposited into the Specified Designated Account (U.S.). All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. (b) Making of Swing Loans. In the case of a Revolving Loan and so long as any of (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $5,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such Borrowing to the Specified Designated Account (U.S.). Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. (c) Making of Revolving Loans.

-82- 155656.00004/151516861v.1 (i) In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, or (B) in the case of a SOFR Loan, prior to 11:00 a.m2:00 p.m. at least three U.S. Government Securities Business Days prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m1:00 p.m. on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Specified Designated Account (U.S.), Specified Designated Account (Canada) or Specified Designated Account (Ireland), as applicable; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date. (ii) Unless Agent receives notice from a Lender prior to 9:30 a.m12:30 p.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m1:00 p.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing. (d) Protective Advances and Optional Overadvances. (i) Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent

-83- 155656.00004/151516861v.1 set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). (ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Borrowing Base, and (B) subject to Section 2.3(d)(iv) below, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e). (iii) Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a SOFR Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way. (iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments; provided, that Agent may make Extraordinary Advances in excess of the foregoing limitations so long as such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments are for Agent’s sole and separate account and not for the account of any Lender. No Lender shall have an obligation to settle with Agent for such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the

-84- 155656.00004/151516861v.1 Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments as provided in Section 2.3(e) (or Section 2.3(g), as applicable). (e) Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions: (i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to any Loan Party’s or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m5:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m3:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m3:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate. (ii) In determining whether a Lender’s balance of the Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. (iii) Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to

-85- 155656.00004/151516861v.1 the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable. (iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g). (f) Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate. (g) Defaulting Lenders. (i) Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable

-86- 155656.00004/151516861v.1 under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern. (ii) If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then: (A) such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time; (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any

-87- 155656.00004/151516861v.1 partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank; (C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized; (D) to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure; (E) to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated; (F) so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii), or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and (G) Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non- Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

-88- 155656.00004/151516861v.1 (h) Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. 2.4 Payments; Reductions of Commitments; Prepayments. (a) Payments by Borrowers. (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m4:30 p.m. on the date specified herein; provided, that, for the avoidance of doubt, any payments deposited into a Controlled Account shall be deemed not to be received by Agent on any Business Day unless immediately available funds have been credited to Agent’s Account prior to 1:30 p.m4:30 p.m. on such Business Day. Any payment received by Agent in immediately available funds in Agent’s Account later than 1:30 p.m4:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. (ii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid. (b) Apportionment and Application. (i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Without in any way limiting the foregoing, for loan administration purposes only and not as evidence of the repayment of any Obligations, unless otherwise designated in writing by Administrative Borrower to Agent, all payments by Borrowers deposited into a Controlled Account or made to Agent’s Account shall be credited first to amounts deposited into the Specified Designated Account (U.S.) and second to amounts deposited into the Specified Designated Account (Canada) and the Specified Designated Account (Ireland) on a pro rata basis. (ii) Subject to Section 2.4(b)(v), Section 2.4(d)(ii), and Section 2.4(e), and subject to the ABL/Term Loan Intercreditor Agreement, all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be

-89- 155656.00004/151516861v.1 applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the to the Specified Designated Account (U.S.), Specified Designated Account (Canada) or Specified Designated Account (Ireland), as applicable) or such other Person entitled thereto under applicable law. (iii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, and subject to the ABL/Term Loan Intercreditor Agreement, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows: (A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by Agent pursuant to the terms of Section 2.4(d)(iv), until paid in full,; (B) second, to pay any fees or premiums then due to Agent under the Loan Documents, until paid in full,; (C) third, to pay interest due in respect of all Protective Advances, until paid in full,; (D) fourth, to pay the principal of all Protective Advances, until paid in full,; (E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,; (F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents, until paid in full,; (G) seventh, to pay interest accrued in respect of the Swing Loans, until paid in full,; (H) eighth, to pay the principal of all Swing Loans, until paid in full,; (I) ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances and Swing Loans), until paid in full,; (J) tenth, ratably a. ratably, to pay the principal of all Revolving Loans (other than Protective Advances and Swing Loans), until paid in full,; b. to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall

-90- 155656.00004/151516861v.1 be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),; c. ratably, up to the lesser of (y) the amount (after taking into account any amounts previously paid pursuant to this clause c. during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, and (z) $10,000,000 (after taking into account any amounts previously paid pursuant to this clause c. during the continuation of the applicable Application Event), to (I) the Bank Product Providers based upon amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of Bank Product Obligations (but not in excess of the Bank Product Reserve established for the Bank Product Obligations of such Bank Product Provider), and (II) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (, which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof,; (K) eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,; (L) twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and (M) thirteenth, to Borrowers (to be wired to the Specified Designated Account (U.S.)) or such other Person entitled thereto under applicable law. (iv) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e). (v) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document. (vi) For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. (vii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be

-91- 155656.00004/151516861v.1 resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern. (viii) Without in any way limiting the foregoing, for loan administration purposes only and not as evidence of the repayment of any Obligations, at any time that an Application Event has occurred and is continuing, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be credited first to amounts deposited into to the Specified Designated Account (Canada) and Specified Designated Account (Ireland) on a pro rata basis, and second to amounts deposited into the Specified Designated Account (U.S.). (c) Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement during the continuance of an Event of Default. Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount not less than the sum of (i) the Revolver Usage as of such date, plus (ii) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (iii) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a); provided, that the Revolver Commitments may not be reduced below $50,000,00020,000,000. Each such reduction shall be in an amount which is not less than $5,000,000, shall be made by providing not less than three Business Days prior written notice to Agent, and shall be irrevocable. The Revolver Commitments, once reduced, may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors. (d) Optional Prepayments. Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty. (e) Mandatory Prepayments (Borrowing Base). If, at any time, (i) the Revolver Usage on such date exceeds (ii) the lesser of (A) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, or (B) the Maximum Revolver Amount, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(c), then Borrowers shall promptly (and in any event within one Business Day) prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess. (f) Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (i) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii). 2.5 Promise to Pay; Promissory Notes. (a) Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any

-92- 155656.00004/151516861v.1 charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations. (b) Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein. 2.6 Interest Rates and Letter of Credit Fee; Rates, Payments, and Calculations. (a) Interest Rates. Except as provided in Section 2.6(c) and Section 2.12(d), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows: (i) if the relevant Obligation is a SOFR Loan, at a per annum rate equal to Adjusted Term SOFR plus the SOFR Margin,; and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin. (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the SOFR Margin times the average amount of the Letter of Credit Usage during the immediately preceding month (or portion thereof). (c) Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5), at the direction of Agent or the Required Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), (A) all Loans and all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable thereunder, and (B) the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder. (d) Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, and (y) otherwise, the earlier

-93- 155656.00004/151516861v.1 of (A) the first day of the month following the month in which the applicable costs, expenses, or Lender Group Expenses were first incurred), or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Revolving Loans hereunder, (B) on the first Business Day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into SOFR Loans in accordance with the terms of this Agreement). (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. For each period for which interest is calculated, subject to the provisions of Section 2.12 relating to interest calculated on SOFR Loans, interest shall be determined based on the daily balance of the Obligations charged to the Loan Account on each day during the applicable period. (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. (g) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. (h) Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder only, (i) whenever any interest or fee payable by any Loan Party is calculated using

-94- 155656.00004/151516861v.1 a rate based on a year of 360 or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. (i) Criminal Code. Without limitation to Section 2.6(f), if any provision of this Agreement or of any of the other Loan Documents would obligate a Canadian Loan Party to make any payment of interest or other amount payable to the Agent or any Lender under this Agreement or any other Loan Document in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Agent or any Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Agent or any Lender hereunder, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Agent or any Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Agent or any Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), such Canadian Loan Party shall be entitled, by notice in writing to the Agent or the applicable Lender, to obtain reimbursement from such party in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Agent or applicable Lender to such Canadian Loan Party. Any amount or rate of interest referred to herein shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable loan remains outstanding with the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall be included in the calculation of such effective rate and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination. 2.7 Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 1:30 p.m4:30 p.m. If any payment item is received into Agent’s Account on a non- Business Day or after 1:30 p.m4:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. 2.8 Designated Accounts. Agent is authorized (but is not obligated) to make the Revolving Loans, and Issuing Bank is authorized (but is not obligated) to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Accounts with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, (a) any Revolving Loan requested by Borrowers and

-95- 155656.00004/151516861v.1 made by Agent or the Lenders hereunder shall be made to the Specified Designated Account (U.S.), Specified Designated Account (Canada) or Specified Designated Account (Ireland), as applicable, and (b) any Swing Loan made by the Swing Lender hereunder shall be made to the Specified Designated Account (U.S.). 2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement. 2.10 Fees. (a) Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter. (b) Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full. (c) Field Examination and Other Fees. Subject to any limitations set forth in Section 5.7(c), Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee at the Agent’s then-standard rate per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof. 2.11 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile

-96- 155656.00004/151516861v.1 or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract. (b) Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance: (i) the Letter of Credit Usage would exceed the Letter of Credit Sublimit,; or (ii) [reserved],; or (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans),; or (iv) the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time. (c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in United States Dollars. (d) Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the

-97- 155656.00004/151516861v.1 amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear. (e) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full. (f) Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, judgments, actions, investigations, proceedings, liabilities, losses, fines, costs, penalties, interest and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

-98- 155656.00004/151516861v.1 (i) any Letter of Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit; (iii) any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit; (iv) any independent undertakings issued by the beneficiary of any Letter of Credit; (v) any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated; (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document; (viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person; (ix) any prohibition on payment or delay in payment of any amount payable by Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; (x) Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; (xi) any foreign language translation provided to Issuing Bank in connection with any Letter of Credit; (xii) any foreign law or usage as it relates to Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or (xiii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (xiii) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable

-99- 155656.00004/151516861v.1 for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.; or (xiv) any of the matters covered in Section 2.11(i). (g) The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure. (h) Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit. Borrowers’ acceptance or rejection of a Drawing Document presented under or in connection with any Letter of Credit (whether or not the document is genuine) or of any released goods shall preclude Borrowers from raising a defense, set-off or claim with respect to Issuing Bank’s honor of such presentation.

-100- 155656.00004/151516861v.1 (i) Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability or legal effect of any Letter of Credit or amendment thereto, any Issuer Document, this Agreement, or any Loan Document, or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) any delay in giving or failing to give notice (irrespective of whether notice is required) to any Borrower; (iiiiv) Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit; (ivv) Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (vvi) the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Issuing Bank or any other Person; (vii) Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank’s counters or are different from the electronic presentation; (viii) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or (viiiix) the fact that any Default or Event of Default shall have occurred and be continuing; provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit. (j) Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

-101- 155656.00004/151516861v.1 (i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary; (ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit; (iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit); (v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request; (vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice (irrespective of whether notice is required) to any Borrower; (vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates; (viii) assertion or waiver of any provision of the ISP or, UCP or eUCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place; (ix) payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it; (x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be; (xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored; (xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

-102- 155656.00004/151516861v.1 (xiii) honor of a presentation made at any location or counter of Issuing Bank notwithstanding any stated restrictions on presentation locations in the Letter of Credit; (xiv) delivery of the Letter of Credit to the beneficiary using the Issuing Bank’s branch network notwithstanding any advising bank preference by applicant; or (xiiixv) honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons. (k) Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank equal to 0.125% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, whether at the time of issuance of any Letter of Credit and, upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations), or otherwise. (l) If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto): (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby,; or (ii) there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. (m) Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may

-103- 155656.00004/151516861v.1 provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided, further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date. (n) If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied). (o) Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the substantive laws of the jurisdiction specified in the applicable Letter of Credit shall govern such Letter of Credit, or if no governing law is so specified, then the substantive laws of the jurisdiction of the office of the Issuing Bank that issued the applicable Letter of Credit shall govern, including in either case, the Uniform Commercial Code (the “UCC”) as in effect from time to time in such jurisdiction, but excluding any choice of law rules that would apply the law of a different jurisdiction, (ii) the rules of the ISP shall apply to each standby Letter of Credit, and (iii) the rules of the UCP or eUCP shall apply to each commercial Letter of Credit. (p) The ISP, the UCP and eUCP shall serve, in the absence of proof to the contrary, as evidence of Standard Letter of Credit Practice with respect to matters covered therein. Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. (q) In the event of a direct conflict between (i) the provisions of this Section 2.11 and any provision contained in any Issuer Document or Standard Letter of Credit Practice, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In, but in the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern., (ii) the ISP and the UCC or other Standard of Letter of Credit Practice, the ISP shall control and govern, (iii) the UCP or eUCP, as applicable, and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the UCP or eUCP, as applicable, the UCP and the eUCP shall control and govern, and (iv) the eUCP and the UCP if the Letter of Credit is governed by the eUCP, the eUCP shall control and govern. (r) The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding. (s) At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments or, documents or agreements and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit

-104- 155656.00004/151516861v.1 pursuant to this Agreement and related Issuer Document, to protect, exercise or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest. (t) With respect to each application for a Letter of Credit to cover the shipment or sale of goods, Borrowers have obtained or will obtain, prior to submission of such application to Issuing Bank, all import, export or shipping licenses and other governmental approvals required in connection with the transaction(s) contemplated thereby or the issuance by Issuing Bank of any Letter of Credit. (u) Issuing Bank, at its option, shall be subrogated to applicant’s rights against any Person who may be liable to any applicant on any transaction or obligation underlying any Letter of Credit, to the rights of any holder in due course or Person with similar status against applicant, and to the rights of any beneficiary or any successor or assignee of any beneficiary. 2.12 SOFR Option. (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “SOFR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a SOFR Loan, or upon continuation of a SOFR Loan as a SOFR Loan) at a rate of interest based upon Adjusted Term SOFR. Interest on SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon Adjusted Term SOFR. (b) SOFR Election. (i) Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the SOFR Option by notifying Agent prior to 11:00 a.m2:00 p.m. at least three U.S. Government Securities Business Days prior to the commencement of the proposed Interest Period (the “SOFR Deadline”). Notice of Borrowers’ election of the SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a SOFR Notice received by Agent before the SOFR Deadline. Promptly upon its receipt of each such SOFR Notice, Agent shall provide a notice thereof to each of the affected Lenders. (ii) Each SOFR Notice shall be irrevocable and binding on Borrowers. In connection with each SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders

-105- 155656.00004/151516861v.1 harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). (iii) A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable SOFR Loan on such last day of such Interest Period, it being agreed that Agent has no obligation to so defer the application of payments to any SOFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses. (iv) Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five SOFR Loans in effect at any given time. Borrowers may only exercise the SOFR Option for proposed SOFR Loans of at least $1,000,000. (c) Conversion; Prepayment. Borrowers may convert SOFR Loans to Base Rate Loans or prepay SOFR Loans at any time; provided, that in the event that SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii). (d) Special Provisions Applicable to Adjusted Term SOFR. (i) Adjusted Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Adjusted Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting Adjusted Term SOFR and the method for determining the amount of such adjustment, or (B) repay the SOFR Loans or Base Rate Loans determined with reference to Adjusted Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)). (ii) Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR) or to continue such

-106- 155656.00004/151516861v.1 funding or maintaining, or to determine or charge interest rates at the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any SOFR Loans of such Lender that are outstanding, such SOFR Loans of such Lender will be deemed to have been converted Base Rate Loans on the last day of the Interest Period of such SOFR Loans, if such Lender may lawfully continue to maintain such SOFR Loans, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Adjusted Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Adjusted Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Adjusted Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the SOFR Option and Base Rate Loans shall not be determined with reference to the Adjusted Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so. (iii) Benchmark Replacement Setting. (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date. (B) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (C) Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or

-107- 155656.00004/151516861v.1 adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii). (D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (E) Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR or the Term SOFR Reference Rate. 2.13 Capital Requirements.

-108- 155656.00004/151516861v.1 (a) If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. (b) If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such

-109- 155656.00004/151516861v.1 Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement. (c) Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. 2.14 Incremental Facilities. (a) At any time from and after the Closing Date, at the option of Borrowers and with the reasonable consent of Agent (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for each such increase of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”); provided, that, after giving effect to each such Increase, the Revolver Commitments and the Maximum Revolver Amount shall in no event exceed $125,000,00050,000,000. Promptly after receipt of notice by Borrowers to Agent of any proposed Increase, Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase within ten Business Days after notice from Agent, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than two occasions during the term of this Agreement. (b) Each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith: (i) Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,; (ii) each of the conditions precedent set forth in Section 3.2 are satisfied,; (iii) in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U- 1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable

-110- 155656.00004/151516861v.1 Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors,; (iv) [reserved],; and (v) the interest rate margins with respect to the Revolving Loans to be made pursuant to the increased Revolver Commitments shall be the same as the interest rate margin applicable to Revolving Loans hereunder immediately prior to the Increase Date. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14. (c) [Reserved]. (d) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14. (e) Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post- Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments. (f) The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or the PPSA, as applicable, or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount. 2.15 Joint and Several Liability of Borrowers. (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint

-111- 155656.00004/151516861v.1 and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law. (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality. (d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever. (e) Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy

-112- 155656.00004/151516861v.1 or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction, examinership, entrance into rescue process for small and micro companies, appointment of process adviser or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid. (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations. (g) The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy, examinership, entry into of rescue process for small and micro companies, appointment of process adviser or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made. (h) Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product

-113- 155656.00004/151516861v.1 Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, examinership, rescue process for small and micro companies, appointment of process adviser, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise. SECTION 3. CONDITIONS; TERM OF AGREEMENT. 3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent). 3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent: (a) the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

-114- 155656.00004/151516861v.1 3.3 Maturity. The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof). 3.4 Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent. 3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon ten Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments; provided, however, that (a) Borrowers may rescind such termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), (b) Borrowers may extend the date of such termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed), and (c) for the avoidance of doubt, nothing in this Section 3.5 shall effect a termination of any Hedge Agreement, which Hedge Agreements may only be terminated in accordance with their respective terms. 3.6 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (subject to any extensions which the Agent reasonably consents to), of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default). SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, each Borrower and each other Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as required by Section 3: 4.1 Due Organization and Qualification; Subsidiaries. (a) Each Loan Party and each of its Subsidiaries (other than any Immaterial Subsidiary) (i) is duly organized, validly incorporated and existing and, if applicable, in good standing under the Applicable Laws of the jurisdiction of its organization, (ii) is qualified to do business in any state, province or territory where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, (iii) where it is a “relevant external company” within the meaning of Section 1301 of the Irish Companies Act, it has complied with its filing obligations under Sections 1302(1) and 1302(2) of the

-115- 155656.00004/151516861v.1 Irish Companies Act, and (iv) has all requisite power and authority to (x) own and operate its properties and to carry on its business as now conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (y) to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. (b) As of the Closing Date, set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and a description of the number of shares of each such class that are issued and outstanding. (c) Set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the jurisdiction of incorporation for each of such Subsidiaries, (ii) the address of the principal place of business for each of such Subsidiaries, (ii) each of such Subsidiaries’ true and correct U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its true and correct unique identification number issued to it by the jurisdiction of its incorporation or formation, (iv) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (v) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Loan Party. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable. (d) Except as set forth on Schedule 4.1(d) to this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests. 4.2 Due Authorization; No Conflict. (a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. (b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of any Applicable Law in any material respect, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens. 4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to

-116- 155656.00004/151516861v.1 Agent for filing or recordation, as of the Closing Date and (ii) filings, registrations or notices required to be made pursuant to Section 409 of the Irish Companies Act with respect to an Irish Loan Party following its execution of a Loan Document which creates a Lien over any of its assets. 4.4 Binding Obligations; Perfected Liens. (a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and subject to general principals of equity. (b) Agent’s Liens are validly created, perfected as required pursuant to the terms of the Loan Documents and first priority Liens, subject only to (i) the terms of the ABL/Term Loan Intercreditor Agreement, (ii) Irish Perfection Requirements and (iii) Permitted Liens. 4.5 Title to Assets; No Encumbrances. Each Loan Party and each of its Subsidiaries has (a) good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens. Notwithstanding the foregoing or any other provision or representation contained in the Loan Documents to the contrary, the parties hereto agree that certain assets and property located on, and improvements to, certain real property necessary or used in the ordinary conduct of the business of the Borrowers and their Subsidiaries may be from time to time provided by certain Governmental Authorities of the United States (such assets and other property, “Government Furnished Property”) in connection with Contractual Obligations of such Loan Parties and/or Subsidiaries with such Governmental Authorities. In some instances, such Governmental Authorities of the United States may retain an ownership interest in such Government Furnished Property. The Borrowers and each other Loan Party represent and warrant to Agent and the Lenders that such retained ownership by the Governmental Authorities of the United States in such Government Furnished Property, if any, does not in any case materially interfere with the ordinary conduct of the business of the applicable Loan Party or Subsidiary of a Loan Party thereon. 4.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing , at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or the consummation of the transactions contemplated herby or thereby, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect. 4.7 Compliance with Laws. (a) Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

-117- 155656.00004/151516861v.1 (b) To the knowledge of the Borrowers, no circumstance exists and no event has occurred that (with or without notice or lapse of time) may give rise to any obligation on the part of any Loan Party to undertake, or to bear all or any portion of the cost of, any remedial corrective action of any nature with respect to any product developed, produced, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by a Loan Party or any of its Subsidiaries, which obligations if incurred would reasonably be expected to have a Material Adverse Effect. (c) Each product that is developed, produced, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by a Loan Party or any of its Subsidiaries that is subject to the Federal Food, Drug and Cosmetic Act (the “FFDCA”), the FDA regulations promulgated thereunder, or similar Applicable Law, is being developed, produced, tested, packaged, labeled, marketed, sold, and/or distributed in compliance in all material respects with all Applicable Laws under the FFDCA or similar Applicable Laws, including those relating to the importation of FDA-regulated products, current good manufacturing practices (cGMPs), and corresponding facility registration, recall, recordkeeping, and reporting obligations, and is not adulterated or misbranded within the meaning of the FFDCA. (d) No Loan Party, no Subsidiary of any Loan Party nor, to any Loan Party’s knowledge, any officer or employee of any of them currently is, or has been, convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Applicable Law or authorized by 21 U.S.C. § 335a(b) or has been charged with or convicted under any Applicable Law relating to the development or approval of products subject to regulation by the FDA (or similar or analogous foreign, state or local Governmental Authority), or otherwise relating to the regulation of any product that is developed, produced, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by a Loan Party or any of its Subsidiaries. (e) No product that is developed, produced, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by a Loan Party or any of its Subsidiaries has been recalled directly or indirectly by a Loan Party or any of its Subsidiaries or any Governmental Authority or involuntarily withdrawn, suspended, or discontinued, except to the extent that any such recall, withdrawal, suspension or discontinuance would not reasonably be expected to have a Material Adverse Effect. No Loan Party has been notified in writing of any action, arbitration, non-routine audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative, or informal) or claim commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority (whether completed or pending) seeking the voluntary or other recall, withdrawal, suspension, or seizure of any such product that is developed, produced, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by a Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. (f) None of the Borrowers nor any of their Subsidiaries have received (a) any so called “Warning Letters” or “Untitled Letters” from the FDA (or similar or analogous foreign, state or local Governmental Authority) for which the Borrowers or such Subsidiary has not provided a response or which has not otherwise been satisfied to Borrower’s knowledge, or (b) any (i) citation, suspension, revocation, limitation, warning, audit finding, request or communication issued by a Governmental Authority that has not been resolved to the applicable Governmental Authority’s satisfaction to Borrower’s knowledge or (ii) notification in writing from any Governmental Authority regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (y) any actual, alleged, possible, or potential obligation on the part of any such Person to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in each case of any citation, notification, limitation, warning, audit finding, request or communication received under this clause (b), which would reasonably be expected to have a Material Adverse Effect.

-118- 155656.00004/151516861v.1 (g) Each Loan Party and each of its Subsidiaries have filed all material reports, documents, applications, notices and copies of any contracts required by any Applicable Laws to be filed or furnished to any Governmental Authority. All such reports, documents, applications, notices and contracts were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing such that no material liability exists in respect of the Borrowers and their Subsidiaries with respect to such filings). (h) Neither any Loan Party nor any Subsidiary of any Loan Party nor any Principal (as defined in Federal Acquisition Regulation 52.209-5) presently is suspended or debarred from bidding on contracts or subcontracts for or with any Governmental Authority. No Loan Party has received written notification of any suspension or debarment actions with respect to any government contract currently have been commenced or threatened in writing against any Loan Party or any Subsidiary of any Loan Party or any of their respective Related Parties. (i) Each Loan Party and each Subsidiary of any Loan Party, in each case, that is party to a contract with the Federal Government of the United States has an ethics and compliance program that complies with the requirements of Federal Acquisition Regulation Subpart 3.10 and FAR 52. 203-13. (j) Each Irish Loan Party has not contravened, and will not contravene section 239 or section 82 of the Irish Companies Act by entering into any Loan Document to which it is a party or by carrying out any transaction contemplated by it. (k) No Irish Loan Party is required to make any Tax Deduction from any payment it may make under any Loan Document to a Lender which is an Irish Qualifying Lender, provided that, in the case of Lender or Participant, as the case may be, which is an Irish Qualifying Lender on account of being an Irish Treaty Lender, all necessary procedural formalities have been completed. (l) No Irish Loan Party is a member of a VAT Group other than one comprised solely of Irish Loan Parties. 4.8 No Material Adverse Effect; Financial Statements. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries, in all material respects, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) The unaudited consolidated balance sheets of the Loan Parties and their Subsidiaries dated March 31, 2024 and June 30, 2024 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries, in all material respects, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year- end audit adjustments.

-119- 155656.00004/151516861v.1 (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. (d) The consolidated forecasted balance sheet and statements of income and cash flows of the Loan Parties and their Subsidiaries, delivered pursuant to Section 5.1 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions known to the Loan Parties to exist at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ good faith estimate of its future financial condition and performance, it being understood that such forecasts are not to be viewed as facts, are subject to significant uncertainties and contingencies, that no assurance can be given that any particular forecast will be realized and that actual results may vary materially from such forecast. 4.9 Solvency. The Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent. 4.10 Employee Benefits. (a) Each Plan is in compliance with the applicable provisions of ERISA, the IRC and other Federal or state laws, except where any failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the IRC has received a favorable determination, opinion or advisory letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the IRC and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the IRC. To the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of, such tax-qualified status. (b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the IRC) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (d) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each Employee

-120- 155656.00004/151516861v.1 Benefit Plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”): (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made or remitted, or, if applicable, accrued, in accordance with normal accounting practices, except as would not reasonably be expected to have a Material Adverse Effect; (ii) the fair market value of the assets of each funded Foreign Plan or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used by any Loan Party to account for such obligations in accordance with applicable generally accepted accounting principles, except as would not reasonably be expected to have a Material Adverse Effect; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except as would not reasonably be expected to have a Material Adverse Effect. (iv) No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan that would reasonably be expected to have a Material Adverse Effect. (e) As of the Closing Date the Loan Parties are not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments. (f) No Irish Loan Party, nor any of its Subsidiaries, is, or has at any time been, a principal or participating employer of an Irish Pension Plan. (g) No Loan Party nor any of their Subsidiaries maintains or contributes to any Canadian Pension Plan or Canadian MEPP. 4.11 Environmental Condition. (a) Except as set forth on Schedule 4.11 to this Agreement, to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties has been used by a Loan Party or its Subsidiaries in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except for such disposal, production, storage, handling, treatment, release or transport that would not reasonably be expected to result in material liability to the Loan Party and its Subsidiaries, taken as a whole,; (b) except as would not reasonably be expected to result in material liability to any Loan Party and its Subsidiaries, taken as a whole, to each Borrower’s knowledge, none of the properties owned or operated by any Loan Party or its Subsidiaries is listed as a Hazardous Materials disposal site requiring Remedial Action,; (c) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

-121- 155656.00004/151516861v.1 4.12 Complete Disclosure. All factual information taken as a whole (other than forward- looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on August 19, 2024 represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results). As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. 4.13 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”), and (c) CAML. 4.14 [Reserved]. 4.15 Payment of Taxes. Except as otherwise permitted under Section 5.5, all federal and material state, provincial and other Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all federal and material state, provincial and other Taxes shown on such Tax returns to be due and payable have been paid when due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed Tax assessment against the Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. 4.16 Margin Stock. Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

-122- 155656.00004/151516861v.1 4.17 Governmental Regulation. None of the BorrowerEBS, any Person Controlling the BorrowerEBS, or any Subsidiary is or is required to be registered as (or is a “principal underwriter” of) an “investment company” under the Investment Company Act of 1940. 4.18 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, oror (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all (i) Sanctions and (ii) in all material respects, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction). 4.19 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Loan parties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. 4.20 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the Intellectual Property that are reasonably necessary for the operation of their respective businesses, without conflict in any material respects with the rights of any other Person. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material employed by any Loan Party or any of its Subsidiaries infringes in any material respect upon any rights held by any other Person. To the knowledge of the Loan Parties, no claim or litigation regarding any of the foregoing is pending or threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

-123- 155656.00004/151516861v.1 4.21 [Reserved]. 4.22 Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent- discretionary criteria) set forth in the definition of Eligible Billed Accounts or the definition of Eligible Unbilled Accounts, as applicable. 4.23 Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Finished Goods Inventory or Eligible Raw Materials Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and saleable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory. 4.24 Material Contracts. (a) To the best of the knowledge of the Borrowers and the other Loan Parties that are party to a Material Contract, each Material Contract is in full force and effect in all material respects. No Loan Party nor any of its Subsidiaries has, directly or indirectly, paid or delivered any material fee, commission or other sum of money or remuneration, however characterized, to any Governmental Authority or any other Person which in any manner is related to any Material Contract of any Loan Party or any of its Subsidiaries and which is illegal under any Applicable Law. (b) (i) No termination for convenience, termination for default, notice of non-renewal, notice of material non-compliance or default, notice of delay or deferral, cure notice or show cause notice with respect to any Material Contract has been issued to any Loan Party or any Subsidiary of any Loan Party or any predecessor of any of the foregoing and remains unresolved and (ii) no Loan Party nor any of its Subsidiaries aware of any failure by such Person to comply with any term or provision of any Material Contract that would be the basis for a termination for default, notice of material non-compliance or default, notice of delay or deferral, cure notice or show cause notice, in each case, would reasonably be expected to have a Material Adverse Effect. (c) No material amount due to any Loan Party or any Subsidiary of any Loan Party or any predecessor of any of the foregoing has been withheld or set off by or on behalf of a Governmental Authority, or prime contractor or subcontractor (at any tier) in each case with respect to any Material Contract. (d) No Loan Party nor any Subsidiary of any Loan Party nor any Related Parties of any of the foregoing has received notice or otherwise has actual knowledge that such person (i) is under any administrative, civil or criminal investigation or indictment by any Governmental Authority, nor subject to any non-routine audit, whether pending, completed or threatened, relating to the performance or administration of any Material Contract by a Loan Party nor a Subsidiary of a Loan Party or (ii) has made, nor has been required to make, any disclosure to any Governmental Authority with respect to any material alleged irregularity, misstatement or omission under or relating to any Material Contract (or bid with respect thereto). (e) With respect to any Material Contract to which any Governmental Authority is a counterparty:

-124- 155656.00004/151516861v.1 (i) such Material Contract was legally awarded and no Loan Party nor any Subsidiary of any Loan Party has received any notice in writing that any Material Contract (or any bid in respect thereof) is the subject of any pending bid or award protest proceedings; (ii) each Loan Party and each Subsidiary is in material compliance with all applicable statutory and regulatory requirements pertaining to each of its Material Contracts and bids related thereto, including to the extent applicable, (A) the Procurement Integrity Act (41 U.S.C. §§ 2101-2107) and its implementing regulations including Federal Acquisition Regulation 3.104; (B) the Anti-Kickback Act (41 U.S.C. §§ 8701-8707) and implementing regulations including the associated regulations set forth in Federal Acquisition Regulation 3.502; (C) the Federal Health Care Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (D) the prohibitions on bribery and gratuities set forth in 18 U.S.C. § 201 and the associated regulations at Federal Acquisition Regulation Subpart 3.2 and Federal Acquisition Regulation 52.203-3; (E) the Truth in Negotiations Act, 41 U.S.C. §§ 3501-3509; (F) the independent pricing requirements at Federal Acquisition Regulation 3.103; and (G) the limitations on the payments of funds to influence federal transactions, as set forth in 31 U.S.C. § 1352 and the associated regulations at Federal Acquisition Regulation Subpart 3.8 and Federal Acquisition Regulation 52.203-11; and (iii) no Loan Party nor any Subsidiary of any Loan Party has made any mandatory disclosure under Federal Acquisition Regulation 52.203-13(b)(3)(i) or any voluntary disclosure to any Governmental Authority with respect to any alleged unlawful conduct, misstatement, significant overpayment under a Material Contract, or omission arising under or related to any Material Contract (or bid in respect thereof), and there are no facts that would require mandatory disclosure under Federal Acquisition Regulation 52.203-13(b)(3)(i). 4.25 Location of Inventory. As of the Closing Date, except as set forth in Schedule 4.25, the Inventory of Loan Parties and their Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.25 to this Agreement (as such Schedule may be updated pursuant to Section 5.15). 4.26 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof consistent with past practice and with improvements to be implemented in accordance with Section 5.2. 4.27 Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, Borrowers and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations. 4.28 Other Financing Arrangements. No Loan Party nor any of its Subsidiaries is party to or otherwise obligated under any Supply Chain Financing Arrangement, Off-Balance Sheet Financing, or Structured Payables except for those (if any) expressly disclosed on Schedule 4.28 (or, if entered into after the Amendment No. 1 Effective Date, as are disclosed to Agent in writing in accordance with the terms of this Agreement). SECTION 5. AFFIRMATIVE COVENANTS. Each of each Borrower and each other Loan Party covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations: 5.1 Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than

-125- 155656.00004/151516861v.1 the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Administrative Borrower, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to Agent. Borrowers and Agent hereby agree that the delivery of the items required pursuant to this Section 5.1 and Schedule 5.1 by such electronic method as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such items, with the same legal effect as if such items had been manually executed by Borrowers and delivered to Agent. 5.2 Reporting. Borrowers (a) will deliver to Agent each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Base as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent. 5.3 Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses. 5.4 Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect). 5.5 Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its material Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Irish Loan Party shall change its residence for Tax purposes without prior notice to the Agent. 5.6 Insurance. (a) Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be

-126- 155656.00004/151516861v.1 with financially sound and reputable insurance companies acceptable to Agent (it being agreed that, as of the Closing Date, the Loan Parties’ existing insurance providers as set forth in the certificates of insurance delivered to Agent on or about the Closing Date shall be deemed to be acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. (b) Borrowers shall give Agent prompt notice of any loss exceeding (i) $2,500,000 with respect to any ABL Priority Collateral and (ii) $25,000,000 with respect to any Term Loan Priority Collateral, in each case, covered by the casualty, business interruption or product recall insurance of any Loan Party or its Subsidiaries. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. (c) If any Loan Party or its Subsidiaries fails to maintain any such insurance required pursuant to this Section 5.6 and/or fails to provide Agent with satisfactory evidence thereof, Agent may purchase insurance at Borrowers’ expense to protect Agent’s and Lenders’ interests (“Lender Insurance”), and the out-of-pocket costs for such Lender Insurance (including the insurance premium, interest, and any other charges that may be imposed with the placement of such Lender Insurance, until the effective date of the cancellation or expiration of such Lender Insurance) shall be due and payable by Borrowers on demand, and may be added to Borrowers’ total outstanding Obligations. Such Lender Insurance may not protect the Loan Parties’ interests or claims. Borrowers may later cancel any Lender Insurance, but only after providing Agent with evidence that Borrowers have obtained the insurance coverage required by this Agreement. The costs of the Lender Insurance may be considerably more expensive than the cost of insurance Borrowers may be able to obtain on their own. 5.7 Inspection. (a) Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during

-127- 155656.00004/151516861v.1 regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c). (b) Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c). (c) So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than (i) (A) from the Closing Date until the first anniversary of the Closing Date, two field examinations in such calendar year (increasing to three field examinations if an Increased Reporting Event has occurred during such calendar year) and (B) from and after the first anniversary of the Closing Date, one field examination in each calendar year (increasing to two field examinations if an Increased Reporting Event has occurred during such calendar year), plus one additional field examination in each calendar year in Agent’s Permitted Discretion, and (ii) one inventory appraisal in such calendar year (increasing to two inventory appraisals if an Increased Reporting Event has occurred during such calendar year). 5.8 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Applicable Laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 5.9 Environmental. Each Loan Party will, and will use commercially reasonable efforts to cause each of its Subsidiaries to, (a) Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, and provide Agent with notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, which Environmental Lien would take priority over any lender’s lien, (b) Comply, with Environmental Laws other than those the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) Promptly, but in any event within 10 Business Days of receipt by an officer of a Loan Party thereof, provide Agent with written notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect. 5.10 Disclosure Updates. Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto. 5.11 [Reserved].

-128- 155656.00004/151516861v.1 5.12 Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Collateral Agreement); provided, that the foregoing shall not apply to any Subsidiary of a Loan Party that is a CFC or a Disregarded Domestic Person if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits to Agent and the Lenders of the security afforded thereby. Notwithstanding anything to the contrary contained herein (including Section 5.17 hereof and this Section 5.12) or in any other Loan Document. , Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent. 5.13 Additional Guaranty and Collateral. If Term Loan Agent or any lender under the Term Loan Credit Agreement receives any additional guaranty or collateral after the Closing Date from any Loan Party, each Loan Party shall cause the same to be granted to Agent, for the benefit of the Lender Group, as required by the terms of the ABL/Term Loan Intercreditor Agreement. 5.14 [Reserved]. 5.15 Location of Inventory; Chief Executive Office. Each Loan Party will, and will cause each of its Subsidiaries to, keep (a) their Inventory only at the locations identified on Schedule 4.25 to this Agreement (provided, that Borrowers may amend Schedule 4.25 to this Agreement so long as such amendment occurs by written notice to Agent not less than ten days prior to the date on which such Inventory is moved to such new location and so long as such new location is within the continental United States or Canada), and (b) their respective chief executive offices only at the locations identified on Schedule 3.3 to the Collateral Agreement or Schedule 3.3 to the Canadian Collateral Agreement, as applicable (provided, that Borrowers may amend Schedule 3.3 to the Collateral Agreement and Schedule 3.3 to the Canadian Collateral Agreement so long as such amendment occurs by written notice to Agent prior to the date on which such chief executive office is moved to such new location). 5.16 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. 5.17 Covenant to Guarantee Obligations and Give Security. (a) Additional Subsidiaries. Promptly notify Agent of the creation or acquisition (including by statutory division) of a Person that becomes a Domestic Subsidiary, a Canadian Subsidiary, or an obligor under the Term Loan Credit Agreement (other than an Excluded Subsidiary) and, within thirty (30) days after such creation, acquisition or event (as such time period may be extended by Agent in its sole discretion), cause such Subsidiary to, subject to the consent of Agent, (i) become a Borrower

-129- 155656.00004/151516861v.1 hereunder by providing to Agent a Joinder to this Agreement or to become a Guarantor by delivering to Agent a duly executed supplement to the Guaranty Agreement in the form attached thereto or such other document as the Agent shall determine reasonably acceptable for such purpose, (ii) grant a security interest in all Collateral (subject to the exclusions and exceptions specified in the Collateral Agreement and the Canadian Collateral Agreement, as applicable) owned by such Subsidiary by delivering to the Agent any supplement or Collateral Agreement reasonably required to grant such security, as applicable in the form of a duly executed supplement to the Collateral Agreement in the form attached thereto, a duly executed supplement to the Canadian Collateral Agreement in the form attached thereto, a Canadian Hypothec or such other document as the Agent determines to be reasonably required for such purpose, together with such other documents as Agent determines to be reasonably required for such purpose and comply with the terms of any Collateral Agreement, Canadian Collateral Agreement or Canadian Hypothec, as applicable, (iii) deliver to Agent such opinions, documents and certificates referred to in Section 3.1 as may be reasonably requested by Agent, (iv) deliver to Agent such updated Schedules to the Loan Documents as reasonably requested by Agent with respect to such Subsidiary and (v) deliver to Agent such other documents as may be reasonably requested by Agent, all in form, content and scope reasonably satisfactory to Agent. (b) Additional Guarantors. If either (i) the total assets of all Domestic Subsidiaries that are not Guarantors, taken as a whole, as of the last day of the fiscal quarter set forth in the most recent financial statements delivered pursuant to Section 5.1 is greater than ten percent (10%) of the consolidated total assets the Borrowers and their Domestic Subsidiaries on such date or (ii) the total revenue of all Domestic Subsidiaries that are not Guarantors, taken as a whole, for the period of four (4) consecutive fiscal quarters ending on the last day of the most recent fiscal quarter covered by such financial statements is greater than ten percent (10%) of the consolidated total revenue of the Borrowers and their Domestic Subsidiaries for such period (an “Additional Guarantor Trigger Event”), then the Borrowers shall, within forty-five (45) days after the delivery of a respective Compliance Certificate indicating that an Additional Guarantor Trigger Event has occurred, cause one or more Domestic Subsidiaries to become Guarantors and comply with the requirements of this Section 5.17 (notwithstanding that such Domestic Subsidiary is an Immaterial Subsidiary) as necessary for the total assets and total revenue of all Domestic Subsidiaries that are not Guarantors, taken as a whole, to constitute less than ten percent (10%) of consolidated total assets and ten percent (10%) of the consolidated total revenue of the Borrowers and their Domestic Subsidiaries at such time. (c) Release of Immaterial Subsidiary as Guarantor. The Administrative Borrower may send a written notice to Agent from time to time to remove an Immaterial Subsidiary as a Guarantor if both before and giving effect to such removal no Additional Guarantor Trigger Event shall exist and, upon receipt of such written notice by Agent, the Immaterial Subsidiary specified in such written notice shall be released from all of its obligations as a Guarantor; provided that (i) immediately before and after such release, no Default or Event of Default shall have occurred and be continuing and (ii) all outstanding Investments made by the Borrowers and their Subsidiaries in such Immaterial Subsidiary as of such date of release shall be deemed to have been made under clause (e) of the definition of Permitted Investments”. (d) Additional Collateral. Upon the acquisition (including any acquisition by statutory division) by any Loan Party of any Property of the type constituting Collateral, the applicable Loan Parties shall comply with the requirements set forth in the Collateral Agreement, the Canadian Collateral Agreement or the Irish Security Agreements, as applicable, with respect thereto. 5.18 Lender Calls. Upon the reasonable request of Agent, participate in status calls with Agent and the Lenders to discuss the financial operations and performance of the Loan Parties’ business, cash flows, regulatory matters and such other business matters relating to the Loan Parties as Agent may

-130- 155656.00004/151516861v.1 reasonably request; provided that the Loan Parties shall not be required to conduct more than one call in each fiscal quarter. SECTION 6. NEGATIVE COVENANTS. Each of each Borrower and each Loan Party covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations: 6.1 Indebtedness. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness. 6.2 Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, except for Permitted Liens. 6.3 Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Subsidiaries to, (a) enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except (i) in order to consummate a Permitted Acquisition or Permitted Investment, (ii) any merger or amalgamation between Loan Parties, (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each of the Borrowers and any of their Subsidiaries may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, that a Borrower must be the surviving or continuing entity of any such merger or amalgamation to which it is a party and no merger or amalgamation may occur between EBS and any other Loan Party unless EBS is the surviving or continuing entity, (ii) any merger or amalgamation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving or continuing entity of any such merger or amalgamation, and (iii) any merger or amalgamation between Subsidiaries of any Loan Party that are not Loan Parties, or (b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, (iii) the liquidation or dissolution of a Subsidiary of any Loan Party that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Loan Party that is not liquidating or dissolving or (iv) Permitted Dispositions, or (c) change its classification/status for U.S. federal income tax purposes without prior notice to the Agent. 6.4 Disposal of Assets. Other (a) than Permitted Dispositions or, (b) transactions expressly permitted by Sections 6.3 or 6.9, or (c) transactions with an aggregate fair market value of less than $5,000,000 per Fiscal Year, each Loan Party will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”). To the extent that any Collateral is Disposed of as expressly permitted by this Section 9.56.4 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created

-131- 155656.00004/151516861v.1 by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition and the satisfaction of the applicable conditions to such Disposition provided for in this Section 9.56.4; it being understood and agreed that the Agent shall be authorized to take, and shall take, any actions reasonably requested by the Administrative Borrower in order to effect the foregoing in accordance with Section 11.915.11 hereof. 6.5 Nature of Business. Each Loan Party will not, and will not permit any of its Subsidiaries to, Engage in any material line of business substantially different from those lines of business conducted by the Administrative BorrowerEBS and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. 6.6 Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Subsidiaries to, prepay, redeem, purchase, replace, refinance, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subject Indebtedness, except: (a) the Borrowers may make payments on Subject Indebtedness; provided, that, immediately before and immediately after giving pro forma effect to the making of any such payment (and any Indebtedness incurred in connection therewith) (i) no Event of Default shall have occurred and be continuing and (ii) the Payment Conditions are satisfied; (b) the Borrower may make payments of Subject Indebtedness in lieu of Restricted Payments that otherwise would be permitted under Section 6.7; (c) the Borrowers may deliver Qualified Equity Interests of the Borrowers to any holder of the 2028 Senior Notes in connection with a conversion of such Indebtedness into Equity Interests of the Borrower; (d) the Borrowers and their Subsidiaries may make scheduled payments of interest, expenses and indemnities in respect of Subject Indebtedness to the extent not prohibited by any subordination provisions applicable thereto; (e) the Borrowers and any of their Subsidiaries may make any payments of any Subject Indebtedness in connection with a Permitted Refinancing Indebtedness in respect thereof; and (f) the Borrowers and any of their Subsidiaries may make any payments of any Subject Indebtedness in the minimum amount necessary to ensure that such Subject Indebtedness shall not constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the IRC or any successor provision; provided, however, the foregoing restrictions shall not prohibit any Loan Party or any of its Subsidiaries from prepaying, redeeming, purchasing, replacing, refinancing, defeasing or otherwise satisfying prior to the scheduled maturity thereof, any Term Loan Indebtedness or the 2028 Senior Notes to the extent such prepayment, redemption, replacement, refinancing defeasance or satisfaction is not consummated using proceeds of Revolving Loans. 6.7 Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law, (a) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make distributions to former employees, officers, or directors

-132- 155656.00004/151516861v.1 of such Loan Parties (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Loan Parties held by such Persons not to exceed $2,500,000 in any Fiscal Year,5,000,000 in any consecutive twelve-month period (with unused amounts in any consecutive twelve- month period being carried over to the immediately succeeding consecutive twelve-month period so long as the aggregate amount of distributions pursuant to this clause (a) does not exceed $10,000,000 in any consecutive twelve-month period), (b) [reserved],payments or distributions (including of cash or shares or a combination thereof) in connection with any Permitted Bond Hedge Transaction or Permitted Warrant Transaction in connection with Convertible Indebtedness constituting Permitted Indebtedness, (c) [reserved],so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or the giving of a redemption notice, as the case may be, if at the date of declaration or the giving of a redemption notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement, (d) [reserved], (e) other Restricted Payments so long as the Payment Conditions are satisfied, (f) each Subsidiary may make Restricted Payments to the Borrowers, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (g) the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Qualified Equity Interests of such Person (including in connection with any stock split, combination or reclassification of common stock or other Qualified Equity Interests of such Person), (h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Administrative Borrower may (i) purchase, redeem or otherwise acquire its common Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests,Interest, and (ii) make dividend or distribution in exchange for, or within 60 days, out of the net cash proceeds of the sale (other than to a Subsidiary) of Qualified Equity Interests of the Borrower (other than any amounts otherwise applied or utilized under any other basket or for any other purposes hereunder), (i) [reserved], (i) payments or distributions in an amount determined by judgment or settlement approved by a court of competent jurisdiction, solely in the nature of satisfaction of dissenting stockholder rights, pursuant to or in connection with a consolidation, merger or transfer of assets that constitutes a Permitted Disposition, (j) for the avoidance of doubt, the Administrative Borrower may issue and sell its common Equity Interests or any warrants or options with respect thereto pursuant to any executive compensation or stock option plan,

-133- 155656.00004/151516861v.1 (k) for the avoidance of doubt, the Administrative Borrower may issue and sell its Equity Interests to the extent constituting Qualified Equity Interests, (l) to the extent constituting a Restricted Payment, the Administrative Borrower may make cash payments in lieu of delivering fractional shares of stock of the Administrative Borrower in connection with (i) any dividend, split or combination of its stock or stock equivalents or any Permitted Acquisition (or similar permitted Investment) or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for the stock of the Administrative Borrower, (m) the Administrative Borrower may convert any Indebtedness or other Equity Interests into common stock of the Administrative Borrower from time to time, or (n) any Borrower may make additional Restricted Payments not otherwise permitted pursuant to this Section; provided, that, immediately before and immediately after giving pro forma effect to the making of any such Restricted Payment (and any Indebtedness incurred in connection therewith) (i) no Event of Default shall have occurred and (ii) the Payment Conditions are satisfied. 6.8 Accounting Methods. Each Loan Party will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP). 6.9 Investments. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment except for Permitted Investments. 6.10 Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for: (a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Subsidiaries that is not a Loan Party, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by such Loan Party or its Subsidiaries in excess of $250,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,; (b) any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Subsidiaries so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,; (c) employment and severance arrangements between the Borrower or any Subsidiary and their respective officers and employees in the ordinary course of business and transactions pursuant to any management and/or employee stock plans, stock subscription agreements or shareholder agreements or any other management or employee benefit plans or agreements,; (d) (i) transactions solely among the Loan Parties and (ii) transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,; (e) transactions permitted by Section 6.3, Section 6.7, or Section 6.9, and;

-134- 155656.00004/151516861v.1 (f) agreements for the non-exclusive licensing of Intellectual Property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of Intellectual Property from any Loan Party or any of its Subsidiaries to any Loan Party and; (g) transactions involving payments in an aggregate amount not to exceed $15,000,000 in Measurement Period; and (gh) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired in connection with a Permitted Acquisition; provided such agreement was not entered into in connection with such Permitted Acquisition. 6.11 Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement executed by Borrowers, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided, that (i) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (ii) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, except, in each case, to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, or in any other manner that would result in a violation of Sanctions by any Person, and (iii) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. 6.12 Inventory with Bailees. Each Borrower will not, and will not permit any of its Subsidiaries to, store its Inventory at any time with a bailee, warehouseman, or similar party except as set forth on Schedule 4.25 (as such Schedule may be amended in accordance with Section 5.15). 6.13 [Reserved]. 6.14 Amendments to Governing Documents. Amend any of its Governing Documents in a manner materially adverse to the interests of the Lenders. 6.15 Amendments, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of any Subject Indebtedness in any manner materially adverse to the interest of the Agent and the Lenders. 6.16 [Reserved]. 6.17 [Reserved].

-135- 155656.00004/151516861v.1 6.18 Canadian Defined Benefit Plans. Each Loan Party will not, and will not permit any of its Subsidiaries to, create or establish or assume or become liable for or permit to exist any obligation in respect of any Canadian Defined Benefit Plan. 6.19 Amendments, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness in any manner materially adverse to the interest of Agent and the Lenders. 6.20 Special Covenant Regarding Material Intellectual PropertyAssets. Notwithstanding anything herein to the contrary, (a) after giving effect to Section 3.6, the Loan Parties shall not permit any in this Agreement or any other Loan Document, (a) all Material Intellectual Property that is owned by any Loan Party (“Material Owned IP”) shall at all times be owned by a Loan Party and no other Person that is not a Loan Party to own, or hold exclusive rights in,shall hold any interest in any Material Owned IP (it being understood and agreed that this clause (a) does not apply to any Material Intellectual Property that is licensed to a Loan Party), and (b) no Loan Party may transfer (by means of Investment, Disposition, Restricted Payment or otherwise) any Material Intellectual Property to any other Subsidiary that is not a Loan Party; provided, that, for the avoidance of doubt, this Section 6.20 shall not restrict the Loan Parties or the other Loan Parties from (x) licensing Intellectual Propertyshall dividend, distribute, invest, sell, license (other than on a non-exclusive basis to) dispose of, or otherwise transfer any Material Asset, or otherwise dispose of the Equity Interests in any Subsidiary that is not a Loan Party to the extent not otherwise prohibited or (y) transferring or licensing Intellectual Property as part of a bona fide sale to a third party or Subsidiary that is not a Loan Party to the extent expressly permitted hereunder.the legal owner or exclusive licensee of any Material Asset, other than any dividend, distribution, investment or sale to, or disposition of Equity Interest that results in the transfer to a Loan Party or that otherwise constitutes a Permitted Disposition. 6.21 Other Financing Arrangements. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, enter, maintain, amend, or otherwise become obligated under any Supply Chain Financing Arrangement, Off-Balance Sheet Financing (other than operating leases entered into in the ordinary course of business or guaranties that constitute Permitted Indebtedness), or Structured Payables, except for those (if any) expressly disclosed to Agent in accordance with the terms of this Agreement; provided, that each such disclosed Supply Chain Financing Arrangement, Off-Balance Sheet Financing, or Structured Payables may be amended, renewed, extended, refinanced, or replaced on terms not materially less favorable to the Loan Parties and their Subsidiaries or to the Lenders, taken as a whole, so long as no such arrangement shall, without prior written notice to Agent, (a) increase the aggregate facility size or aggregate program size commitment or maximum payable amount thereunder, (b) materially increase costs of the Loan Party or its Subsidiaries thereunder, (c) increase the magnitude of the Loan Party’s or any Subsidiary’s assets or liabilities that are the subject of such arrangement, (d) accelerate or otherwise change the obligations of any Loan Party or any of its Subsidiaries in a manner that could reasonably be expected to be materially adverse to the Lenders, or (e) cause any accounts payable to constitute Indebtedness under GAAP. SECTION 7. FINANCIAL COVENANT. 7.1 Fixed Charge Coverage Ratio. Each Borrower covenants and agrees that, commencing on the Covenant Conversion Date until the termination of all of the Commitments and the payment in full of the Obligations, during any Covenant Testing Period, Borrowers will maintain a Fixed Charge Coverage Ratio, calculated for each 12-month period ending on the first day of any Covenant Testing Period and the last day of each fiscal month occurring until the end of any Covenant Testing Period (including the last day thereof), in each case of at least 1.00 to 1.00.

-136- 155656.00004/151516861v.1 7.2 Minimum LiquidityConsolidated Total Leverage Ratio. Each Borrower covenants and agrees that, from the Closing Date through and including the date immediately preceding the Covenant Conversion Date, Borrowers will maintain minimum Liquidity of not less than $50,000,000; provided that in calculating Liquidity, the Excess Availability component thereof shall be not less than $15,000,000until the termination of all of the Commitments and the payment in full of the Obligations, commencing with the first full fiscal quarter of EBS after the Amendment No. 1 Effective Date, Borrowers shall not permit the Consolidated Total Leverage Ratio, calculated for each Measurement Period ended on the last day of each fiscal quarter of EBS, to be greater than 5.25:1.00. SECTION 8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement: 8.1 Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; 8.2 Covenants. If any Loan Party or any of its Subsidiaries: (a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.15, or 5.16 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 4.7 of the Collateral Agreement or Section 4.7 of the Canadian Collateral Agreement; (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.10, 5.12 and 5.13, of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; or (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; 8.3 Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $25,000,000equal to the Threshold Amount, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect

-137- 155656.00004/151516861v.1 to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award; 8.4 Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries; 8.5 Involuntary Bankruptcy, etc. If (a) an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (i) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (v) an order for relief shall have been issued or entered therein or (b) an Irish Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries save for any petition which is frivolous or vexatious and is withdrawn, stayed or dismissed within sixty calendar days of being presented; 8.6 Default Under the Term Loan Documents and Other Agreements. Any Loan Party or any Subsidiary thereof (a) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), beyond any applicable grace periods, in respect of any Indebtedness or guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of moreequal to or greater than $25,000,000the Threshold Amount, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that any such failure set forth in clauses (a) or clause (b) remains unremedied and is not waived by the Required Lenders or acceleration of the Loans; 8.7 Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof; 8.8 Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty Agreement or the Irish Guaranty Agreement, as applicable, is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty; 8.9 Security Documents. If the Collateral Agreement, the Canadian Collateral Agreement, the Irish Security Agreements or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens) first

-138- 155656.00004/151516861v.1 priority Lien on any portion of the ABL Priority Collateral or a material portion of the Term Loan Priority Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; 8.10 Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; 8.11 Change of Control. A Change of Control shall occur; 8.12 Product Recall. Any mandatory product recall shall be required pursuant to any order or directive of any Governmental Authority affecting the products manufactured, sold or distributed by the Borrowers or any of their Subsidiaries, if the aggregate sales price of the products so recalled shall, individually or together with all other similar recalls of such products during any twelve consecutive month period, equal or exceed $50,000,000; or 8.13 ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Loan Parties under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (b) the Loan Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000. SECTION 9. RIGHTS AND REMEDIES. 9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following: (a) by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit; (b) by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and (c) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

-139- 155656.00004/151516861v.1 The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by each Borrower and each other Loan Party. 9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code and the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it. 9.3 Credit Bidding. (a) Agent, on behalf of itself and the Lender Group and Bank Product Providers, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of Agent and the Lender Group and Bank Product Providers all or any portion of Collateral at any sale thereof conducted by Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9- 620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by Agent to make such credit bid or purchase and, in connection therewith, Agent is authorized, on behalf of itself and the other members of the Lender Group and Bank Product Providers, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable members of the Lender Group and Bank Product Provider on the basis of the Obligations so assigned by each member of the Lender Group and Bank Product Provider); provided that any actions by Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 14.1. (b) Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a member of the Lender Group or a Bank Product Provider, that, except as otherwise provided in any Loan Document or with the written consent of Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

-140- 155656.00004/151516861v.1 SECTION 10. WAIVERS; INDEMNIFICATION. 10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable. 10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code and the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties. 10.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent- Related Persons, the Lender-Related Persons, the Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of- pocket fees, disbursements and other charges of one counsel to all Indemnified Persons taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnified Persons, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnified Persons, taken as a whole, and (y) one additional local counsel in any relevant jurisdiction to all affected Indemnified Persons, taken as a whole) and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have

-141- 155656.00004/151516861v.1 resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. SECTION 11. NOTICES. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below: If to any Loan Party: Emergent BioSolutions Inc. 300 Professional Drive Gaithersburg, Maryland 20879 Attention of: Chief Financial Officer Telephone No.: [***] Facsimile No.: [***] E-mail: [***] with copies to: and Weil, Gotshal & Manges LLP Bass, Berry & Sims PLC 21 Platform Way South 200 Crescent Court, Suite 3003500 Dallas, Texas 75201 Nashville, TN 37203 Attention of: Vynessa NemunaitisLeslie Ford Telephone No.: [***] Facsimile No.: [***] Email: [***] If to Agent: Wells Fargo Bank, National Association 1800 Century Park East, Suite 1300 Los Angeles, California 90067 Attn: [***] Email: [***] with copies to: Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020

-142- 155656.00004/151516861v.1 Attn: [***] Fax No.: [***] Email: [***] Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except, that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). SECTION 12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, SOLEY FOR PURPOSES OF SECTION 5.6(C) AND ANY RELATED STATE NOTICE REQUIREMENTS, THE PARTIES HERETO AGREE: (I) FOR REAL PROPERTY COLLATERAL (INCLUSIVE OF ANY FIXTURES), THE LAWS OF THE STATE WHERE THE REAL PROPERTY COLLATERAL IS LOCATED SHALL APPLY; AND (II) FOR ALL COLLATERAL OTHER THAN REAL PROPERTY COLLATERAL, THE LAWS OF THE STATE OF ORGANIZATION OF THE ADMINISTRATIVE BORROWER SHALL APPLY. (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b). (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE

-143- 155656.00004/151516861v.1 THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. (d) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (e) NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. SECTION 13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. 13.1 Assignments and Participations. (a) (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that

-144- 155656.00004/151516861v.1 Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within ten Business Days after having received notice thereof; and (B) Agent, Swing Lender, and Issuing Bank. (ii) Assignments shall be subject to the following additional conditions: (A) no assignment may be made to a natural person,; (B) no assignment may be made to a Loan Party or an Affiliate of a Loan Party,; (C) the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $10,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $10,000,000),; (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,; (E) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,; (F) unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500,; and (G) the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”). (b) From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and

-145- 155656.00004/151516861v.1 Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a). (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. (d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto. (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (other than to a natural person) (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan

-146- 155656.00004/151516861v.1 Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decrease the amount or postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. (f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses. (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Loans to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register, which shall in any event contain the names and addresses of each such assignee and the principal amounts and stated interest of such Loans. The

-147- 155656.00004/151516861v.1 entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. For the avoidance of doubt, as among Wells Fargo, Wells Fargo Capital Finance (UK) Limited and Wells Fargo Capital Finance Corporation Canada, (A) the amount of the Registered Loans of Wells Fargo shall be deemed to be the net amount deposited into, and credited against in accordance with Section 2.4(b), the Specified Designated Account (U.S.), (B) the amount of the Registered Loans of Wells Fargo Capital Finance (UK) Limited shall be deemed to be the net amount deposited into, and credited against in accordance with Section 2.4(b), the Specified Designated Account (Ireland), and (C) the amount of the Registered Loans of Wells Fargo Capital Finance Corporation Canada shall be deemed to be the net amount deposited into, and credited against in accordance with Section 2.4(b), the Specified Designated Account (Canada). (i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (j) Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request. 13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent or as otherwise permitted in this Agreement and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment. SECTION 14. AMENDMENTS; WAIVERS. 14.1 Amendments and Waivers.

-148- 155656.00004/151516861v.1 (a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter and the LC Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following: (i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i), (it being understood that no amendment, modification, termination, or waiver or consent with respect to any condition precedent, covenant, Default, Event of Default or mandatory prepayment shall constitute an increase in any Commitment of any Lender or the extension of the expiration date of any Commitment of any Lender); (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,; (iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),; (iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,; (v) amend, modify, or eliminate Section 3.1 or 3.2,; (vi) amend, modify, or eliminate Section 15.11,; (vii) other than as permitted by Section 15.11, release or contractually subordinate Agent’s Lien in and to any of the Collateral (other than with respect to Term Loan Priority Collateral, in connection with any Term DIP Financing (as defined in the ABL/Term Intercreditor Agreement)),; (viii) amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,; (ix) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Loan Party from any obligation for the payment of money or consent to the assignment or transfer by any Loan Party of any of its rights or duties under this Agreement or the other Loan Documents,; (x) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f), ; (xi) amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party;

-149- 155656.00004/151516861v.1 (b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,; (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),; (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders; (c) No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Finished Goods Inventory and Eligible Raw Material Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c); (d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders; (e) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders; and (f) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender, (iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.12(d)(iii) hereof and (iv) any amendment contemplated by Section 2.6(g) of this Agreement in connection with the use or administration of Term SOFR shall be effective as contemplated by such Section 2.6(g). (g) Notwithstanding anything to the contrary contained in this Section 14.1, this Agreement and any other Loan Document may be amended solely with the written consent of Agent and Borrowers without the need to obtain the consent of any other Lender if such amendment is delivered in order (i) to correct or cure ambiguities, errors, omissions or defects, (ii) to effect administrative changes of a technical or immaterial nature or (iii) to correct or cure incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document. 14.2 Replacement of Certain Lenders.

-150- 155656.00004/151516861v.1 (a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. (b) Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non- Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non- Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit. 14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have. SECTION 15. AGENT; THE LENDER GROUP. 15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the

-151- 155656.00004/151516861v.1 Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. 15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct. 15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations

-152- 155656.00004/151516861v.1 hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation. 15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers). 15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. 15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to

-153- 155656.00004/151516861v.1 Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement). 15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent. 15.8 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document

-154- 155656.00004/151516861v.1 as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity. 15.9 Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above. 15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender

-155- 155656.00004/151516861v.1 will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. 15.11 Collateral Matters. (a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or comparable provisions of other applicable laws, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code and comparable provisions of other applicable laws, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(J) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular

-156- 155656.00004/151516861v.1 types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property. Notwithstanding the provisions of this Section 15.11, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards. (b) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein. 15.12 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may

-157- 155656.00004/151516861v.1 be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. 15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. 15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations. 15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider). 15.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender: (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,; (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,; (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Loan Parties’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,;

-158- 155656.00004/151516861v.1 (d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9,; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. (f) In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender. 15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein. 15.18 Hypothecary Representative (Quebec). Without limiting the powers of the Agent under this Agreement and the other Loan Documents, to the extent necessary for the purposes of holding any Loan Document granted by any Loan Party pursuant to the laws of the Province of Québec, each of the secured parties under any Loan Document and each Bank Product Provider (collectively, the “Secured Parties”) hereby irrevocably appoints and authorizes the Agent, as part of its duties as Agent, to act as the hypothecary representative of all present and future Secured Parties as contemplated under Article 2692 of

-159- 155656.00004/151516861v.1 the Civil Code of Quebec. Any Person who becomes a Secured Party or successor Agent shall be deemed to have consented to and ratified the foregoing appointment of the Agent as the hypothecary representative on behalf of all Secured Parties, including such Person and any Affiliate of such Person designated above as a Secured Party. The appointment of a successor Agent pursuant to the terms hereof also constitutes the appointment of a successor hypothecary representative under this Section without any further agreement, act or formality (subject to, prior to the successor hypothecary representative exercising the rights relating to the hypothec created under any such Loan Document, the publication by registration of a notice of replacement in the applicable registers in accordance with the terms of Article 2692 of the Civil Code of Quebec). For greater certainty, the Agent, acting as hypothecary representative, will have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Agent in this Agreement, which will apply mutatis mutandis. 15.19 Sole Lead Arranger and Sole Book Runner. Each of the Sole Lead Arranger, and Sole Book Runner, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as Issuing Bank. Without limiting the foregoing, each of the Sole Lead Arranger and Sole Book Runner, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Sole Lead Arranger and Sole Book Runner in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Sole Lead Arranger and Sole Book Runner, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers. SECTION 16. WITHHOLDING TAXES. 16.1 Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite deduction or withholding, timely pay over to the applicable Governmental Authority the amount deducted or withheld tax in accordance with applicable law, and furnish to Agent as promptly as possible after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, certified copies of tax receipts evidencing such payment by the Borrower or other evidence of such payment reasonably satisfactory to the Agent. Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Borrowers agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Borrowers will timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or reimburse Agent for such Other Taxes upon Agent’s demand. The Borrowers shall jointly and severally indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Borrower (including any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Recipient and all reasonable costs and expenses related thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Recipient). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The obligations of each party under this Section 16 shall the resignation and replacement of Agent

-160- 155656.00004/151516861v.1 or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction, or discharge of the Obligations. 16.2 Exemptions. (a) If a Lender is entitled to claim an exemption or reduction from withholding Tax with respect to payments made under any Loan Document, such Lender agrees with and in favor of Agent, to deliver to Agent and Administrative Borrower such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. person: (i) if such Lender is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable); (ii) if such Lender is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W- 8BEN or Form W-8BEN-E, as applicable; (iii) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI; (iv) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or (v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax. (b) Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction. (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender is legally able to deliver such

-161- 155656.00004/151516861v.1 forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender to disclose any information that it deems to be confidential (including its tax returns). Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Administrative of any change in circumstances which would modify or render invalid any claimed exemption or reduction. (d) If a Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 as though it were a Lender. (e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent at the time or times prescribed by law and at such time or times reasonably requested by Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) Notwithstanding any other provision of this Agreement, no Irish Borrower shall be required to make an increased payment to a Lender under Section 16.1 for any Tax Deduction imposed under the laws of Ireland from a payment of interest if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if such Lender was an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant tax authority; or (ii) the relevant Lender, as the case may be, is an Irish Qualifying Lender by virtue of being an Irish Treaty Lender and the relevant Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had the Irish Treaty Lender complied with its obligations under Section 16.2(g). (g) A Lender which is an Irish Qualifying Lender on account of being an Irish Treaty Lender or where any of its Participants is an Irish Treaty Lender and the relevant Borrower shall co-operate promptly in completing any procedural formalities necessary for the Borrower to make that payment without a Tax Deduction.

-162- 155656.00004/151516861v.1 (h) Upon the request of an Irish Borrower, a Lender shall promptly provide, in respect of such Lender such information as shall be requested to enable such Irish Borrower to comply with the provisions of section 891A, 891E, 891F and 891G of the TCA. 16.3 Irish Status Confirmation. (a) Each Lender that is a party to this Agreement at the date of this Agreement confirms that it is an Irish Qualifying Lender. (b) Each Lender that becomes a party to this Agreement after the date of this Agreement shall indicate on the applicable Assignment and Acceptance which of the following categories it falls in: (i) not an Irish Qualifying Lender; (ii) an Irish Qualifying Lender (other than an Irish Treaty Lender); or (iii) an Irish Treaty Lender. (c) Each Lender, with respect to each of its Participants shall indicate which of the following categories each Participant of such Lender falls in: (i) not an Irish Qualifying Lender; (ii) an Irish Qualifying Lender (other than an Irish Treaty Lender); or (iii) an Irish Treaty Lender. (d) If a Lender, in respect of itself or any of its Participants fails, in respect of itself or any of its Participants, to indicate its status in accordance with this Section 16.3 then such Lender shall be treated for the purposes of this Agreement (including by each Irish Borrower) as if it is not an Irish Qualifying Lender with respect to its participation or the participation of such Participant, as the case may be, until such time as the Lender notifies the Agent with respect to itself or such Participant, as the case may be, which category applies (and the Agent, upon receipt of such notification, shall inform the Irish Borrower of such category). For the avoidance of doubt, any documentation entered into in order to effect a transfer of or increase in a Lender’s commitments shall not be invalidated by any failure of a Lender to comply with this Section 16.3. 16.4 Reductions. (a) If a Lender is subject to an applicable withholding tax, Agent may withhold from any payment to such Lender an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent, then Agent may withhold from any payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. (b) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason),

-163- 155656.00004/151516861v.1 such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent. 16.5 Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16 (including by the payment of additional amounts pursuant to this Section 16), so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses (including Taxes) of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. 16.6 VAT:. (a) All amounts expressed to be payable under a Loan Document by any Party to a Finance Party are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Loan Document, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT. (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Loan Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier: (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the

-164- 155656.00004/151516861v.1 Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Loan Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Section 16.5 to any Party shall, at any time when such Party is treated as a member of a VAT Group, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant VAT Group of which that Party is a member at the relevant time or the relevant representative member (or head) of that VAT Group at the relevant time (as the case may be). (e) In relation to any supply made by a Finance Party to any Party under a Loan Document, if requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration (if applicable) and such other information as is requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply. For purposes of this Section 16, the term “applicable law” includes FATCA. 16.7 Survival. Each party’s obligations under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of Agent, and the repayment of the Obligations. SECTION 17. GENERAL PROVISIONS. 17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof. 17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement. 17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group, any Borrower or any other Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. 17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. 17.5 Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as

-165- 155656.00004/151516861v.1 agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors. 17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. 17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart

-166- 155656.00004/151516861v.1 shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis. 17.8 Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Debtor Relief Laws relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (a) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (b) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (i) Agent’s Liens shall have been released or terminated, or (ii) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. 17.9 Confidentiality. (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to

-167- 155656.00004/151516861v.1 provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document. For the avoidance of doubt, nothing herein prohibits Agent, any Lender or any of their respective Affiliates or counsel from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any other Person. (b) Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent. (c) Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent- Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan

-168- 155656.00004/151516861v.1 Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term). 17.10 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. 17.11 Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers. 17.12 CAML. Each Loan Party acknowledges that, pursuant to CAML the Agent and each Lender may be required to obtain, verify and record information regarding the Borrowers, the other Loan Parties and their respective directors, authorized signing officers and controlling direct or indirect shareholders, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Agent or any Lender, or any prospective assignee or participant of a Lender, in order to comply with any applicable CAML, whether now or hereafter in existence. If the Agent has ascertained the identity of a Borrower or Loan Party or any authorized signatories of a Borrower or a Loan Party for the purposes of applicable CAML, then the Agent: (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable CAML; and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Borrowers or any Loan Party or any authorized signatories of the Borrowers or any Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrowers or any Loan Party or any such authorized signatory in doing so. 17.13 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect,

-169- 155656.00004/151516861v.1 unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement. 17.14 EBS as Agent for Borrowers. Each Borrower hereby irrevocably appoints EBS as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of Administrative Borrower; except, that Borrowers will have no liability to the relevant Agent- Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be. 17.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of

-170- 155656.00004/151516861v.1 ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 17.16 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrowers in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from Borrowers in the Agreement Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such Currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to Borrowers (or to any other Person who may be entitled thereto under Applicable Law). 17.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

-171- 155656.00004/151516861v.1 17.18 Erroneous Payments. (a) Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.18(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided, that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the

-172- 155656.00004/151516861v.1 “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (3) Agent may reflect such assignments in the Register without further consent or action by any other Person. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 17.18 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received. (f) Each party’s obligations under this Section 17.18 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (g) The provisions of this Section 17.18 to the contrary notwithstanding, (i) nothing in this Section 17.18 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment). 17.19 ABL/Term Loan Intercreditor Agreement. Notwithstanding anything to the contrary herein, this Agreement and the other Loan Documents, the Liens granted to Agent pursuant to the Loan

-173- 155656.00004/151516861v.1 Documents and the exercise of any right or remedy by Agent thereunder with respect to the Collateral, are subject to the provisions of the ABL/Term Loan Intercreditor Agreement. In the event of any conflict between the terms of the ABL/Term Loan Intercreditor Agreement and the Loan Documents, the terms of the ABL/Term Loan Intercreditor Agreement shall govern and control (including as to whether a particular Lien of Agent shall have priority over other Liens of Term Loan Agent). So long as the ABL/Term Loan Intercreditor Agreement is in effect, a Loan Party may satisfy its obligations to deliver possession or control of any Collateral to Agent by delivering possession or control of (a) any ABL Priority Collateral to Agent (or its agent, designee or bailee) or (b) any Term Loan Priority Collateral to Term Loan Agent (or its agent, designee or bailee). [Signature pages to follow.]

-1- 155656.00004/151516861v.1 Schedule C-1 Commitments Lender Revolver Commitment Wells Fargo Bank, National Association $75,000,000 Wells Fargo Capital Finance Corporation Canada $15,000,000 (Wells Fargo Capital Finance Corporation Canada’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) Wells Fargo Capital Finance (UK) Limited $10,000,000 (Wells Fargo Capital Finance (UK) Limited’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) PNC Bank, National Association $25,000,000 TOTAL: $100,000,000

Summary report: Litera Compare for Word 11.14.0.42 Document comparison done on 4/16/2026 3:13:49 PM Style name: Standard Intelligent Table Comparison: Active Original DMS: iw://blankrome.cloudimanage.com/brmatters/151516861/1 - Amend 1 - Exhibit A - ABL Credit Agreement - (Wells-EBS).docx Modified DMS: iw://blankrome.cloudimanage.com/brmatters/151516861/13 - Amend 1 - Amendment No. 1 to Credit Agreement - Exhibit A - ABL Credit Agreement (Wells-EBS) FORM AGREED.docx Changes: Add 743 Delete 609 Move From 34 Move To 34 Table Insert 1 Table Delete 4 Table moves to 0 Table moves from 0 Embedded Graphics (Visio, ChemDraw, Images etc.) 0 Embedded Excel 0 Format changes 0 Total Changes: 1425

Exhibit B Commitments See attached.

Schedule C-1 Commitments A. From the Closing Date through and including the date immediately preceding the Amendment No. 1 Effective Date: Lender Revolver Commitment Wells Fargo Bank, National Association $75,000,000 Wells Fargo Capital Finance Corporation Canada $15,000,000 (Wells Fargo Capital Finance Corporation Canada’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) Wells Fargo Capital Finance (UK) Limited $10,000,000 (Wells Fargo Capital Finance (UK) Limited’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) PNC Bank, National Association $25,000,000 TOTAL: $100,000,000 B. At all times from and after the Amendment No. 1 Effective Date: Lender Revolver Commitment Wells Fargo Bank, National Association $50,000,000 Wells Fargo Capital Finance Corporation Canada $15,000,000 (Wells Fargo Capital Finance Corporation Canada’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) Wells Fargo Capital Finance (UK) Limited $10,000,000 (Wells Fargo Capital Finance (UK) Limited’s Revolver Commitment constitutes a sublimit of Wells Fargo Bank, National Association’s Revolver Commitment) TOTAL: $50,000,000

Exhibit C Other Financing Arrangements (see attached)

Schedule 4.28 Other Financing Arrangements None.

Exhibit D Form of Compliance Certificate (see attached)